ASSET PURCHASE AGREEMENT

by and between

January 15, 2016

(With an Effective Date of January 4, 2016)

TABLE OF CONTENTS

This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

Page

RECITALS	1
PROVISIONS	2

1. Definitions. 2

2. Basic Transaction. 2

a. Purchase and Sale of Assets. 2

b. Excluded Assets. 3

c. Method of Conveyance. 3

d. Purchase Price. 4

e. The Closing. 6

f. Allocation. 6

g. Bulk Sales Laws; Liabilities. 6

h. Assumed Liabilities; Excluded Liabilities……...……………….………………..7

i. Seller's Continuing Access to Data…………………...…………………………..7

3. Representations and Warranties of the Seller. 8

a. Organization, Qualification and Corporate Power. 8

b. Authorization of Transaction. 8

c. Noncontravention. 9

d. Title to Purchased Assets; Condition. 9

e. Seller's Notices, Disclaimers, Disclosures 9

4. Representations and Warranties of the Buyer. 11

a. Organization of the Buyer. 11

b. Authorization of Transaction. 11

c. Non-contravention. 12

d. Buyer's Notices, Disclaimers, and Disclosures………………………………….12

5. Pre-Closing Covenants. 13

a. General. 13

b. Due Diligence. 14

c. Employees. 14

d. Buyer's Employment Agreement with Executive 15

e. Leases. 15

f. Non-Competition Agreement. 15

g. Impositions. 16

h. Resignation and Appointment of Officers and Directors. 16

6. Post-Closing Covenants. 17

a. Trademarks, Trade Names, Servicemarks. 17

b. Financial Statements. 17

c. Dilution. 17

7. Closing Covenants. 18

a. Buyer Covenants. 18

b. Seller Covenants. 18

8. Conditions Precedent to Obligation to Close. 19

a. Conditions to Obligation of the Buyer. 19

b. Conditions to Obligation of the Seller. 19

9. Remedies for Breaches of this Agreement. 20

a. Survival of Representations and Warranties. 20

b. Indemnification Provisions for Benefit of the Buyer. 20

c. Indemnification Provisions for Benefit of the Seller. 20

d. Claims; Assumption of Defense. 21

e. Other Indemnification Provisions. 21

10. Termination. 21

a. Termination of Agreement. 21

b. Effect of Termination. 23

11. Miscellaneous. 23

a. Entire Agreement. 23

b. Assignment. 23

c. Applicable Law; Venue. 24

d. Waiver. 24

e. Captions. 24

f. Counterparts. 24

g. Further Acts. 25

h. Third Party Beneficiaries. 25

i. Severability. 25

j. Confidentiality. 25

k. Notices. 25

Exhibits

Exhibit A - Definitions

Exhibit B - Form of Bill of Sale

Exhibit C - Form of Intangible Asset Assignment

Exhibit D - Form of Modified Employment Agreement

Exhibit E - Form of Non-Competition Agreement

Exhibit F - Form of License and Permit Transfer Documents

Exhibit G - Form of Right of First Refusal

Exhibit H - Form of Anti-Dilution Agreement

Exhibit I - Form of Stock Power

Exhibit J - Form of Stock Pledge Agreement

Exhibit K - Form of Proxy

Exhibit L - (Not Used)

Disclosure Schedules

Exhibit M - Section 2(a) Purchased Assets

Exhibit N - Section 2(a) Schedule of Contracts and Agreements

Exhibit O - Section 2(b) Excluded Assets

Exhibit P - Section 2(d) Listing of Seller Shareholders and shares of ADH to be issued to each

Exhibit Q - Section 2(f) Buyer’s Purchase Price Allocation

Exhibit R - Section 2(g) Schedule of Liabilities to be Assumed by Buyer

Exhibit S - Section 3(d) Security Interests

Exhibit T - Section 5(c) Schedule of Issues

Exhibit U - Section 5(e) Leases Related to Business Premises

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of June 29, 2015, is entered into by and between Acacia Diversified Holdings, Inc., a Texas corporation (“ADH”); and MariJ Agricultural, Inc., a Florida corporation (“MariJ”), Canna-Cures R&D, LLC, a Florida limited liability company “Canna-Cures”), TropiFlora LLC, a Florida limited liability company (“TropiFlora”), and JR Cannabis Industries LLC, a Florida limited liability company (“JR Cannabis”) (individually, collectively and jointly the “Seller Businesses”). ADH is referred to herein as the “Buyer” or the “Company”. MariJ, Canna-Cures, TropiFlora, and JR Cannabis are individually, jointly and collectively referred to herein as the “ MariJ Group” or the “Seller”. The Buyer and the Seller are referred to collectively herein as the "Parties," and individually as a "Party."

RECITALS

WHEREAS, Seller, in pursuit of the acquisition of its assets and businesses by the Buyer, holds good and valuable title to the various assets (the “Assets”) relating to the operations of its various Businesses and Business Operations (collectively the "Seller Businesses," and individually a "Seller Business") from facilities located at and in the vicinities as follows:

1.	13575 58TH Street North #138 Clearwater, FL 33760 (the "MariJ Premises") known as “MariJ Agricultural, Inc.” and sometimes utilizing the trade name “MariJ”, including the business related thereto (the “MariJ Business”) and the business operations associated therewith (the “MariJ Business Operations”);
2.	13575 58TH Street North #138 Clearwater, FL 33760 (the "Canna-Cures Premises") known as “Canna-Cures R&D, LLC” and sometimes utilizing the trade name “Canna-Cures”, including the business related thereto (the “Canna-Cures Business”) and the business operations associated therewith (the “Canna-Cures Business Operations”);
3.	13575 58TH Street North #138 Clearwater, FL 33760 (the "TropiFlora Premises") known as “TropiFlora LLC” and sometimes utilizing the trade name “TropiFlora”, including the business related thereto (the “TropiFlora Business”) and the business operations associated therewith (the “TropiFlora Business Operations”);
4.	13575 58TH Street North #138 Clearwater, FL 33760 (the "JR Cannabis Premises") known as “JR Cannabis, LLC” and sometimes utilizing the trade name “JR Cannabis”, including the business related thereto (the “JR Cannabis Business”) and the business operations associated therewith (the “JR Cannabis Business Operations”).

WHEREAS, Buyer is a public holding company in the business of acquiring assets and businesses and operating them as revenue-producing subsidiaries, is currently without revenue-producing operations, and desires to acquire the Seller Assets and Seller Businesses.

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WHEREAS, Seller wishes to sell and convey to Buyer or a wholly owned subsidiary of the Buyer, and Buyer for itself or its wholly owned subsidiary wishes to purchase and assume from Seller, the rights, title, and interests of Seller to the Purchased Assets subject to the terms and conditions set forth herein.

WHEREAS, the Parties desire this transaction to be effective at 12:01 Eastern Time on January 4, 2016 (the “Effective Date”), such as to encompass the entire business year 2016 in the purchase and sale of the Purchased Assets.

PROVISIONS

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Definitions.

Certain terms used in this Agreement shall have the meanings set forth in Exhibit A – “Definitions”. For ease of identification only, such terms are identified by initial capitals; provided, however, the inadvertent absence of such identifying characteristic shall be ignored in the construction of this Agreement.

2.	Basic Transaction.
a.	Purchase and Sale of Assets.

Subject to the terms and conditions set forth herein, at the Closing Seller shall sell, assign, transfer, convey and deliver to the Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (each being an “Encumbrance”), all of Seller’s right, title and interest in and to all of the assets, properties, and rights (including goodwill) (the “Assets”) and the businesses associated with those assets (the “Seller Businesses”), wherever located, as described below (collectively, the “Purchased Assets”):

(i) the Purchased Assets set forth in Exhibit M as Section 2(a) of the Disclosure Schedules as of the Effective Date;

(ii) all of Seller’s contracts and agreements relating to the Purchased Assets, including the assigned contracts set forth on Exhibit N as Section 2(a) of the Disclosure Schedule;

(iii) all of Seller’s Permits and Licenses, if any, relating to the Purchased Assets, to the extent transferable or assignable to the Buyer. The Form of License and Permit Transfer Documents to be assigned, if any, are listed in Exhibit F;

(iv) all prepaid expenses and deposits of Seller relating to the Purchased Assets;

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(v) all inventory, raw materials, finished goods and work-in-progress relating to the Purchased Assets;

(vi) all data, records and information relating to the Purchased Assets, including without limitation financial records and information and data relating to technical support or operations of the Seller Businesses;

(vii) all technical information, data, customer lists, supplier lists, price lists, process technology, plans and drawings, and all other Intellectual Property (as defined below) relating to the Purchased Assets, including without limitation Seller’s patents and trade secrets relating to its oil extraction and processing systems, any right to use the names of the Seller Businesses or their trademarks, trade names, or logos using the Seller Businesses’ names; and

(viii) all claims under warranties, indemnities or other claims or rights against third parties relating to the Purchased Assets, and all insurance benefits and proceeds arising out of the Purchased Assets after the Closing.

b.	Excluded Assets.

The Purchased Assets to be acquired by the Buyer from the Seller shall include only the Seller Assets and Seller Businesses described in Section 2(a) above and shall exclude all other assets of the Seller, including, without limitation, those listed in Exhibit O as Section 2(b) of the Disclosure Schedules (the “Excluded Assets”); any assets, books, records or data not used in the Business; any of Seller's leasehold improvements as would inure to the benefit of landlord in the normal course; any other tangible personal property not listed in Exhibit M. Notwithstanding the foregoing, the Purchased Assets shall not include:

(i) all issued and outstanding shares of capital stock of Seller; and,

(ii) all contracts that are not included in the Purchased Assets.

c.	Method of Conveyance.

The sale, conveyance, assignment, transfer, and delivery by the Seller of the Purchased Assets to the Buyer in accordance with Section 2(a) shall be effected at the Closing by the Seller's execution and delivery to the Buyer of a Bill of Sale (the "Bill of Sale") in the form of Exhibit B, and an Intangible Asset Assignment (the “Intangible Asset Assignment”) in the form of Exhibit C, and the Purchased Assets to be conveyed at Closing shall be substantially as listed in Exhibit M (the “Purchased Assets”) in accordance with Section 2(a) hereof as of the Effective Date of this Agreement, less normal wear and tear and depletion through Closing. The assignment of the Licenses, to the extent assignable and to the extent not accomplished by the execution and delivery of the Bill of Sale, shall be accomplished by the execution at or following Closing of any reasonable necessary consent or assignment documents. The assignment of Seller's interest in the Trade

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Names, if any, owned by Seller; the Seller has not filed any fictitious names and has not filed for protection any names pursuant to any State or Federal statutes.

d. Purchase Price (the “Purchase Price” or the “Consideration”).

In exchange for the Purchased Assets, Buyer and CEO of Buyer agree to at Closing:

(i) issue to the holders of MariJ Common shares, 1,774,850 of Buyer’s Common stock and issue to the holders of JR Cannabis Common shares 700,000 of Buyer’s Common stock (but not in exchange for those shares) for an aggregate total of 2,474,850 shares of new Common stock of ADH for distribution as set forth below (the “Primary New Equity Consideration”) and in Exhibit P as the “Listing of MariJ and JR Cannabis Shareholders and the Number of New Shares of Acacia Diversified Holdings, Inc. to be Issued to Each”;

(a) Three (3) Acacia Common shares shall be issued to the holders of MariJ Agricultural shares, other than Mr. Pertile, in accordance with the actual number of MariJ shares held by each other shareholder, and two (2) Acacia Common shares issued to Mr. Pertile as a holder of MariJ Agricultural shares, all of which is set forth on as set forth in Exhibit P as Section 2(d) of the Disclosure Schedules. This means that Mr. Pertile shall be issued 560,000 shares of ADH Common stock on the basis of his ownership of 280,000 MariJ shares, and the remaining shareholders of MariJ shall be issued a total of 1,214,850 ADH Common shares on the basis of their combined ownership of 404,950 MariJ shares, for an aggregate total of 1,774,850 new Acacia Common shares to be issued to the holders of MariJ shares as consideration for the Purchased Assets of MariJ, but not in exchange for the shares of Seller or its entities. In the event the designated 54,000 new ADH Common shares are not issued on the basis of the 18,000 contingency shares listed on Exhibit P, for whatever reasons as may occur, then 54,000 new ADH Common shares shall instead be issued directly to Mr. Pertile in addition to any other new ADH Shares otherwise due to him. The shareholders of Marij have the right to designate that the shares they receive are investment and/or retirement account assets; and Buyer shall appropriately designate those shares as investment and/or retirement assets on its books and records; and,

(b) One (1) ADH Common share shall be issued to the holders of each of the 700,000 issued and outstanding membership interests of JR Cannabis Industries, LLC as: 400,000 ADH Common shares issued to Richard K. Pertile, 100,000 ADH Common shares issued to Mike McLaughin, and 200,000 ADH Common shares issued to Kim Edwards. This means that an aggregate total of 700,000 ADH Common shares will be issued to the holders of the 700,000 issued and outstanding JR Cannabis membership interests as consideration

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for the Purchased Assets relating to JR Cannabis but not in exchange for the JR Cannabis shares, all of which is also set forth in Exhibit P as Section 2(d) of the Disclosure Schedules

The issuances in accordance with Sections 2(d)(i) and 2(d)(ii) will be equal to an aggregate of 2,474,850 new ADH Common shares issued to the holders of an aggregate total of 1,384,950 shares comprised of 684,950 and 700,000 MariJ and JR Cannabis shares, respectively; (ii) make available to Richard K. Pertile (“Mr. Pertile”) or his designees 2,500,000 shares of the personal Acacia Common stock of Seller’s CEO (the “Primary CEO Equity Consideration”) under the terms and conditions of a right of first refusal agreement (the “Right of First Refusal”), the form of which is set forth in Exhibit G and as hereinafter provided. As consideration for Mr. Pertile transferring his interest in Canna-Cures R&D, LLC, for his agreement to assume the management and control of the operations of Buyer after the closing and relieving Mr. Sample of the obligation, and for other good and valuable considerations to ADH and Steven L. Sample, the receipt and sufficiency of which is hereby acknowledged, Steven L. Sample, the CEO of Buyer (“Mr. Sample” or the “CEO”) agrees to, within a window occurring between 39 and 40 months following Closing, divest himself of two and one half million (2,500,000) shares of his personal Common stock of Acacia (the “Sample Primary Personal Shares”), providing Mr. Pertile with the right of first refusal (the “Right of First Refusal”) to purchase the Sample Primary Personal Shares within that period (the “Period”) for $0.001 per share, being an aggregate purchase price of $2,500.00. The form of the Right of First Refusal is attached hereto as Exhibit G. The Sample Primary Personal Shares shall be presented at closing as one or more registered certificates representing the same 2,500,000 shares of stock to be held in trust as agreed by the Parties, which shares are fully paid and non-assessable. Mr. Sample shall simultaneously provide a proxy authorizing Mr. Pertile, as the new CEO of Acacia, to vote the 2,500,000 shares as Mr. Pertile shall see fit. The form of the Proxy is attached hereto as Exhibit K. Mr. Sample shall provide, together with the aforementioned Common stock certificate(s) representing the 2,500,000 shares a validly executed Stock Power authorizing Mr. Pertile to execute and transfer the certificates upon his exercise of the right of first refusal and upon full payment of the purchase price of the shares within the Period. The form of the Stock Power is attached hereto as Exhibit I. In exchange for obtaining and retaining the right of first refusal of the Sample Primary Personal Shares, Mr. Pertile agrees and covenants that he and Acacia shall at all times following Closing:

(a) give their best efforts to keep and retain Mr. Sample as a director of the Company pursuant to the terms of this Agreement;

(b) honor and fulfill in a timely manner the obligations of the Company to Mr. Sample under the terms and conditions of the

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modified Employment Agreement (the “Modified Employment Agreement” or “Modified Agreement”) by and between Mr. Sample and the Company, the form of which is attached hereto as Exhibit D;

(c) remain current with the timely filing of all reports and actions required by the SEC;

(d) at no time allow the Company to become subject to receivership, bankruptcy, or seizure of any of its assets for nonpayment or breach of any of its obligations; and,

All newly issued Acacia common shares shall bear restrictive legends except in the event Buyer shall be granted appropriate authority to issue free-trading shares in their stead. In the event ADH shall otherwise become successful in filing a subsequent registration statement of its shares, it shall endeavor to include the shares issued to Seller in an effort to remove any restrictions upon those shares, although there can be no assurance ADH will be successful in doing so.

e.	The Closing.

Subject to Section 10, the closing of the transactions provided for in this Agreement (the "Closing") shall occur on or before January 15, 2016, or such earlier date as may be agreed to by the Parties and shall take place at such location as is agreed upon by the Parties, and shall have an effective date (the “Effective Date”) of 12:01 AM eastern standard time January 4, 2016. The final Closing date shall be agreed upon by the Parties and set forth in the Bill of Sale and the Intangible Asset Assignment, the forms of which are attached hereto as Exhibit B and Exhibit C, respectively, and shall be deemed effective for all purposes as of the Effective Date.

f.	Allocation.

The Parties agree that Buyer shall determine the allocation of the Purchase Price (and all other capitalizable costs) among the Purchased Assets, the Trade Name and the License for all purposes (including financial accounting and tax purposes) as it deems proper and in accordance with the “Buyer’s Purchase Price Allocation Schedule” attached hereto on Exhibit Q as Section 2(f) of the Disclosure Schedules.

g.	Bulk Sales Laws; Liabilities of Seller.

The parties hereby waive Seller’s compliance with the provisions of any applicable bulk sales laws. Seller shall hold a sufficient amount in trust to pay all its creditors as and when their claims come due, and hold and save Buyer harmless against any loss, damage or expense, including reasonable attorneys’ fees and court costs, incurred by Buyer as a result of or attributable to the parties’ failure to comply with such provisions.

Seller has paid or will pay or fully provide for all federal and state income and other taxes which relate to the conduct of its business through the date of Closing. There is no pending tax claim or dispute on taxes which might result in a lien against Seller’s Assets.

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All of Seller’s liabilities or obligations which are either not expressly disclosed or not expressly assumed by Buyer herein or as set forth in Exhibit R as Section 2(g) of the Disclosure Schedules (the “Schedule of Liabilities to be Assumed by Buyer”) shall remain the Seller’s responsibility.

h.	Assumed Liabilities; Excluded Liabilities.

(i) As part of the consideration for the Purchased Assets, subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge only the liabilities and obligations arising after the Closing under the Assigned Contracts, but only to the extent that such liabilities and obligations do not relate to any breach, default or violation by Seller on or prior to the Closing (the “Assumed Liabilities”) as set forth in Exhibit R as Schedule 2(g) of the Disclosure Schedules.

(ii) Other than the Assumed Liabilities, Buyer shall not assume any liabilities or obligations of Seller or the Seller Businesses of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created. Seller shall, and shall cause each of its Affiliates to, pay and satisfy in due course all liabilities and obligations which they are obligated to pay and satisfy. All liabilities and obligations of the Seller other than the Assumed Liabilities are sometimes referred to as the “Excluded Liabilities.”

i.	Seller’s Continuing Access to Data.

Buyer shall provide to Seller at all times following the Closing and for four full calendar years thereafter complete and unhindered access to Seller’s data and related information, being all data of the Seller Businesses and the Business Operations from the inception up to and including the date of the last transactions of Seller in the winding down of Seller’s Businesses and Business Operations and information associated therewith. Buyer shall provide continuing and unfettered physical and electronic on-site access to the data and information located within Seller’s programs at all times and Buyer shall additionally provide unfettered and unlimited electronic access to Seller’s data and information via virtual private networking (“VPN”) or through such other media as Seller may elect to utilize for that purpose. Seller shall provide Buyer with one login and one associated password granting full access to all aspects of the programs, information, and data associated and included therewith.

Following the Closing and thereafter, and assuming assumption of management control of the Company by Mr. Pertile and/or others in conjunction with the newly-appointed directors of the Company, neither Buyer nor Seller nor the management or personnel of either shall become custodians of or privy to the emails and other private correspondence and selected sensitive and private data of

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the other entity, regardless of whether or not Buyer or Seller shall be granted contractual control of the general data as set forth in this Section 2(i) or elsewhere within the Agreement.

3.	Representations and Warranties of the Seller.

The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the Effective Date and will be correct and complete as of the Closing (as though the Closing were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedules delivered by the Seller to the Buyer on the date hereof and as may be updated as of the Closing (the "Disclosure Schedules"). The Seller will give prompt written notice to the Buyer of any development causing a breach of any of the representations and warranties in Section 3.

Seller acknowledges the notices, disclaimers, and disclosures set forth by Seller in Section 4(d) of this Agreement.

This Agreement shall be, when duly executed and delivered, a legal and binding obligation of Seller, enforceable in accordance with its terms.

a.	Organization, Qualification and Corporate Power.

The Seller Businesses are corporations or limited liability companies duly organized, validly existing, and in full force and effect under the laws of the State of Florida. The Seller has full entity power and authority necessary to own the Purchased Assets. The Seller is not in default under or in violation of any provision of its Articles of Incorporation or Articles of Organization, as amended.

b.	Authorization of Transaction.

The Seller has full power and authority (including full entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder upon approval of a majority of its shareholders by a Written Consent and Notice to Shareholders after the Joint Written Consent reviewed by Buyer or other action of shareholders in compliance with Seller’s Articles of Incorporation and/or Articles or Organization. Without limiting the generality of the foregoing, the Board of Directors of the Seller Businesses by Joint Written Consent has duly authorized the execution, delivery, and performance of this Agreement by the Seller in with shareholder approval. Based on the Joint Written Consent and Notice to Shareholders after the Joint Written Consent reviewed by the Buyer this Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions.

c. Noncontravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, upon appropriate shareholder approval, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its Articles of Incorporation or Articles of Organization, as amended.

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d. Title to Assets; Condition.

The Seller has good and transferable title to and unrestricted possession of, the Purchased Assets, free and clear of all Security Interests, except for the Security Interests listed in Exhibit S (“Security Interests”) of Section 3(d) of the Disclosure Schedule, which Security Interests shall be released at Closing. Except as expressly set forth in Section 3(e) this agreement or otherwise, the assets are being transferred to the buyer "as-is" in their entirety. Seller makes no other warranties, express or implied, including, but not limited to, the warranty of merchantability, fitness for a particular purpose or that the assets sold hereunder do not infringe upon any intellectual property rights held by third parties. Seller further makes no representations or warranties as to the condition or suitability for any particular purpose of the leased premises, including any appurtenances thereto for use of Buyer.

e.	Seller’s Notices, Disclaimers, Disclosures

Seller disclaims any warranty, either implied or expressed, in the assets transferred hereby except as to the condition thereof at time of sale. Seller has identified to Buyer in this agreement any known defects or deficiencies in the Purchased Assets to be conveyed hereby including without limitation that the application filed by TropiFlora LLC, with the State of Florida for a Low-THC Cannabis Dispensing Organization license has been denied and there is currently pending an Administrative Proceeding before the State of Florida, Department of Health, Case No. 15-7269;2015-0671 styled TropiFlora, LLC and Marij Agricultural, Inc. vs. Florida Department of Health (hereinabove and hereafter “Administrative Hearing Case”).

NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY

THIS AGREEMENT AND ANY RELATED BUSINESS PLAN, PROPOSAL, EXECUTIVE SUMMARY OR OTHER RELATED INFORMATION IS NOT A PART OF ANY PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY. ANY OFFER IS MADE ONLY BY THE PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM. ANY INFORMATION OR STATEMENTS RELATED TO CONSIDERATION TO ENTER INTO THIS OR ANY OTHER AGREEMENT WITH SELLER IS PROVIDED FOR CONVENIENCE AND REFERENCE ONLY. SHOULD ANY CONFLICT ARISE WITH THE INFORMATION CONTAINED IN THIS AGREEMENT OR OTHER RELATED INFORMATION AND THE INFORMATION CONTAINED IN ANY PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM OF THE SELLER’S COMPANY, THE OFFEREE MUST RELY SOLELY UPON THE STATEMENTS AND FACTS CONTAINED IN THE PROSPECTUS OR MEMORANDUM IN MAKING ANY DECISIONS.

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SAFE HARBOR STATEMENT

Certain statements included in these materials and/or other reference materials related to the information upon which Buyer or its agents may have relied in making a decision to enter into this Agreement and related agreements, including but not limited to any references or statements incorporated therein by reference, includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including information and statements regarding anticipated financial results, potential success of anticipated acquisitions, business combinations or operations, product marketing and potential market opportunities are subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. This Agreement, including any business proposals and any related presentations may include certain past and future performance results and projections based upon actual but unaudited financial information. Reliance upon this past performance information provides no assurance that future performance will not differ materially from the historical results or operating projections shown. The statements are based on assumptions about important factors, including general business conditions; market trends; competition; weather; trends in product sales and sales of other diverse offerings; business development activities, including acquisitions; economic conditions, including exchange rate and interest rate fluctuations; federal, state, and local laws; litigation developments and other risk factors. Many of these risk factors are outside of the Seller’s control, and as such, they involve risks which are not currently known to the Seller that could cause actual results to differ materially from forecasted results. The forward-looking statements in any documents provided to Buyer and those attached to, associated with, or related thereto are made as of the date of publication hereof, and the Company does not undertake to update its forward-looking statements.

NO LEGAL OR FINANCIAL ADVICE BEING GIVEN

Acacia Diversified Holdings, Inc. and/or its officers or directors (the "Buyer") and the MARIJ Group and/or its officers or directors (the “Seller”) has effected certain legal and financial research at its own expense in an attempt to facilitate certain understandings that are or appear to be relevant to any transaction proposed or effectuated hereby. The understandings gained by Buyer and Seller as a result of these investigations, including certain understandings and information provided by Seller and Buyer, may be reflected in portions of this Agreement and/or any information provided to Seller and/or Buyer, including but not limited to any proposals relative to this Agreement (the “Information”), but are not intended to be relied upon by Seller or Buyer as accurate or to take the place of proper due diligence and legal, financial, and other professional advice ("Advice"). The Seller and Buyer in this transaction is and has been

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advised to seek its own Advice and to satisfy itself as to any considerations contained in this Agreement or the related Information, including but not limited to the status of the Buyer’s tax loss carryforward.

Buyer and Seller take no responsibility for legal, accounting, or other advice upon which the Seller and Buyer may rely to determine the suitability of this transaction for its own purposes, and Seller and Buyer agrees to hold Buyer and Seller harmless in all regards.

4.	Representations and Warranties of the Buyer.

Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the Effective Date and will be correct and complete as of the Closing (as though the Closing were substituted for the date of this Agreement throughout this Section 4).

Buyer has formed its own opinion as to the value of Seller’s Assets being purchased hereunder. The Parties agree that Seller’s warranties include only the express written warranties that are contained in this Agreement.

Buyer acknowledges the notices, disclaimers, and disclosures set forth by Seller in Section 3(d) and 3(e) of this Agreement.

This Agreement shall be, when duly executed and delivered, a legal and binding obligation of Buyer, enforceable in accordance with its terms.

a.	Organization of the Buyer.

The Buyer consists of a corporation that is duly organized and validly existing and in good standing under the laws of the State of Texas, and one or more subsidiary corporations organized in the State of Florida to take possession of and title to the Purchased Assets to be conveyed and transferred from Seller hereby.

b.	Authorization of Transaction. Authority to Act.

The Buyer represents and warrants that it has full power and authority (including full organizational power and authority if applicable) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligations of the Buyer, enforceable in accordance with its terms and conditions. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Buyer.

c.	Non-contravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its Articles of Incorporation, as amended. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this

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Agreement except as may be required by the United States Securities and Exchange Commission and the Texas Business Organizations Code.

d.	Buyer’s Notices, Disclaimers, Disclosures

NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY

THIS AGREEMENT AND ANY RELATED BUSINESS PLAN, PROPOSAL, EXECUTIVE SUMMARY OR OTHER RELATED INFORMATION IS NOT A PART OF ANY PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY. ANY OFFER IS MADE ONLY BY THE PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM. ANY INFORMATION OR STATEMENTS RELATED TO CONSIDERATION TO ENTER INTO THIS OR ANY OTHER AGREEMENT WITH BUYER IS PROVIDED FOR CONVENIENCE AND REFERENCE ONLY. SHOULD ANY CONFLICT ARISE WITH THE INFORMATION CONTAINED IN THIS AGREEMENT OR OTHER RELATED INFORMATION AND THE INFORMATION CONTAINED IN ANY PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM OF THE BUYER’S COMPANY, THE OFFEREE MUST RELY SOLELY UPON THE STATEMENTS AND FACTS CONTAINED IN THE PROSPECTUS OR MEMORANDUM IN MAKING ANY DECISIONS.

SAFE HARBOR STATEMENT

Certain statements included in these materials and/or other reference materials related to the information upon which Seller or its agents may have relied in making a decision to enter into this Agreement and related agreements, including but not limited to any references or statements incorporated therein by reference, includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including information and statements regarding anticipated financial results, potential success of anticipated acquisitions, business combinations or operations, product marketing and potential market opportunities are subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. This Agreement, including any business proposals and any related presentations may include certain past and future performance results and projections based upon actual but unaudited financial information. Reliance upon this past performance information provides no assurance that future performance will not differ materially from the historical results or operating projections shown. The statements are based on assumptions about important factors, including general business conditions; market trends; competition; weather; trends in product sales and sales of other diverse offerings; business development activities,

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including acquisitions; economic conditions, including exchange rate and interest rate fluctuations; federal, state, and local laws; litigation developments and other risk factors. Many of these risk factors are outside of the Buyer’s control, and as such, they involve risks which are not currently known to the Buyer that could cause actual results to differ materially from forecasted results. The forward-looking statements in any documents provided to Seller and those attached to, associated with, or related thereto are made as of the date of publication hereof, and the Company does not undertake to update its forward-looking statements.

NO LEGAL OR FINANCIAL ADVICE BEING GIVEN

Acacia Diversified Holdings, Inc. and/or its officers or directors (the "Buyer") has effected certain legal and financial research at its own expense in an attempt to facilitate certain understandings that are or appear to be relevant to any transaction proposed or effectuated hereby. The understandings gained by Buyer as a result of these investigations, including certain understandings and information provided by Seller, may be reflected in portions of this Agreement and/or any information provided to Seller, including but not limited to any proposals relative to this Agreement (the “Information”), but are not intended to be relied upon by Seller as accurate or to take the place of proper due diligence and legal, financial, and other professional advice ("Advice"). The Seller in this transaction is and has been advised to seek its own Advice and to satisfy itself as to any considerations contained in this Agreement or the related Information, including but not limited to the status of the Buyer’s tax loss carryforward.

Buyer takes no responsibility for legal, accounting, or other advice upon which the Seller may rely to determine the suitability of this transaction for its own purposes, and Seller agrees to hold Buyer harmless in all regards.

5.	Pre-Closing Covenants.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

a.	General.

Each of the Parties will use commercially reasonable efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8).

b.	Due Diligence.

Prior to Closing and execution of this Agreement, the Seller has allowed the Buyer access to the Premises and the facilities located thereon in order that the Buyer may have a full opportunity to conduct a reasonable investigation of such Premises and facilities and the business operating records relevant to this transaction (the “Access”) during the due diligence process (the "Due Diligence Process"). Buyer hereby acknowledges that it has enjoyed full Access for the purposes of the Due

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Diligence Process at all reasonable times since the execution of the Revised Letter of Intent by the Parties on December 8, 2015. Buyer has conducted such Due Diligence Process Buyer felt necessary.

Similarly, prior to Closing and execution of this Agreement, the Buyer has allowed the Seller Access to the Premises and the facilities located thereon in order that the Seller may have a full opportunity to conduct a reasonable investigation of such Premises and facilities and the business operating records relevant to this transaction during the Due Diligence Process. Seller hereby acknowledges that it has enjoyed full Access for the purposes of the Due Diligence Process at all reasonable times since the execution of the Revised Letter of Intent by the Parties on December 8, 2015. Seller has conducted such Due Diligence process Seller felt necessary.

c.	Employees.

Seller will cooperate with the Buyer in its efforts to hire employees of the Business as of the Effective Date. The Buyer shall interview each employee of the Business, but shall not be obligated to hire any employees.

Seller shall be responsible for all severance obligations (including obligations to provide health or retirement benefits), if any, related to the Seller’s employees that arise (i) as a result of Seller's actions on or before the Effective Date or (ii) as a result of the termination of employment in connection with Closing.

Seller has no pension, profit sharing, annuity, savings, 401(k), matching funds programs, or similar or related retirement plan for any of its employees.

Seller does not have any obligation under any collective bargaining agreement or any other contract with a labor union and is not a party to any executive or employees’ compensation plan or agreement or compensatory plan or agreement with any independent contractors, or its employees or agents, including, without limitation, any pension, retirement, profit sharing, stock purchase, stock option, bonus, or savings plan.

To the best of Seller’s knowledge, and except as expressly set forth on Exhibit T (the “Schedule of Issues”) annexed hereto, no strike, picketing, or similar action is pending or threatened against Seller by its employees or any labor union. Seller further represents that to the best of its knowledge and belief, it is not engaged in any unfair labor practices in connection with the operation of the business. Seller will not be responsible for any violations arising or determined subsequent to Closing which have been caused by any act of, or failure to act by Buyer. Seller represents that, to its knowledge and belief, it has not had any solicitation by any labor organization within the preceding three years.

All of Seller’s employment-related liabilities accrued as of the date of Closing, including Seller’s accrued obligations for vacation, personal time off, sick pay, retirement benefits, employer portion of taxes, and all other benefits or obligations unsatisfied as of the date of Closing and due to or on behalf of any employee of Seller, whether or not continuing forward as an employee of Buyer, shall be the sole responsibility of Seller, and Buyer assumes no responsibility therefor. Seller

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shall pay or allow as a credit to Buyer any such benefits accrued to its employees at Closing.

d.	Buyer’s Employment Agreement With Executive.

Seller acknowledges that the CEO of Buyer, Steven L. Sample (“Mr. Sample”), has heretofore been retained under an Employment Agreement dated January 1, 2011 and is currently retained under an Employment Agreement dated July 26, 2012, those events being reported in their entirety by the Company on its Current Report on Form 8-K on August 27, 2012, which in incorporated herein by reference. On June 29, 2015 the board of directors and the shareholders of the Company authorized and approved an extension of the term of the current Employment Agreement by and between the Company and Mr. Sample until December 31, 2019. These events were further reported in the Company’s Current Report on Form 8-K filed on July 16, 2015, which described those events in detail, and which report is incorporated herein by reference. That extended Employment Agreement contains certain provisions that may be triggered by actions contemplated in this Agreement, and which could have a negative economic impact on the Company. As such, Buyer and Mr. Sample have entered into a modification of the Employment Agreement (the “Modified Agreement”), which has been thoroughly reviewed by and approved by Seller, who acknowledges that execution of the Modified Employment Agreement by the Parties hereto is an integral requirement to the ratification of this Asset Purchase Agreement.

e.	Leases.

At Closing, Seller if allowed shall assign any interest it holds in any real estate and/or building leases pertaining to the Premises of the Business in Exhibit U (“Leases Related to Business Premises”) in favor of Buyer. Seller if allowed shall further assign any interest it holds in any equipment and/or operating leases, contracts, and/or agreements pertaining to its Business in Exhibit N (“Schedule of Contracts and Agreements”) insofar as Buyer shall accept the assignments thereof.

f.	Non-Competition Agreement.

The Buyer and the Seller will enter into a non-competition agreement (the "Non-Competition Agreement") in the form attached hereto as Exhibit E, which will prohibit the Seller and Buyer and any of their employees, officers, directors, agents, or contractors from, directly or indirectly, engaging in the Business within 125 miles of: Denver, Colorado; Tampa, Florida; and Ocala, Florida; for a period of five (5) years commencing from the Closing. In the event Buyer or Seller shall employ or otherwise contract Seller, Buyer or any of Seller’ or Buyer’s agents or assigns to perform services in Buyer’s business operations, Buyer shall thereupon release them as to such employment from the obligations of any Non-Competition Agreement during the period of any such employment or contract to perform services, insofar as and such that Seller, Buyer or Seller’s or Buyer’s agents or assigns may perform tasks only for Buyer without violating the terms of the Non-Competition Agreement.

g. Impositions

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All taxes and assessments, general and special, and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed, charged or imposed upon Seller for periods that extend from prior to Closing until after the Closing shall be paid by Seller.

h.	Resignation and Appointment of Officers and Directors

Prior to Closing, the Board of Directors of Buyer shall approve by resolution all the terms and conditions of this Agreement and shall recommend the ratification thereof to the shareholders of the Company. Effective with the Closing, Dan L. Rigdon and V. Weldon Hewitt shall resign as directors of ADH. Following those resignations, Mr. Sample shall resign as Chief Executive Officer, President, and Chairman of the Board of ADH, and the remaining directors of ADH, being Mr. Sample and Danny R. Gibbs, will appoint Richard K. Pertile as a Director of the Company and Chairman of the Board of Directors, after which the Board shall appoint Mr. Neil Gholson and Mr. Michael McLaughlin as the final members of the Board of Directors of the Company, all of which Directors shall then serve until the election and qualification of their successors. At Closing the Board shall select and appoint committees of the Board and shall appoint the members, chairs, and/or experts thereof.

It is agreed by all Parties hereto that Mr. Sample shall continue to serve as a director of the Company without interruption, and shall be nominated by the Company’s Board of Directors for reelection as director for a term of four (4) years at the first meeting held for the election of directors of the Company following Closing. Mr. Pertile agrees to personally cast or cause to be cast in favor of Mr. Sample as director nominee all votes Mr. Pertile may hold or control in the form of (i) new common shares issued to him under the terms of this Agreement; (ii) shares of Mr. Sample entitled to be voted by Mr. Pertile under proxies granted by Mr. Sample under the terms of this Agreement; and, (iii) all other ADH shares and/or voting privileges of ADH shares Mr. Pertile may directly or indirectly control.

Until the expiration and fulfillment of the terms of Mr. Sample’s Modified Employment Agreement, all nominees for directorships of the Company other than Mr. Sample shall be nominated to serve for terms no longer than one year.

6.	Post-Closing Covenants.
a.	Trademarks, Trade Names, Service Marks.

At Closing, Seller shall grant to Buyer the use of all its Trademarks, Trade Names, Service Marks, if any, and variations thereof. Within thirty (30) days following the Closing, the Seller shall change the names of its various entities making such other change or designation thereto so as not to utilize the current Trade Names or any confusingly similar names. Any such change of name(s) of Seller shall not preclude or abridge Seller’s right to continue to wind up the affairs of its business in the most efficient and commercially reasonable manner, nor shall it preclude Buyer from using in its newly-structured business operations, in any manner as it shall deem appropriate, those same assigned names of Seller. In this regard, Seller shall

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provide to Buyer any affidavits, waivers, or other documentation required for the assignment of any such trade names to Buyer for its own use. Buyer shall make a best-efforts basis to assist Seller in the prompt and efficient collection of all Seller’s outstanding receivables related to the Seller Businesses, and shall regularly and promptly deposit to Buyer’s bank accounts all funds that have been collected for Seller’s accounts. The collected receivables, as Assets, shall inure to the benefit of Buyer under the various terms contained in this Agreement. Financial Statements.

b.	Financial Statements

Seller shall provide at Closing or within 45 days thereafter audited financial statements reflecting its financial operations for all fiscal years ended since its formation in 2014, and unaudited financial statements for all other periods through December 31, 2015. Seller shall ascertain that there have been no material changes in its financial condition since issuance of the financial statements. Pending receipt of the audited financial information, Seller shall remain available to Buyer at all times to provide any and all relevant information, whether audited or not audited, requested by Buyer in support of the financial information relative to this transaction, including but not limited to additional financial information required of Seller by the United States Securities and Exchange Commission (the “SEC”).

c.	Dilution.

For a period of five (5) years following Closing (the “Anti-Dilution Period”), and pursuant to the terms set forth in the Anti-Dilution Agreement, the form of which is set forth in Exhibit H (the “Anti-Dilution Agreement”), and so long as the Right of First Refusal and Proxy agreements remain in full force and effect or Mr. Pertile shall have exercised his Right of First Refusal in acquiring the Primary CEO Equity Consideration, the Company shall not cause or suffer to be caused any form of Dilution to occur to Mr. Sample’s personal holdings of ADH securities.

7.	Closing Covenants.

a. Buyer Covenants.

At Closing, the Buyer shall be required to take the following actions:

(i)	deliver the Purchase Price as specified in Section 2(d) hereto
(ii)	execute and deliver the Modified Employment Agreement;
(iii)	accept the Bill of Sale;
(iv)	accept the Intangible Asset Assignment;
(v)	accept the assignment of the Seller's interest in the Trademarks and Trade Names to the extent not accomplished by the Bill of Sale;
(vi)	accept the assignment of the Seller's interest in the Licenses, to the extent assignable and to the extent not accomplished by the Bill of Sale; and,
(vi)	accept the assignment of all leases and contracts as set forth in Exhibit U.

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b.	Seller Covenants.

At Closing, the Seller shall be required to take the following actions:

(i)	accept the delivery of the Purchase Price as specified in Section 2(d) hereof;
(ii)	execute and deliver the Bill of Sale;

(iii) execute and deliver the Intangible Asset Assignment;

(iv) execute and deliver the Non-Competition Agreement;

(v) execute and deliver the Anti-Dilution Agreement;

(vi) approve and execute as an interested party to the Agreements the Modified Employment Agreement;

(vii) execute and deliver any reasonable necessary consent or assignment documents related to the Seller's interest in the Trademarks and Trade Names to the extent not accomplished by the execution and delivery of the Bill of Sale; and

(viii)	execute and deliver any reasonable necessary consent or assignment documents related to the Seller's interest in the Permits and Licenses, to the extent assignable and to the extent not accomplished by the execution and delivery of the Bill of Sale, the forms of which are listed in Exhibit F (the “Forms of License and Permit Transfer Documents”).
(ix)	execute and deliver any reasonable necessary consent or assignment documents related to assignment of leases and contracts listed in Exhibit U.
(x)	accept the Right of First Refusal;
(xi)	accept the Stock Power;
(xii)	accept the Stock Pledge;
(xiii)	accept the Proxy.
8.	Conditions Precedent to Obligation to Close.
a.	Conditions to Obligation of the Buyer.

The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)	the representations and warranties of Seller set forth in Section 3 shall be true and correct in all material respects at and as of the Closing;
(ii)	the Seller's covenants set forth in Section 8(b) shall have been performed; and
(iii)	no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal,

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state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (a) prevent consummation of any of the transactions contemplated by this Agreement; (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; or (c) materially and adversely affect the right of the Buyer to own the Purchased Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

The Buyer may waive any condition specified in this Section 8(a) if it executes a writing so stating at or prior to the Closing.

b.	Conditions to Obligation of the Seller.

The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)	the representations and warranties of Buyer set forth in Section 4 shall be true and correct in all material respects at and as of the Closing;
(ii)	the Buyer's covenants set forth in Section 8(a) shall have been performed;
(iii)	no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (a) prevent consummation of any of the transactions contemplated by this Agreement; or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; and (c) materially and adversely affect the right of the Seller to sell, transfer, and convey the Purchased Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

The Seller may waive any condition specified in this Section 8(b) if it executes a writing so stating at or prior to the Closing.

9.	Remedies for Breaches of this Agreement.
a.	Survival of Representations and Warranties.

All of the representations and warranties of the Parties contained in this Agreement, and the rights to indemnity for any breach thereof, shall survive the Closing and continue in full force and effect for a period of one (1) year following Closing.

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b.	Indemnification Provisions for Benefit of the Buyer.

The Seller shall indemnify and defend the Buyer and its officers, directors, shareholders, members, employees, agents and Affiliates (collectively, the "Buyer Indemnified Parties") against, and hold the Buyer Indemnified Parties harmless from, any and all Adverse Consequences incurred or suffered by any of them resulting from:

(i) any breach of any representation or warranty of the Seller in this Agreement;

(ii) any breach of any covenant or obligation of the Seller in this Agreement; and

(iii) any third party claims asserted against the Buyer Indemnified Parties arising out of the ownership of the Assets or the operation of the Business by the Seller prior to the Effective Date. Any claim for indemnification against the Seller shall be brought within one (1) year following the Closing.

c.	Indemnification Provisions for Benefit of the Seller.

The Buyer shall indemnify and defend the Seller and its officers, managers, shareholders, members, employees, agents and Affiliates (collectively, the "Seller Indemnified Parties") against, and hold the Seller Indemnified Parties harmless from, any and all Adverse Consequences incurred or suffered by any of them resulting from:

(i) any breach of any representation or warranty made by the Buyer in this Agreement;

(ii) any breach of any covenant or obligation of the Buyer in this Agreement; and

(iii) any third party claims asserted against the Seller Indemnified Parties arising out of the ownership of the Assets or the operation of the Business Operations by the Buyer following the Closing. Any claim for indemnification against the Seller shall be brought within one (1) year following the Closing.

d.	Claims; Assumption of Defense.

As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement (including a claim or suit by a third party), the Indemnified Party shall promptly give written notice to the Indemnifying Party of such claim, which notice shall specify in reasonable detail the facts relating to the claim. The Indemnifying Party may, at its own expense, (i) participate in the defense of any claim, suit, action or proceeding and (ii) upon notice to the Indemnified Party at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof, including selecting counsel for the matter; provided, however, that counsel selected by the Indemnifying Party is reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense

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thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. Counsel selected by the Indemnifying Party shall have the lead role in any subsequent litigation. Whether or not the Indemnifying Party chooses to assume the defense of any such claim, suit, action or proceeding, all of the Parties hereto shall cooperate in the defense or prosecution thereof.

e.	Other Indemnification Provisions.

The foregoing indemnification provisions are in addition to any other remedies provided by law for a breach of any representation, warranty, or covenant contained in this Agreement or otherwise relating to the transactions contemplated by this Agreement.

10.	Termination.
a.	Termination of Agreement.

Certain of the Parties may terminate this Agreement as provided below:

(i)	the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;
(ii)	the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing:

(a) in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller in writing of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or

(b) if the Closing shall not have occurred on or before January 15, 2016 (unless otherwise extended by mutual written consent of the Parties hereto), by reason of the failure of any condition precedent under Section 8(a) (unless the failure results primarily from the Buyer itself breaching any of its representations, warranties, or covenants contained in this Agreement or the Buyer has waived any condition specified in a writing so stating at or prior to Closing);

(iii)	the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing:

(a) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer in writing of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or

(b) if the Closing shall not have occurred on or before January 15, 2016 (unless otherwise extended by mutual written consent of the Parties hereto), by reason of the failure of any condition

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precedent under Section 8(b) (unless the failure results primarily from the Seller breaching any of its representations, warranties, or covenants contained in this Agreement, or the Seller has waived any condition specified in a writing so stating at or prior to Closing);

(iv)	the Buyer may terminate this Agreement if the Seller or any Affiliate shall

(a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property,

(b) be unable, or admit in writing its inability, to pay its debts generally as they mature,

(c) make a general assignment for the benefit of its creditors or any one of them,

(d) be dissolved or liquidated,

(e) become insolvent (as such term may be defined or interpreted under any applicable statute),

(f) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or

(g) take any action for the purpose of effecting any of the foregoing; and

(v)	the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing: if the Buyer or any Affiliate shall

(a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property,

(b) be unable, or admit in writing its inability, to pay its debts generally as they mature,

(c) make a general assignment for the benefit of its creditors or any one of them,

(d) be dissolved or liquidated,

(e) become insolvent (as such term may be defined or interpreted under any applicable statute),

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(f) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or

(g) take any action for the purpose of effecting any of the foregoing.

b.	Effect of Termination.

If any Party terminates this Agreement pursuant to Section 10(a), all rights and obligations of the Parties shall terminate without any Liability of any Party to any other Party, except for any Liability of any Party then in breach.

11.	Miscellaneous.
a.	Entire Agreement.

This Agreement, together with the attached Exhibits and the Disclosure Schedules, constitute the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, discussions, undertakings, and agreements between the Parties. This Agreement may be amended or modified only by a writing executed by the Parties With the same formalities as this Agreement was signed.

b.	Assignment.

This Agreement and any of its rights, interests, and obligations hereunder may not be assigned or transferred in whole or in part by any Party. Any purported assignment without the express written consent of the other Party is void.

c.	Applicable Law; Venue.

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida as to all matters, including, but not limited to, matters of validity, construction, effect, and performance. Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the following order:

(i) in the courts of Marion County, Florida; or,

(ii) if it has or can acquire jurisdiction, in the United States District Court for the Central District of Florida in Ocala, Florida; or,

(iii) if the United States District Court in Ocala is not available, then in the United States District Court for the Central District of Florida in Orlando, Florida or such other venue as the Parties may agree to in writing.

Each of the parties irrevocably submits to the exclusive jurisdiction of each such court in the order given in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or any

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Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary, and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this Section 10(c) may be served on any party anywhere in the world.

d.	Waiver.

Any waiver under this Agreement must be in writing. Any waiver of a particular default shall constitute a waiver of such default only and not of any other default by the non-waiving Party. Any waiver of a specific right or remedy under this Agreement shall constitute a waiver of such right or remedy only and not of any other right or remedy of the waiving Party.

e.	Captions.

The subject headings of the various sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

f.	Counterparts.

This Agreement may be executed in one or more counterparts, including by facsimile or email transmission of pdf documents with request for assurance of receipt in a manner typical with respect to communications of that type, all of which shall be considered one and the same agreement, binding on all Parties, notwithstanding that all Parties are not signatories to the same counterpart.

g.	Further Acts.

Consistent with the terms and conditions hereof, each Party shall execute and deliver all instruments, certificates, and other documents and shall perform all other acts which any other Party may reasonably request in order to carry out this Agreement and the transactions contemplated hereby.

h.	Third Party Beneficiaries.

Nothing herein expressed or implied is intended or shall be construed to confer upon or give any Person other than the Parties, and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

i.	Severability.

The Parties agree that if any part, term, or provision of this Agreement shall be found illegal and unenforceable by any court of law, the remaining provisions shall be severable, valid, and enforceable in accordance with their terms so long as the legal and economic terms of this Agreement remain the same. The Parties in good faith shall attempt to replace any term found illegal and unenforceable and if they can not, a court of competent jurisdiction shall provide a substitute term for the term found to be illegal or unenforceable.

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j.	Confidentiality.

Except as otherwise required by law including, without exception, Federal Securities laws, the Parties agree to keep the existence and content of this Agreement and the transactions contemplated herein confidential.

k.	Notices.

Notice from one Party to another relating to this Agreement shall be deemed effective if made in writing and delivered to the recipient's address or facsimile number set forth below by any of the following means:

(i) hand delivery,

(ii) registered or certified mail, postage prepaid, with return receipt requested,

(iii) Fed Ex or like overnight courier service, or

(iv) facsimile or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type.

Notice made in accordance with this Section shall be deemed delivered on receipt if delivered by hand or wire transmission, upon receipt of return receipt if mailed by registered or certified mail, or the next business day after deposit with an overnight courier service if delivered for next day delivery. The Parties agree that electronic mail shall not constitute a permitted form of notice under this Section.

(i)	If to the Seller, addressed to:
MariJ Group of Companies ATTN: Richard K. Pertile, CEO & President

13575 58TH Street North #138

Clearwater, FL 33760

With a copy to:

Howard P. Ross, Esq., B.C.S.

Florida Bar Certified in Business Litigation and Civil Trial

Battaglia, Ross, Dicus & McQuaid, P.A.

5858 Central Avenue

St Petersburg, FL 33707

(ii)	If to the Buyer, addressed to:

Acacia Diversified Holdings, Inc.

Attn: Steven L. Sample, CEO

3512 East Silver Springs Blvd. - #243

Ocala, FL 34470

With a copy to:

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Steven L. Sample, Shareholder

2806 SE 29th Street

Ocala, FL 34471

Any Party may, from time to time, by written notice to the other Party, designate a different address, which shall be substituted for the one specified above for such Party.

[Signature pages follows]

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IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement on the date first above written.

SELLER: WITNESS AS TO MARIJ:

MariJ Agricultural, Inc. (“MariJ”)

A Florida corporation _____/s/ Debbie Leppla_______________

Signature

By:___/s/ Richard K. Pertile__________

Richard K. Pertile _______Debbie Leppla_______________

Printed Name

Its:___President and CEO____________ __________________________________

City, State, Zip

SELLER: WITNESS AS TO CANNA-CURES:

Canna-Cures R&D, LLC. (“Canna-Cures”)

A Florida limited liability company _____/s/ Debbie Leppla_______________

Signature

By: ___/s/ Richard K. Pertile__________

Richard K. Pertile _______Debbie Leppla_______________

Printed Name

Its:___Manager____________________ __________________________________

City, State, Zip

SELLER: WITNESS AS TO JR CANNABIS:

JR Cannabis, Inc.. (“JR Cannabis”)

A Florida corporation _____/s/ Debbie Leppla_______________

Signature

By: ___/s/ Richard K. Pertile__________

Richard K. Pertile _______Debbie Leppla_______________

Printed Name

Its:___President and CEO____________ __________________________________

City, State, Zip

Signature page one of two to Asset Purchase Agreement

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SELLER: WITNESS AS TO TROPIFLORA:

TropiFlora, LLC (“TropiFlora”)

A Florida limited liability company _____/s/ Debbie Leppla_______________

Signature

By: ___/s/ Richard K. Pertile__________

Richard k. Pertile _______Debbie Leppla_______________

Printed Name

Its:___Manager_____________________ __________________________________

City, State, Zip

BUYER: WITNESS AS TO ADH:

Acacia Diversified Holdings, Inc. (“ADH”)

a Florida corporation _____/s/ Debbie Leppla_______________

Signature

By:__/s/ Steven L. Sample___________

Steven L. Sample.. _______Debbie Leppla_______________

Printed Name

Its:____CEO______________________ __________________________________

City, State, Zip

Signature page two of two to Asset Purchase Agreement

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EXHIBIT A

DEFINITIONS

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, Security Interests, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"Affiliate" means, with respect to any Person, any other Person controlling, controlled by, or under common control with the first Person, or, with regard to a Person who is an individual, a member of such Person's family, whether by blood or marriage. As used in this definition, the term "control" means (a) with respect to any corporation or other entity having voting shares or the equivalent and elected directors, managers, or Persons performing similar functions, the ownership or power to vote more than 50% of shares or the equivalent having the power to vote in the election of such directors, managers, or Persons performing similar functions, and (b) with respect to any other entity, the ability to direct its business and affairs.

"Agreement" has the meaning set forth in the preface to the Agreement.

“Access” has the meaning set forth in Section 5(b) of the Agreement.

"Assets" has the meaning set forth in the Recitals of the Agreement and in Section 2(a) and Exhibit M of the Agreement.

"Bill of Sale" has the meaning set forth in Section 2(c) and Exhibit B of the Agreement.

"Business" has the meaning set forth in the Recitals of the Agreement.

“Business Operations” has the meaning set forth in the Recitals of the Agreement

"Buyer" has the meaning set forth in the preface of the Agreement.

"Buyer Indemnified Parties" has the meaning set forth in Section 9(b) of the Agreement.

"Closing" has the meaning set forth in Section 2(e) of the Agreement.

"Data" has the meaning set forth in Section 2(a)(iii) of the Agreement.

“Dilution” means, with respect to Mr. Sample’s holdings of ADH securities, a reduction in the ownership percentage of his shares of ADH stock or other ADH securities caused by the issuance by the Company of new stock, debentures, stock purchase options, stock purchase warrants, or other instruments, whether derivative or non-derivative securities, which issuances

A-1

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have the capacity to or do cause his equity holdings in the Company to be reduced in terms of his percentage of ownership of the Company.

"Disclosure Schedule" has the meaning set forth in Section 3 and Section 4 of the Agreement.

"Due Diligence Process" has the meaning set forth in Section 5(b) of the Agreement.

"Effective Date" has the meaning set forth in the preface of the Agreement and as of the date specified in the Bill of Sale and the Intangible Asset Assignment.

“Excluded Assets” has the meaning set forth in Section 2(b) of the Agreement and in Exhibit O of the Agreement.

"Indemnified Party" means the Person entitled to, or claiming a right to, indemnification under Section 9 of the Agreement.

"Indemnifying Party" means the Person claimed by the Indemnified Person to be obligated to provide indemnification under Section 9 of the Agreement.

"Intangible Asset Assignment" has the meaning set forth in Exhibit C of the Agreement.

"Lease" has the meanings set forth in Section 5(d) of the Agreement.

"Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"License" has the meaning set forth in Section 2(a)(iv) of the Agreement.

"Loan Documents" has the meaning set forth in Section 2(d)(ii) of the Agreement

"MariJ", “Canna-Cures”, “TropiFlora”, and “JR Cannabis” have the meanings set forth in the Recitals of the Agreement.

"Non-Competition Agreement" has the meaning set forth in Section 5(e) of the Agreement.

"Party" and "Parties" have the meanings set forth in the preface of the Agreement.

"Person" means an individual, a proprietorship, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or any other business enterprise or any governmental entity (or any department, agency or political subdivision thereof).

"Premises" has the meaning set forth in the Recitals of the Agreement.

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"Purchased Assets" has the meaning set forth in the Recitals of the Agreement and in Section Exhibit M as Section 2(a) of the Disclosure Schedules of the Agreement

"Purchase Price" has the meaning set forth in Section 2(d) of the Agreement.

"Security Interests" means any mortgage, pledge, lien, encumbrance, charge, hypothecation, claim, restriction on use, or other security interest of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of any agreement to give any financing statement under the lien notice records or other similar legislation of any jurisdiction).

"Seller" has the meaning set forth in the preface of the Agreement.

"Seller Business" and "Seller Businesses" has the meaning set forth in the Recitals of the Agreement.

"Seller Indemnified Parties" has the meaning set forth in Section 9(c) of the Agreement.

“Trademark” and "Trade Name" has the meaning set forth in Section 2(a)(vii) of the Agreement.

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EXHIBIT B

FORM OF AS-IS BILL OF SALE

The MariJ Group (the "Seller"), does hereby sell, transfer, assign and convey AS-IS unto Acacia Diversified Holdings, Inc. and any of its subsidiaries (the "Buyer"), the Purchased Assets, Seller's interest in the Trademarks, Trade Names, if any, and, to the extent assignable, the License, each as defined in a certain Asset Purchase Agreement entered into by and between the Buyer and the Seller dated January 15, 2016 with an effective date of January 4, 2016 (the “Effective Date”) (the "Agreement"), in consideration of payment by the Buyer of the Purchase Price (as defined in the Agreement), the receipt and sufficiency of which the Seller does hereby acknowledge.

The terms of the Agreement, including, but not limited to, the Seller's representations, warranties, covenants, agreements and indemnities relating to the Purchased Assets, are incorporated herein by this reference.

The Seller hereby covenants that the Seller will do such further acts and execute and deliver all such transfers, assignments, conveyances, powers of attorney, and assurances reasonably requested by the Buyer, from time to time, for better conveying and confirming unto the Buyer the entire right, title and interest of the Seller in the Purchased Assets, the License and Seller's interest in the Trade Name hereby sold, transferred, assigned and conveyed to the Buyer.

It is understood that the Seller, contemporaneously with the execution and delivery of this Bill of Sale, may be further executing other instruments of transfer, the purpose of which is to supplement, facilitate, or otherwise implement the transfers intended hereby.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Bill of Sale this 15th day of January, 2016, with the Effective Date of the 4th day of January, 2016.

SELLER:

MARIJ GROUP

A group of Florida corporations and limited

liability companies

By: ___________________________

Richard K. Pertile

Its: President, CEO, and Manager

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EXHIBIT C

FORM OF INTANGIBLE ASSET ASSIGNMENT

THIS INTANGIBLE ASSET ASSIGNMENT AGREEMENT (the “Assignment”) is made and entered into as of the 15th day of January, 2016 with an effective date of January 4, 2016 (the “Effective Date”) by and between the MariJ Group, a consortium of entities located in the State of Florida (“Assignor”) and Acacia Diversified Holdings, Inc., a Texas corporation (“Assignee”). This Assignment is made pursuant to the Asset Purchase Agreement (the “Agreement”) dated as of the date hereof by and between Assignor, Assignee, and certain other parties. Any capitalized term used but not defined in this Assignment shall have the meaning, if any, set forth in the Agreement.

WHEREAS, prior to the Effective Date hereof, Assignor was the sole owner, either in its own name or as the sole owner of its wholly-owned subsidiary of the entire right, title and interest in and to all intangible assets designated as owned by Assignor on Schedule 1.01 of the Disclosure Schedules to the Agreement and any other intangible assets (including, without limitation, Intellectual Property) owned by Assignor which are part of the Purchased Assets under the Agreement (the “Intangible Assets”), and Assignor has agreed to transfer all of its right, title, and interest in and to the Intangible Assets to Assignee pursuant to the Agreement.

NOW, THEREFORE, as per the terms of the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby transfers and assigns to Assignee its entire worldwide right, title and interest in and to the Intangible Assets, including all registrations and applications therefore, as well as all renewals and extensions of registrations that are or may be secured by Assignee, its successors, assigns or other legal representatives, for Assignee’s own use and enjoyment, and for the use and enjoyment of Assignee’s successors, assigns or other legal representatives.

Assignor agrees to take all other appropriate actions and execute any additional future documents required to implement and effectuate the assignment and transfer of the Intangible Assets to Assignee, including the rights to administer the web site associated with any domain names included in the Intangible Assets (the “Domain Names”). Assignor agrees to cooperate with Assignee and follow Assignee’s instructions in order to transfer the Domain Names and the related administration rights to Assignee in a timely manner. Assignor will promptly prepare and transmit the necessary documentation and/or correspond with the appropriate domain name registration authority, Internet service provider and/or governmental entities to authorize transfer of the Domain Names. Assignor further agrees to cooperate as necessary with Assignee to finalize transfer of the Domain Names.

This Assignment shall inure to the benefit of, and be binding upon the parties, their successors and assigns.

This Assignment may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement. The parties may deliver an executed copy of this Assignment or any other document contemplated by this Assignment by facsimile or other electronic transmission to the other parties, and such delivery will have the same force and effect as the delivery of an original signed copy of this Assignment or such other document.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

Assignor: Assignee:

The MariJ Group of Companies et al Acacia Diversified Holdings, Inc.

By: By:

Name: Richard K. Pertile Name: Steven L. Sample

Title: President Title: Chief Executive Officer

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EXHIBIT D

FORM OF MODIFIED EMPLOYMENT AGREEMENT

[See attached on following page]

D-1

35

FORM OF MODIFIED EMPLOYMENT AGREEMENT

This Modified Employment Agreement (the “Modified Agreement”) is made and entered into as of January 15, 2016, with an effective date and commencement date of January 4, 2016 (the “Effective Date” or the “Commencement Date”), by and between Acacia Diversified Holdings, Inc., a Texas corporation (the “Company”), and Steven L. Sample (the “Executive”). Notwithstanding any other usage of the term “Company” within this Modified Agreement, each and every instance of that term is intended, through any and all expansions or further illustrations or lack thereof within this Modified Agreement and any addendums, exhibits or notices thereto, shall be construed to mean Acacia Diversified Holdings, Inc. (including any subsequent name changes associated therewith), all its subsidiaries (whether wholly or partially owned), and any and all other assets and holdings of the Company and any of its subsidiaries whether named or not named, including but not limited to the capital stock and all assets owned by and/or associated with each of those entities, as that term shall be used in conjunction with but not limited to all matters relating to this Modified Agreement. The Company and the Executive are referred to collectively herein as the "Parties," and individually as a "Party."

Recitals

WHEREAS, the Company and the Executive originally entered into an Employment Agreement on January 1, 2011 (the “Original Employment Agreement”); and

WHEREAS, the Company and the Executive entered into a modified and extended Employment Agreement on July 26, 2012 (the “Extended Employment Agreement”); and,

WHEREAS, the Company and the Executive desire to make certain new modifications in this Extended Employment Agreement and to further extend its term under the new terms and conditions thereof; and

WHEREAS, the Company desires to continue the employment of the Executive as an employee, advisor, and/or consultant of the Company (the “Employment”) beyond January 4, 2016 (the “Commencement Date”), and the Executive desires to continue his employment by the Company in such capacity as of such date, on the terms and subject to the conditions set forth in this Modified Agreement; and,

WHEREAS the Company’s obligations to the Executive shall be individually and collectively due and payable to Executive without limitation.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the Parties hereby agree as follows:

ARTICLE 1

TERM OF EMPLOYMENT

1.1 TERM OF EMPLOYMENT. The Company hereby employs the Executive as an employee, advisor, and/or consultant of the Company (an “Employee”), and the Executive hereby accepts such Employment by the Company, for a period (as such period may be extended, the “Term”) commencing on the Commencement Date and expiring on the first to occur of (a) the termination of the Executive’s Employment pursuant to Article 6, and (b) December 31, 2019 (the “Termination Date”). Provided that if the Executive’s Employment has not previously been terminated pursuant to Article 6, the Executive’s Employment pursuant to this Modified Agreement shall automatically renew on one occasion for an additional one (1) year period unless either Party notifies the other Party in writing of its desire not to renew the Executive’s Employment under this Modified Agreement no later than one-hundred twenty (120) days prior to the Termination Date (a “Non-Renewal Notice”). If the Company delivers the Non-Renewal Notice and the Executive does not terminate his Employment prior to the end of the Term, then such non-renewal shall be deemed to be a termination by the Company of the Executive’s Employment without Cause (as defined below) as of immediately prior to the expiration of the Term, and Section 6.2 shall govern such termination. If the Executive delivers the Non-Renewal Notice and the Company does not terminate the Executive’s Employment prior to the end of the Term, then such non-renewal shall be deemed to be a termination by the Executive of his Employment without Good Reason (as defined below) as of immediately prior to the expiration of the Term, and Section 6.4 shall govern such termination. If the Term has been automatically extended for the additional one year period as set forth above and thereafter the Term of this Modified Agreement expires by its terms at the end of the Term without the Company having proffered a new employment agreement to the Executive to extend his term of Employment upon terms and conditions at least as favorable to the Executive as the most favorable he received under this Modified Agreement

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during the Term (including salary and benefits as well as authority, functions, services, rights and privileges as are commensurate with the Executive’s position as the Employee as set forth herein), the Company shall pay to the Executive a severance payment equal to (5) times the Executive’s Annual Salary as set forth herein.

ARTICLE 2

DUTIES AND OBLIGATIONS; BOARD APPOINTMENT

2.1 DUTIES. During the Term, the Executive shall: (i) be employed from the Commencement Date forward as Employee of the Company in the capacity of an employee, advisor, and/or consultant or such other lesser office as to which he shall agree to accept in the stead hereof, and shall, commencing on the Commencement Date; (i) assist the Company with the preparation and filing of reports to the Unites States Securities and Exchange Commission (“SEC”) in similar manner to his efforts on behalf of the Company as prior to the date hereof and to assist in the mentoring and tutoring of others such as to prepare them for assumption of these tasks; (ii) assist on a commercially-reasonable basis Mr. Pertile and the Company in their efforts to raise capital for the Company such as to finance planned growth and operations; (iii) assist the Company, upon the reasonable request of Mr. Pertile, with such special projects as the Executive may from time to time agree to accept; (iv) devote such other business time, attention and energies to the business of the Company as he shall deem appropriate; and, (v) act in accordance with the policies of the Company in effect as of the Commencement Date.

2.2 RESTRICTIONS. Except as provided in Section 7.2(i), the Executive covenants and agrees that, while actually employed by the Company, he shall not engage in any other business duties or pursuits or directly render any services of a business or commercial nature to any other Person or business that is in direct competition with the Company in the same or similar businesses of the Company for compensation without the prior written consent of the Board. The expenditure of (i) reasonable amounts of time for educational, charitable, or professional activities, activities in a business not in competition with the Company; (ii) employment in, management of, investment in, or ownership of another firm or business not in direct competition with the Company in the same or similar businesses of the Company; (iii) service as a director on other boards; or, (iv) other similar causes shall not be deemed a breach of this Modified Agreement if those activities do not materially interfere with the services to be provided by Employee under the terms of this Modified Agreement, and such activities by Executive shall not require the prior written consent of the Board of the Company. Notwithstanding anything herein contained to the contrary, this Modified Agreement shall not be construed to prohibit the Executive from making personal investments or conducting personal business, financial or legal affairs or other personal matters if those activities do not materially interfere with his services hereunder.

2.3 BOARD APPOINTMENT. Concurrently with the inception of this Modified Agreement and thereafter, the Board shall appoint the Executive to the Board of Directors if Executive shall not already be a sitting member of the Board. For a Term of five years and any partial term in addition to the full term(s) during those five years beginning with the Commencement Date established in “Recitals” to this Modified Agreement, the Executive will be recommended for continuous service on the Board by the Board and/or the Board’s Corporate Governance and Nominations Committee and shall be placed on the ballot and recommended for nomination to re-election by the Company’s stockholders consistent with and subject to the Company’s certificate of incorporation and By-laws, applicable law and rules of any stock exchange on which the Company’s shares are listed, and the Board of Directors shall consistently move to have Executive elected or appointed to the Board. Richard K. Pertile (“Pertile”), acting for himself as a shareholder of the Company and in his capacity as an officer or director of the Company as evidenced by his execution of this Modified Agreement, agrees to cast in favor of Executive all votes of the Company he controls by virtue of his ownership thereof, by proxies of shares he is entitled to vote and otherwise, and shall further encourage others to vote in all elections of matters where Executive is a nominee or candidate and in support of all actions requiring the voting approval of matters relating to Executive.

ARTICLE 3

COMPENSATION

3.1 ANNUAL SALARY. As compensation for the services to be rendered by the Executive pursuant to this Modified Agreement and for other good and valuable considerations, the Company hereby agrees to pay the Executive an annual salary (the “Annual Salary”) equal to One Hundred Ninety-Five Thousand Dollars ($195,000.00) per year during the remainder of the Term of this Modified Agreement, which rate shall not be increased or decreased during the Term hereof. The Parties hereto acknowledge and agree that all compensations of every nature approved by the board of directors and paid by the Company to Executive prior to Closing of the Asset Purchase Agreement of even date herewith shall not be considered in the calculation of or payment of any compensations due to Executive hereunder as Annual Salary or otherwise, nor shall any such approved amounts already paid to Executive through the date of Closing be altered, revised, rescinded, or charged back to Executive for any reason, nor shall any such amounts

37

paid serve as an offset to any current or future amounts due to Executive following the Closing under the terms of this Modified Agreement or otherwise. The Annual Salary shall be paid in substantially equal Bi-Weekly installments, in accordance with the normal payroll practices of the Company. For purposes of this Modified Agreement and in clarification of the Company’s obligations to Executive going forward from the date of Closing, the Company shall pay to Executive the balance due for its 2016 Annual Salary for the remainder of calendar year 2016 the sum of One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500.00), payable in 25 remaining Bi-Weekly installments of Seventy-Five Hundred Dollars ($7,500.00) each beginning January 22, 2016 and continuing thereafter until paid, followed by the continuing payment of the full Annual Salary in Bi-Weekly installments in 2017 and thereafter as necessary to achieve fulfillment of the full obligations relating thereto.

3.2 WITHHOLDING. The Company shall deduct or withhold from the compensation due to the Executive hereunder any and all sums required for federal income and employee social security taxes and all state or local income taxes now applicable or that may be enacted and become applicable during the Term.

3.3 CHANGE OF CONTROL. Notwithstanding Article 1, in the event of a Change of Control (as defined in Section 3.6) of the Company (a) during the Term while the Executive remains employed by the Company, or (b) at any time during the six (6) month period following the termination of the Executive’s Employment with the Company (other than for Cause or without Good Reason), the Company shall pay to the Executive, concurrently with the consummation of such Change of Control, a lump sum amount equal to five (5) times the Executive’s Annual Salary during the Term prior to the Change in Control) (the “Severance Compensation”); provided, that the Company’s obligation to pay the Severance Compensation shall be conditioned on the following: if the Executive is employed by the Company at the time of the Change of Control and the Person or Group (each as defined in Section 3.6.) that acquires the Company requests that the Executive continue as an employee of the Company, the successor entity, or any of their respective affiliates on substantially the same (or better, from the Executive’s perspective) terms relating to salary, bonus, and benefits as contained in this Modified Agreement, the Executive MAY, at his sole option, agree to continue such Employment for a period of ninety (90) days from the date of the Change of Control or such lesser period of time as the Person or Group shall request. If the Executive’s Employment with the Company is terminated pursuant to Section 6.2 on or after the date Executive becomes entitled to receive the Severance Compensation, then notwithstanding anything set forth in Section 6.2, the Company shall not be required to make any payments to the Executive pursuant to Section 6.2(a), other than continuing to provide all payments and benefits to Executive to the extent set forth in Section 6.2(a). If the Executive’s Employment with the Company is terminated pursuant to Section 6.2 before the Executive becomes entitled to the Severance Compensation, then notwithstanding the foregoing, the Executive shall continue to receive all amounts due pursuant to Section 6.2 and he shall not be entitled to receive any payments under this Section 3.3. In the event of any proposed, threatened, or actual Change of Control of the Company, the Company shall immediately notify the Executive of same, and the Executive shall immediately become a creditor of the Company and shall promptly thereafter be granted a first lien ahead of all other creditors, secured or unsecured, on all the assets of the Company such that none of the assets of the Company may be sold, bartered, leased, transferred, consolidated, collateralized or otherwise disposed of without the prior written consent of Executive, and the Company shall immediately evidence its collective indebtedness or potential indebtedness to Executive on the balance sheets as an account payable and shall give Executive a security interest in the Company and its assets until any obligations, liabilities or potential liabilities to Executive that may result from a Change of Control and/or other existing obligations of the Company to Executive are fully paid with reasonable interest and Executive shall deliver a written release from any further indebtedness or obligations under the terms of this Modified Agreement. Executive’s right to a lien hereunder shall not be abridged as a result of the Company’s failure to promptly notify him of issues relating to Change of Control or any of the Company’s obligations hereunder. Executive shall have the exclusive right to assign or transfer his right, title and interest in any lien(s) incurred hereunder to any other Party or Parties as he shall in his sole discretion deem appropriate or fitting for his own purposes, and any assignee, holder, or holders thereof shall continue to enjoy the benefit of said lien and the status as the primary and first lienholder of the assets attributed thereto. Executive may, at his sole and exclusive option, waive any of the rights or responsibilities related to this Section 3.3 for such period or periods as he shall see fit, but shall not be obligated to make or continue any such waiver as a result of having granted the waiver on one or more occasions for any reason or for any period or periods of time. No obligations of the Company to the Executive shall be abridged as the result of any waiver given or not given by Executive under this Section 3.3. In exchange for the execution and delivery of this Modified Agreement to Executive and for the continued performance of the Company under the terms and conditions hereof, Executive agrees to withhold any claim it may have or claim to have against the Company with regard to any Change of Control under the terms of his prior Employment Agreement. As such, Executive shall, upon execution by the Parties of this Modified Agreement, withdraw his current Lien against the assets of the Company perfected on form UCC-1. This action shall in no way alter the terms and conditions of this Modified Agreement or reduce the obligations of the Company to the Executive hereunder.

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3.4 DEFINITION OF CHANGE OF CONTROL. For purposes of this Modified Agreement “Change of Control” means the threatened, proposed, or actual occurrence of any of the following: (i) the actual, proposed or threatened sale, lease, transfer, conveyance or other disposition (other than by way of any underwritten public offering registered under the Securities Act of 1933 (“Public Offering”) or any offering of securities under Rule 144A promulgated under the Securities Act of 1933 (“Rule 144A Offering”) in one or a series of related or unrelated transactions, of 30% or more of the current assets of the Company (including one or a series of related or unrelated transactions of 30% or more of the current assets of any subsidiary or business holding wholly or principally owned, individually or collectively, by the Company) as shown on the most recent balance sheet of the Company as total current assets (the “Total Current Assets”) by any individual, corporation, limited liability company, partnership, or other entity (each, a “Person”) or group of Persons acting together, or any Company employee pension or benefits plan (each a “Group”); (ii) the actual, proposed, or threatened consummation of any transactions (including any stock or asset purchase, sale, acquisition, disposition, liquidation, merger, consolidation or reorganization, but not including any Public Offering or Rule 144A Offering) the result of which is that any Person or Group (other than any underwriter temporarily holding securities pursuant to a Public Offering), becomes the beneficial owners of more than thirty percent (30%) of the aggregate voting power of all classes of stock of the Company or any of its subsidiaries or holdings; or (iii) the first day on which any Person or Group in one or a series of related or unrelated transactions acts or seeks to gain a disposition through any other means, including but not limited to any action through the courts or otherwise, of 30% or more of the Total Current Assets of the Company or 30% or more of the current assets of any subsidiary or business holding wholly or principally owned, individually or collectively, by the Company, or 30% of the aggregate voting power of all classes of stock of the Company or any of its subsidiaries or holdings; or (iv) the first day on which a majority of the members of the Board of the Company or any of its subsidiaries or holdings are not individuals who were nominated for election or elected to the Board with the approval of two-thirds of the members of the Board just prior to the time of such nomination or election, including but not limited to any such transaction designed or proposed to promulgate any such change. Any Change of Control relating to the initial transactions concomitant with the execution of the Asset Purchase Agreement of even date herewith by and between the Company and the MariJ Group shall not serve to trigger any actions under this Section 3.6, providing that any subsequent actions following the Effective Date of the Asset Purchase Agreement are subject to the terms hereof.

ARTICLE 4

EMPLOYEE BENEFITS

4.1 VACATION. The Executive shall be immediately entitled to four (4) weeks of paid vacation in accordance with his Annual Salary for 2016 and for each full calendar year of his Employment hereunder thereafter. To the extent accrued vacation time is unused in any given year, it may be carried over in accordance with the policies of the Company then in effect. Other than in respect of 2016, vacation days shall accrue in accordance with the Company’s policies. Notwithstanding anything to the contrary, however, the Executive shall not be entitled to carry over any unused vacation for a period exceeding three (3) years.

4.2 OTHER BENEFITS. The executive shall be eligible to receive such other benefits as the Company may from time to time see fit to provide.

ARTICLE 5

BUSINESS OPERATING EXPENSE STIPEND TO OPERATE OCALA OFFICE LOCATION

5.1 OPERATING STIPEND FOR BUSINESS OPERATING EXPENSES. In order to reduce the burden on the Company immediately following Closing, the Company’s board of directors has approved and paid certain costs and expenses anticipated to relate to the operation of its Ocala, Florida area office location occupied by Executive (the “Ocala Location”) for the remainder of the calendar year 2016. The Company has, prior to Closing, provided Executive with advance payment for certain expenses which are more or less anticipated to be incurred by the Executive as required to fund Executive’s basic business operations at the Ocala Location (the “2016 Operating Stipend”).

Beginning with January 1, 2017 and continuing annually thereafter until December 31, 2019 the Company shall pay directly to the Executive a similar annual Operating Stipend (the “Annual Operating Stipend”) as an offset to expenses anticipated to be incurred by the Executive during the Term. The Annual Operating Stipend shall be paid to Executive in the fixed amount of $49,500 per year due on or before January 15th each year, or as equal monthly payments of $4,125 beginning January 15th of each calendar year during the Term

In exchange for receipt of the Annual Operating Stipend, Executive agrees to pay its own routine minor

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business costs and expenses (the “Routine Minor Business Expenses”) relating to Executive’s conduct of business in the Ocala Location as defined hereinbelow. For purposes of this Modified Agreement:

i.                     Routine Minor Business Expenses shall include: costs and expenses related to local office rental or usage expenses; local storage facility rental or usage expenses; light, heat, power, insurance, and security as required for office and/or storage facilities; basic postage and copying expenses; inks and toners for routine usage; small office supplies; certain memberships; telephone, fax and Internet expenses; Internet fax service account fees; premiums and co-pays for life and health insurance policies; costs of vehicle and vehicle operating expenses.

ii.                    Routine Minor Business Expenses shall not include: costs and expenses related to printing, postage and shipping expenses for non-routine tasks such as mailings required to be sent to multiple recipients as in the event of shareholder notices, large shipments or other items required to be shipped as a result of instructions of the Company to Executive; accounting or other personnel hired or retained by the Company’s management and assigned to the Ocala Location; fees and expenses, including annual renewals, for the Company’s QuickBooks Enterprise accounting software (which is also remotely available to the Company’s management at other locations); legal and audit services required for SEC compliance, tax preparation and filing, and otherwise; Edgarization and XBRL mapping services and fees relating to the filing of SEC documents (prepaid for calendar 2016); Annual Salary of Executive under the terms of this Modified Agreement; other business or travel expenses of Executive approved by the Company’s management; capital expenditures made at the direction of and on behalf of the Company, bank service fees, and other expenses not included in Section 5.1(i). The Company reserves the right to approve in advance any costs and expenses not considered as Routine Minor Business Expenses as set forth in Section 5.1(i).

The Parties hereto expressly acknowledge and agree that any and all amounts paid by the Company to the Executive in and for 2016 as income, 2016 Operating Stipend, or otherwise, including but not limited to those amounts approved by the board of directors prior to Closing of the Asset Purchase Agreement of even date herewith, shall not be altered, revised, rescinded, or charged back to Executive for any reason nor shall any such amounts so paid to Executive serve as an offset to any future amounts due and owing to Executive under the terms of this Modified Agreement or otherwise for any reason whatsoever.

5.2 EXECUTIVE’S RESPONSIBILITY FOR TAXES. Executive shall be issued an IRS form 1099 each year reflecting all amounts paid to him under this Section 5.1, and shall be responsible for any income taxes which may relate thereto.

ARTICLE 6

TERMINATION OF EMPLOYMENT

6.1 TERMINATION FOR CAUSE. The Company may, during the Term, upon notice to the Executive, terminate the Executive’s Employment under this Modified Agreement and discharge the Executive for Cause (as defined below) and, in such event, except as set forth in the proviso to this Section 6.1, neither Party shall have any rights or obligations under Article 2, Sections 3.1, or Articles 4 and 5; provided, however, that (a) the Company shall pay the Executive any amount due and owing as of the termination date pursuant to Section 3.1 and Articles 4 and 5 (subject, in each case, to Section 3.2), and (b) the remaining provisions of this Modified Agreement shall remain in full force and effect in accordance with their terms. As used herein, the term “Cause” shall refer to the termination of the Executive’s Employment as a result of any one or more of the following: (i) any conviction of, or pleading of nolo contendre by, the Executive for any felony relating to the willful and knowing disregard of the law in intentionally committing acts detrimental to the Company; (ii) any willful and knowing misconduct of the Executive with intent which has a materially injurious effect on the business of the Company; (iii) the willful and knowing gross dishonesty of the Executive with intent which has a materially injurious effect on the business of the Company; and (iv) a willful and material failure to consistently discharge his duties under this Modified Agreement which failure continues for thirty (30) days following written notice from the Company detailing the area or areas of such failure, other than such failure resulting from his Disability (as defined below); provided, that clause (iv) above shall be deemed to be deleted from this Modified Agreement and shall have no force or effect concurrently with the consummation of a Change of Control. For purposes of this Section 6.1, no act or failure to act, on the part of the Executive, shall be considered “willful” if it is done, or omitted to be done, by the Executive in good faith or with reasonable belief that his action or omission was in the best interest of the Company. The Executive shall have the opportunity to cure any such acts or omissions (other than clause (i) above) within thirty (30) days of the Executive’s receipt of a notice from the Company finding that, in the good faith opinion of the Company, the Executive is guilty of acts constituting “Cause.”

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6.2 TERMINATION WITHOUT CAUSE OR GOOD REASON. Subject to Section 6.4, the Board acting for the Company shall have the right, at any time in its sole discretion, to terminate the Executive’s Employment under this Modified Agreement without Cause upon not less than thirty (30) days prior written notice to the Executive. The term “Termination without Cause” shall mean the termination by the Company of the Executive’s Employment for any reason other than those expressly set forth in Section 6.1, or no reason at all, and shall also mean the Executive’s decision to terminate his Employment under this Modified Agreement (and he hereby has such right) by reason of any act, decision or omission by the Company or the Board that: (A) materially modifies, reduces, changes, or restricts the Executive’s salary, bonus opportunities, options or other compensation benefits or perquisites, or the Executive’s authority, functions, services, rights, and privileges as, or commensurate with the Executive’s position as the Employee of the Company as described in Section 2.1; (B) relocates the Executive without his consent from certain of the Company’s offices located at or near 2806 SE 29th Street, Ocala, FL 34471 to any other location in excess of twenty-five (25) miles beyond the geographic limits of Ocala, FL; (C) deprives the Executive of his titles and positions of Employee except by promotion or increase to higher office that he shall accept; (D) if prior to the expiration of the Term results in the Company proffering a new employment agreement to the Executive in order to extend the Term and the terms and conditions of such agreement (i) as they relate to the Executive’s salary, bonus opportunity and benefits (assuming the Executive qualifies for such benefits) are not at least as favorable to the Executive as the most favorable salary, bonus opportunity and benefits payable to the Executive in any year during the Term or (ii) change the Executive’s authority, functions, services, rights and privileges as, or commensurate with the Executive’s position as the Employee as set forth in this Modified Agreement; or (E) involves or results in any failure by the Company to comply with any provision of this Modified Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive (each a “Good Reason”). In the event the Company or the Executive shall exercise the termination right granted pursuant to this Section 6.2, then except as set forth in the proviso below, neither Party shall have any rights or obligations under Article 1, Article 2, Sections 3.1, or Articles 4 and 5; provided, however, that the Company shall pay to the Executive (a) an amount equal to five (5) times the Executive’s Annual Salary (determined as the Executive’s highest Annual Salary during the Term prior to such termination) and shall continue to provide all benefits that were made available to Executive while the Executive was employed by the Company (or if not allowable under the Company’s then existing policies their substantial equivalents) in accordance with Articles 3, 4 and 5 at the time they would have been paid had the Executive remained an employee for a period of twenty four (24) months after the effective date of the termination (subject in each case to Section 3.2), except that the Company shall not be required to provide such benefits to the extent that, during such twenty four (24) month period, the Executive receives substantially similar (or better, from the Executive’s perspective) benefits from a new employer, and (b) any amount due and owing as of the termination date pursuant to Articles 3, 4, and 5 (subject, in each case, to Section 3.2), and the remaining provisions of this Modified Agreement shall remain in full force and effect in accordance with their terms. The Executive shall inform the Company of any other benefits the Executive is receiving where the Company would have a right to reduce the benefits it is providing to the Executive. After the provision of the benefits during the two-year period following such termination as described above, the Executive will be entitled to COBRA or Medicare rights as provided by applicable law. The amounts payable pursuant to this Section 6.2 shall be in payment for the services rendered by the Executive pursuant to this Modified Agreement during the Term.

6.3 TERMINATION FOR DEATH OR DISABILITY. The Executive’s Employment shall terminate automatically upon the Executive’s death during the Term pursuant to Section 6.6. If the Company determines in good faith that the Disability (as defined below) of the Executive has occurred during the Term, it shall give written notice to the Executive of its intention to terminate his Employment. In such event, the Executive’s Employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of his duties. For purposes of this Modified Agreement, “Disability” shall mean the inability of the Executive to perform his duties to the Company on account of physical or mental illness or incapacity for a period of one-hundred twenty (120) consecutive calendar days, or for a period of one hundred eighty (180) total calendar days, whether or not consecutive, during any three hundred sixty-five (365) day period.

6.4 TERMINATION WITHOUT GOOD REASON. Anything in this Modified Agreement to the contrary notwithstanding, during the Term the Executive shall have the right, in his sole discretion, to terminate his Employment under this Modified Agreement without Good Reason upon not less than thirty (30) days prior written notice to the Company, and in such event, neither Party shall have any rights or obligations under Article 2, Section 3.1, or Articles 4 and 5; provided, however, that (a) the Company shall pay the Executive any amount due and owing as of the termination date pursuant to Section 3.1 and Articles 4 and 5 (subject, in each case, to Section 3.2), and (b) the remaining provisions of this Modified Agreement shall remain in full force and effect in accordance with their terms.

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ARTICLE 7

RESTRICTIVE COVENANTS

7.1 COVENANT NOT TO DISCLOSE CONFIDENTIAL INFORMATION. During the Term and following termination of Executive’s Employment under this Modified Agreement, the Executive agrees that, without the Company’s prior written consent, he will not use or disclose to any person, firm, association, partnership, entity or corporation, any material confidential information concerning: (i) the business, operations or internal structure of the Company or any division or part thereof; (ii) the customers of the Company or any division or part thereof; (iii) the financial condition of the Company or any division or part thereof; and (iv) other material confidential information pertaining to the Company or any division or part thereof, including without limitation, trade secrets, computer programs, software, intellectual property, proprietary information, technical data, marketing analyses and studies, operating procedures, customer and/or inventory lists, or the existence or nature of any of the Company’s agreements or agreements of any division thereof; provided, however, that the Executive shall be entitled to disclose such information: (a) to the extent the same shall have otherwise become or is required to become publicly available (unless made publicly available by the Executive); (b) during the course of or in connection with any actual or potential litigation, arbitration, or other proceeding based upon or in connection with the subject matter of this Modified Agreement; (c) as may be necessary or appropriate to conduct his duties hereunder, provided the Executive is acting or believing himself to act in good faith and in the best interest of the Company; (d) as may be required by law or judicial process; or (e) if the information is generally known to personnel in the Executive’s trade or business.

7.2 COVENANT NOT TO COMPETE. The Executive acknowledges that he has established and will continue to establish favorable relations with the customers, clients and accounts of the Company and will have access to trade secrets of the Company. Therefore, in consideration of such relations to further protect trade secrets, directly or indirectly, of the Company, the Executive agrees that at all times during his Employment with the Company through the date of termination of the Executive’s Employment, the Executive will not, directly or indirectly, without the express written consent of the Board:

(i) own or have any interest in or act as an officer, director, partner, principal, employee, agent, representative, consultant or independent contractor of, or in any way assist in, any business which is engaged directly in any business directly competitive with the Company in those markets and/or products lines in which the Company competes within 50 miles of the address of the principal place of business of the parent Company or any or its wholly-owned operating subsidiaries at any time during the Term, or become associated with or render services to any person, firm, corporation or other entity so engaged (“Competitive Businesses”); provided, however, that the Executive may own without the express written consent of the Company not more than four and nine-tenths percent (4.9%) of the issued and outstanding securities of any company or enterprise whose securities are listed on a national securities exchange or actively traded in the over the counter market; provided, further, however that once the Term has terminated the Executive may work for, have an interest in, render services to or assist any business or Competitive Business without violating this Section 7.2;

(ii) solicit clients, customers or accounts of the Company for, on behalf of or otherwise related to any such Competitive Businesses;

(iii) solicit any person who is in the employ or service of the Company to leave such employ or service for employment with or service to the Executive, an affiliate of the Executive or any third Party.

In the event that the Company shall merge with, be acquired by, or generally be absorbed into any other business or institution, the Executive’s continued performance on behalf of such other business or institution shall not constitute a violation of Executive’s duties to the Company under Article 7 or other provisions of this Modified Agreement.

Notwithstanding the foregoing, if any court determines that the covenant not to compete, or any part thereof, is unenforceable because of the duration of such provision or the geographic area or scope covered thereby, such court shall have the power to reduce the duration, area or scope of such provision to the extent necessary to make the provision enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced. The Company shall pay and be solely responsible for any attorney’s fees, expenses, costs and court or arbitration costs incurred by the Executive in any matter or dispute between the Executive and the Company which pertains to this Article 7 if the Executive prevails in the contest in whole or in part.

7.3 SPECIFIC PERFORMANCE. Recognizing that irreparable damage will result to the Company in the event of the breach of any of the foregoing covenants and assurances by the Executive contained in Sections 7.1 and 7.2, and

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that the Company’s remedies at law for any such breach may be inadequate, the Company and its successors and assigns, in addition to such other remedies which may be available to them, shall, upon making a sufficient showing under applicable law, be entitled to an injunction to be issued by any court of competent jurisdiction ordering compliance with this Modified Agreement or enjoining and restraining the Executive from the continuation of such breach. The obligations of the Executive and rights of the Company pursuant to this Article 7 shall survive the termination of the Executive’s Employment under this Modified Agreement. The covenants and obligations of the Executive set forth in this Article 7 are in addition to and not in lieu of or exclusive of any other obligations and duties the Executive owes to the Company.

ARTICLE 8

GENERAL PROVISIONS

8.1 HEIRS OF EXECUTIVE. For purposes of this Modified Agreement, the term Executive shall also mean the designated heirs of Executive and/or the estate of Executive (collectively the “Heirs”). In the event Executive shall become deceased or disabled, the Heirs of Executive shall in his stead be paid all Compensations and Obligations due under this Modified Agreement for the full term hereof in the same manner as if Executive were still living.

8.2 BANK ACCOUNTS AT OCALA LOCATION. In order to facilitate the smooth and efficient operation by Executive at the Ocala Location such as to allow the Company to promptly and properly meet its trade and compensation obligations, reporting obligations to the SEC and otherwise, it is agreed that the Company shall continue to maintain its current local bank checking accounts for Executive’s continued use in accordance with past operating practices and management. These accounts will, until the respective funds have been expended, be utilized to pay the costs and expenses required under Article 3, Article 4, and Article 5 (with the exception of those expenses set forth in Section 5.1(i) hereof). When sufficient funds are no longer available for disbursement from the existing Ocala bank accounts to meet the operating obligations of that venue, Executive shall notify the Company such that the Company can thereafter add funding to the accounts or alternatively assume responsibility to pay all related expenses from a diverse location of its choosing.

8.3 FINAL AGREEMENT. This Modified Agreement is intended to be the final, complete and exclusive agreement between the Parties relating to the Employment of the Executive by the Company and all prior or contemporaneous understandings, representations and statements, oral or written, are merged herein. No modification, waiver, amendment, discharge or change of this Modified Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement thereof is or may be sought.

8.4 NO WAIVER. No waiver, by conduct or otherwise, by any Party of any term, provision, or condition of this Modified Agreement, shall be deemed or construed as a further or continuing waiver of any such term, provision, or condition nor as a waiver of a similar or dissimilar condition or provision at the same time or at any prior or subsequent time.

8.5 RIGHTS CUMULATIVE. The rights under this Modified Agreement, or by law or equity, shall be cumulative and may be exercised at any time and from time to time. No failure by any Party to exercise, and no delay in exercising, any rights shall be construed or deemed to be a waiver thereof, nor shall any single or partial exercise by any Party preclude any other or future exercise thereof or the exercise of any other right.

8.6 NOTICE. Except as otherwise provided in this Modified Agreement, any notice, approval, consent, waiver or other communication required or permitted to be given or to be served upon any person in connection with this Modified Agreement shall be in writing. Such notice shall be personally served, sent by fax or cable, or sent prepaid by either registered or certified mail with return receipt requested or Federal Express and shall be deemed given (i) if personally served or by Federal Express, when delivered to the person to whom such notice is addressed, (ii) if given by fax or cable, when sent, or (iii) if given by mail, two (2) business days following deposit in the United States mail. Any notice given by fax or cable shall be confirmed in writing, by overnight mail or Federal Express within forty-eight (48) hours after being sent. Such notices shall be addressed to the Party to whom such notice is to be given at the Party’s address set forth below or as such Party shall from time to time otherwise direct.

If to the Company:

Acacia Diversified Holdings, Inc.

Attn: Richard K. Pertile, CEO (elect)

13575 58th Street North - #138

Clearwater, FL 33760

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Facsimile: (727) _____ - ___________

With a copy to:

Richard M. Pertile

2810 Phillippe Parkway

Safety Harbor, FL 34695

If to the Executive:

Steven L. Sample

2806 SE 29th Street

Ocala, FL 34471

Facsimile: (877) 513-6295

8.7 SUCCESSORS. The terms and conditions of this Modified Agreement shall inure to the benefit of and be binding upon the successors, Heirs, and assigns of the Parties hereto.

8.8 GOVERNING LAW. This Modified Agreement shall be construed and enforced in accordance with the laws of the State of Florida, without giving effect to the principles of conflict of laws thereof.

8.9 COUNTERPARTS. This Modified Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument. The Parties agree that facsimile copies of signatures shall be deemed originals for all purposes hereof and that a Party may produce such copies, without the need to produce original signatures, to prove the existence of this Modified Agreement in any proceeding brought hereunder.

8.10 SEVERABILITY. The provisions of this Modified Agreement are agreed to be severable, and if any provision, or application thereof, is held invalid or unenforceable, then such holding shall not affect any other provision or application.

8.11 CONSTRUCTION. As used herein, and as the circumstances require, the plural term shall include the singular, the singular shall include the plural, the neuter term shall include the masculine and feminine genders, and the feminine term shall include the neuter and the masculine genders.

8.12 ARBITRATION. Except as otherwise provided in Section 7.3 hereof, any controversy or claim arising out of, or related to, this Modified Agreement, or the breach thereof, shall be settled by binding arbitration in the City of Ocala, Florida or in the City of Orlando, Florida (at the Executive’s election), in accordance with the employment arbitration rules then in effect of the American Arbitration Association including the right to discovery, and the arbitrator’s decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each Party hereto shall pay its or their own expenses incident to the negotiation, preparation and resolution of any controversy or claim arising out of, or related to, this Modified Agreement, or the breach thereof; provided, however, the Company shall pay and be solely responsible for any attorneys’ fees and expenses and court or arbitration costs incurred by the Executive as a result of a claim brought by either the Executive or the Company alleging that the other Party breached or otherwise failed to perform this Modified Agreement or any provision hereof to be performed by the other Party if the Executive prevails in the contest in whole or in part.

8.13 NO MITIGATION OR OFFSET. The Executive shall not have any duty to seek other employment or to reduce any amounts or benefits payable to him under Section 1.1 or Article 6, and no such amounts or benefits shall be reduced or withheld, on account of any compensation received by the Executive from any other employment or other source except as specifically provided in Section 1.1 and Section 6.2 with respect to Annual Salary, Operating Stipend, or other compensations or benefits. The Company shall not have the right to offset any amount owed to it against payments due to the Executive under Section 1.1, Section 3.5 or Article 6 (other than as expressly provided therein) except that all such payments shall be subject to Section 3.3.

IN WITNESS WHEREOF, the Parties have executed this Modified Agreement as of the date first above written.

For ACACIA DIVERSIFIED HOLDINGS, INC.

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A Texas corporation

By: _________________________________________

Name: Steven L. Sample

Title: Outgoing CEO

By: _________________________________________

Name: Richard K. Pertile

Title: Incoming CEO

STEVEN L. SAMPLE (The Executive)

An Individual residing in the State of Florida

By: _________________________________________

  Name; Steven L. Sample

Title: Executive

D-11

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EXHIBIT E

FORM OF NON-COMPETITION AGREEMENT

[see attached on following page]

E-1

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Non-Competition Agreement

This Non-Competition And Restrictive Covenant Agreement (this “Agreement”), is made and entered into as of January 15, 2016, with an effective date (the “Effective Date”) of January 4, 2016 between Acacia Diversified Holdings, Inc., a Texas corporation (together with its subsidiaries and affiliates, “Acacia” or the “Company”), and Richard K. Pertile, a Florida resident (“Pertile”).

WHEREAS, the execution and delivery of this Agreement by the Company and Pertile is a condition to the closing of the transaction contemplated by the Asset Purchase Agreement dated as of the date hereof, by and among the Company (as “Buyer”) and the MariJ Group (as “Seller”) (the “Purchase Agreement”).

WHEREAS, Pertile has acquired, through his ownership and management of the MariJ Group and his relationship as a director, officer and/or employee thereof, intimate knowledge regarding the business, customers, suppliers, information and processes of or relating to the Seller.

WHEREAS, Pertile will benefit from the closing of the transactions contemplated in the Purchase Agreement, which benefits constitute adequate and sufficient consideration for the covenants and obligations made in this Agreement.

WHEREAS, Pertile and the Company desire to enter into this Agreement on the terms and conditions hereafter set forth.

NOW THEREFORE, in consideration of the covenants and promises contained herein, and given pursuant to the Purchase Agreement, the parties hereto agree as follows:

1.      ACKNOWLEDGEMENT; INCORPORATION OF RECITALS. Pertile hereby acknowledges receipt of adequate and sufficient consideration from the Company for the covenants and agreements made in this Agreement. The recitals set forth above are, by this reference, incorporated into and deemed a part of this Agreement.

2.      NON-COMPETE AND NON-SOLICITATION

(a)                Non-Competition. During the Restricted Term, Pertile agrees that neither he nor any of his Related Persons will, in any manner, anywhere in the Restricted Territory, directly or indirectly, on behalf of himself or any other Person other than the Company, invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in the Business as hereafter defined (“Business”).

(b)               Non-Solicitation. During the Restricted Term, Pertile agrees that neither he nor his Related Persons, in any manner, anywhere in the Restricted Territory, directly or indirectly, on behalf of himself or any other Person will (i) solicit the business of any Person who is a customer or demonstrably identified potential customer of the Seller or the Company (individually and collectively the “Joint Parties”) for the products or services then provided or sold by the Joint Parties in any manner that could be likely to result in such Person curtailing or canceling any business or contracts that such Person has or may come to have with the Joint Parties or in any way interfere with the relationship between the Joint Parties and such Person; (ii) cause, induce or attempt to cause or induce any actual or potential customer, supplier, employee, consultant or other business relation of the Joint Parties to cease doing business with the Company, to deal with any competitor of the Company, or in any way interfere with its relationship with the Company; or (iii) hire, employ, engage, retain or attempt to hire, employ, engage or retain any employee or independent contractor of the Company or in any way interfere with the relationship between the Company and any of its employees or independent contractors.

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3.      CONFIDENTIAL INFORMATION.

(a)                Confidential Information; Restriction. Pertile recognizes and acknowledges that certain assets of the Joint Parties, including without limitation information regarding customers, pricing policies, methods of operation, proprietary computer programs, sales, products, profits, costs, markets, key personnel, formulae, product applications, technical processes, potential acquisition or joint venture candidates and trade secrets which may have been made available to Pertile, whether in writing, in computer form, reduced to a tangible form in any medium, or conveyed orally, and which gives the Company a competitive advantage over other individuals or companies which do not have access to this information (hereinafter called “Confidential Information”) are valuable, special, and unique assets of the Company. Pertile acknowledges that the Company is the owner of the Confidential Information and agrees not to dispute, contest or deny any such ownership rights of the Company. Pertile shall not use, divulge, reproduce, distribute, reverse engineer or disclose (in any way or in any manner) any Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as may be required by law, unless and until such Confidential Information becomes publicly available other than as a consequence of the breach by Pertile of his confidentiality obligations hereunder. Pertile agrees to take all reasonable precautions to prevent the inadvertent disclosure of the Confidential Information to any unauthorized person; agrees not to transport or cause to be transported the Confidential Information outside the premises of the Company, except as necessary or desired to carry out Pertile’s duties as prescribed by the Company; agrees not, without the Company’s express authorization, to participate directly or indirectly in the development, marketing, sale, licensing or other exploitation of software or other products or services which embody or are derived from Confidential Information; and agrees that in the event Pertile becomes aware that any Person is taking or threatens to take any action which would compromise the Confidential Information or violate any of the foregoing provisions were that Person subject to the provisions of this Section 3, promptly advise the Company of all facts concerning such action or threatened action. Pertile expressly agrees that the disclosures prohibited hereby include disclosure of similarities or possible similarities between the Confidential Information and the work product of another person or company.

(b)               Protective Order. In the event that Pertile is required to disclose any Confidential Information pursuant to an order, regulation, ruling, governmental request, summons or subpoena, Pertile shall promptly notify the Company of such pending disclosure and reasonably cooperate in assisting the Company (at the Company’s expense) in seeking a protective order or in objecting to such request, summons or subpoena with regard to the Confidential Information.

(c)                Cooperation. Pertile agrees to reasonably cooperate with the Company in the prosecution or defense of all threatened claims or actual litigation in which the Company is or may become a party, whether now pending or hereafter brought, in which Pertile has knowledge of relevant facts or issues. Pertile shall be promptly reimbursed reasonable out-of-pocket expenses incurred by him due to his cooperating with the prosecution or defense of any litigation for the Company as applicable, including but not limited to reasonable attorney’s fees incurred in the furtherance of those actions, provided that he provides the Company with reasonable documentation of such expenses.

4.      ASSIGNMENT. Pertile hereby assigns and transfers to the Company any right, title or interest in any inventions, designs, discoveries, works of authorship, creations, ideas, developments, improvements, trade secrets (including, without limitation, trade secrets relating to the cannabis oil processing and extraction systems) or software relating to the Business (collectively, “Inventions”), that Pertile may have as of the date hereof or may have acquired on or before the date hereof, in whole or in part. This obligation is limited to any Inventions that relate to the Company’s Business or demonstrably anticipated business, whether or not the Inventions were created, originated, developed or conceived of by Pertile solely or jointly with others and whether or not the Inventions are protected or protectable under applicable patent, trademark, service mark, copyright or trade secret laws. Pertile hereby transfers Pertile’s rights in such Inventions free of all encumbrances and restrictions, and will promptly take any action, including executing

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and delivering any documentation, deemed necessary by the Company to effectuate the transfer or prosecution of ownership rights in the United States and any other country as the Company may request. Pertile acknowledges and agrees that the Inventions will be considered part of the Confidential Information.

5.      INJUNCTIVE RELIEF; REMEDIES. Pertile acknowledges and agrees that any breach or threatened breach by Pertile of Section 2, Section 3 or Section 4 of this Agreement will cause irreparable harm and continuing damages to the Company and that the remedy at law for any such breach or threatened breach will be inadequate. Accordingly, in addition to any other remedies that may be available to the Company at law or in equity in such event, the Company shall be entitled to seek and obtain, from any court of competent jurisdiction, an injunction or injunctions, without bond or other security and without having to show that money damages will be inadequate or impossible to determine, enjoining and restricting the breach or threatened breach. Pertile acknowledges, however, that no specification in this Agreement of a specific legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by Pertile.

6.      SEVERABILITY AND JUDICIAL MODIFICATION. If any clause, term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement and the application of such clause, term or provision to persons or circumstances other than those to which it is invalid and unenforceable, shall not be affected thereby, and each clause, term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. If any court of competent jurisdiction refuses to enforce any clause, term, or provision of this Agreement as written, the other clauses, terms, and provisions shall stand, and the court shall modify the clause, term, or provision at issue to the minimum extent necessary to make it enforceable under applicable law, and shall enforce it as so modified.

7.      GENERAL.

(a)                Waivers. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing, executed by the party against whom enforcement of such waiver is sought, and any waiver so given shall be effective only in the specific instance and for the specific purpose for which given.

(b)               Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The parties may deliver an executed copy of this Agreement or any other document contemplated by this Agreement by facsimile or other electronic transmission to the other parties, and such delivery will have the same force and effect as the delivery of an original signed copy of this Agreement or such other document.

(c)                Governing Law; Waiver of Jury Trial. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida applicable to agreements made and to be performed wholly within such jurisdiction, without regard to principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally waives any and all right to trial by jury of any claim or cause of action in any suit arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by the court without a jury. Each of the parties hereto further waives any right to seek to consolidate any such lawsuit in which a jury trial has been waived with any other lawsuit in which a jury trial cannot or has not been waived.

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(d)               No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by Pertile and the Company to express their mutual intent, and no rule of strict construction will be applied against Pertile or the Company.

(e)                Headings. The section and subsection heading of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

8.      DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

“Business” means any business the same or similar to that of the Company, including but not limited to the business of growing, cultivating, managing, acquiring, processing, or selling industrial or medical grade hemp or cannabis or oils extracted therefrom; processing, combining packaging, transporting or selling the extracted oils or medications, dietary supplements, pharmaceuticals or nutraceuticals derived therefrom; transporting products, cash or persons for hire or for internal use; and all related processes, systems and technology.

“Control” of an entity includes service as a director, officer, partner, manager, executor or trustee (or in a similar capacity) or beneficial ownership of 10% or more of the outstanding equity (or the right to vote or receive profits, dividends or distributions).

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated organization, association, joint venture or other entity or a governmental body.

“Related Person”

(a)	in the case of a natural person, each member of such Person’s immediate family, by blood or by marriage, including spouses, parents, step-parents, siblings, children, and step-children;
(b)	any Person that, directly or indirectly Controls, is Controlled by or is under common Control with, a Person.

“Restricted Term” means the period commencing on the date hereof and ending five (5) years thereafter.

“Restricted Territory” means anywhere within 125 miles of any location the Company or any of its subsidiaries does business..

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Non-Compete and Restrictive Covenant Agreement to be duly executed as of the date and year first above written.

[Signature page follows]

E-5

50

ACACIA DIVERSIFIED HOLDINGS, INC.

By:
Name: Steven L. Sample

Its: CEO

RICHARD K. PERTILE

Richard K. Pertile

Address: 13575 58th St N. #138

Clearwater, Florida 33760

Signature Page to Non-Competition And Restrictive Covenant Agreement

E-6

51

EXHIBIT F

FORM OF LICENSE AND PERMIT TRANSFER DOCUMENTS

Attached, if any; none if none are attached.

F-1

52

EXHIBIT G

FORM OF RIGHT OF FIRST REFUSAL TO PURCHASE COMMON STOCK

(See attached on following page)

G-1

53

Form of Right of First Refusal to Purchase Common Stock

AGREEMENT made this 15th day of January, 2016 with an effective date of January 4, 2016 (the “Effective Date”), by and between Steven L. Sample (“Mr. Sample” or “Seller”), and Richard K. Pertile (“Mr. Pertile” or “Optionee”) individuals residing in the State of Florida (each a “Party” and collectively the "Parties").

WHEREAS, Mr. Sample is the owner of certain Common stock representing shares of Acacia Diversified holdings, Inc. (“Acacia”) (the “Sample Acacia Shares”) which are fully paid and non-assessable under Rule 144 and free of any liens or encumbrances; and

WHEREAS, the Parties hereto are also Parties to that certain Asset Purchase Agreement (the “APA”) of even date herewith by and between Acacia and the MariJ Group of Companies (“MariJ”); and,

WHEREAS the Parties hereto desire to promote their mutual interests in the ratification and execution of the APA, a portion of the terms of which call for Mr. Sample to grant to Mr. Pertile that certain Right of First Refusal (the “Option”) to acquire Two Million Five-Hundred Thousand (2,500,000) of the Sample Acacia Shares (the “Option Shares”) under certain terms and conditions.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.                  Right of First Refusal. Seller hereby offers to sell to Optionee the Option Shares or any portion thereof (the “Offered Option Shares”) under the terms and conditions set forth herein and in conjunction with the terms and conditions set forth in Section 2(d)(ii) and Section 2(d)(iii) of the APA to which this Agreement is made a part as Exhibit H (the “Offer”). Except as herein provided, Seller shall not sell, dispose of, or otherwise grant any interest in and to the Option Shares or any portion thereof prior to May 5, 2019 except upon the prior written consent of Optionee, or in the absence of such written consent, as pursuant to the provisions hereinafter set forth.

2.                  Period of the Offer. Pursuant to the terms of the APA, this Offer shall be considered to be extended only during the period of April 4, 2019 through and including May 4, 2019 (the “Period”). If Optionee shall not accept the Offer in writing to Seller during that period, or if all terms and conditions of the Offer are not fulfilled, this Option shall thereafter become null and void and of no force or effect.

3.                  Notices. Notices from one Party to another relating to this Agreement shall be deemed effective if made in writing and delivered to the recipient's address or facsimile number set forth below by any of the following means:

(i) hand delivery;

(ii) registered or certified mail, postage prepaid, with return receipt requested;

(iii) FedEx or like overnight courier service with delivery confirmation; or,

(iv) facsimile or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type.

Notice made in accordance with this Section shall be deemed delivered on receipt if delivered by hand or wire transmission, upon receipt of return receipt if mailed by registered or certified mail, or the next business day after deposit with an overnight courier service if delivered for next day delivery. The Parties agree that electronic mail shall not constitute a permitted form of notice under this Section.

(iii)	If to Mr. Pertile, addressed to:
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Richard K. Pertile

2810 Phillippe Parkway

Safety Harbor, FL 34695

With a copy to:

Howard P. Ross, Esq. B.C.S.

Florida Bar Certified in Business Litigation and Civil Trial

Battaglia, Ross, Dicus & McQuaid, P.A.

5858 Central Avenue

St. Petersburg, FL 33707

(iv)	If to the Mr. Sample, addressed to:

Steven L. Sample

2806 SE 29th Street

Ocala, FL 34471

Any Party may, from time to time, by written notice to the other Party, designate a different address, which shall be substituted for the one specified above for such Party.

4.                  Exclusive Offer. Mr. Sample shall not sell or otherwise dispose of, other than to Optionee, the Offered Option Shares prior to May 5, 2019 except in the event that:

  Optionee shall provide written notice to Mr. Sample that the Offer has been declined; or
  Optionee shall not complete the purchase of all or part of the Offered Option Shares during the Period, at which time Mr. Sample shall be permitted, at any time or times after the Period, to sell the remaining Offered Option Shares to such person or persons and on such terms as he shall see fit; provided, however, that no such sale shall be made at a lower price than that offered to Optionee.

5. Consideration. Optionee shall pay to Seller the sum of $0.001 per share for each Option Share purchased, being par value of the Offered Option Shares, payable in U.S. currency at the time of acceptance of the Offer.

6. Proxy, Certificate(s) Representing Option Shares, Stock Pledge, Stock Power. At Closing of the APA, Mr. Sample shall deliver for the holding in trust by attorney of Optionee or MariJ (the “Optionee Trust Attorney”):

a. Certificate(s) of Acacia Common stock representing the Offered Option Shares;

b. A Stock Pledge duly executed by Mr. Sample for use by Mr. Pertile in the event of his acceptance and fulfillment of the Offer

c. A Stock Power duly executed by Mr. Sample providing Mr. Pertile with the authority to transfer and convey the Offered Option Shares to himself upon his authorized and proper acceptance of the Offer during the Period.

d. A voting proxy executed by Mr. Sample authorizing Optionee to vote the Offered Option Shares.

In the event Optionee shall (i) decline the Offer in writing; or, (ii) fail to fulfill its obligations relating to acceptance of the Offer during the Period, then all of the items in this Section 6(a), (b), (c), and (d) provided at Closing to the Optionee Trust Attorney shall promptly be returned without further demand or notice to Mr. Sample in the original state as when presented at Closing.

[Signature page follows]

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In witness whereof the parties have caused this Agreement to be duly executed on the date first above written.

Steven L. Sample, Seller

__________________________________

Richard K. Pertile, Optionee

_________________________________

Signature Page to Right of First Refusal to Purchase Common Stock

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EXHIBIT H

FORM OF ANTI-DILUTION AGREEMENT

(See attached on following page)

H-1

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FORM OF ANTI-DILUTION AGREEMENT

THIS ANTI-DILUTION AGREEMENT (the “Agreement”) is dated as of January __ , 2016 with an effective date (the “Effective Date”) of January 2, 2016, and is by and among “ACACIA DIVERSIFIED HOLDINGS, INC., a Texas corporation (“Acacia” or the “Company”), and STEVEN L. SAMPLE, an individual residing in the State of Florida (“Mr. Sample”). Acacia and Mr. Sample are referred to collectively herein as the "Parties," and individually as a "Party."

WHEREAS, Mr. Sample and the Company are both Parties to that certain Modified Employment Agreement with an Effective Date of January 4, 2016 and are relevant Parties to the Asset Purchase Agreement also with an Effective Date of January 4, 2016, to which the form of this Agreement is attached as Exhibit J and made a part thereof, all of which contemplates the execution and delivery of this Agreement by the Parties hereto.

WHEREAS this Agreement is certified and confirmed to be valid for all purposes by Richard K. Pertile (“Pertile”) acting in the capacity as President of Seller as a party to the Asset Purchase Agreement of even date herewith to which this Agreement is made a part, and by Pertile also acting as CEO-Elect of Acacia.

WHEREAS the Company and Mr. Sample acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in this Agreement shall not be superseded as a result of the change of management of Acacia or the status of the Parties executing this Agreement concomitant with the Closing of the Asset Purchase Agreement to which this Agreement is made a part, but shall remain in full force and effect to the full extent provided herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged (including, without limitation, the entering into the various Agreements by and between the Parties and the MariJ Group of Companies dated January 15, 2016, each with an Effective Date of January 4, 2016), so long as the Right of First Refusal to Purchase Common Stock the and Proxy included the Agreements remain in full force and effect or Mr. Pertile shall have exercised his Right of First Refusal in acquiring the Primary CEO Equity Consideration, the Parties hereto hereby agree as follows:

SECTION 1. Additional Issuances.

(a) If at any time after the Effective Date hereof, if the Company shall issue any additional shares of the Company’s Common Stock or warrants, options or other rights or instruments of any kind convertible into or exercisable or exchangeable for shares of Common Stock (the “Additional Securities”) for the purposes of raising capital, acquiring assets, or for any other authorized purpose, Mr. Sample shall have the right to subscribe for and to purchase at the par value of the Company’s stock of $0.001 per share (“Par Value”) that number of Additional Securities necessary to maintain a Fully-Diluted Ownership Percentage (as defined herein below) in the Company equal to the lesser of: (i) Fully-Diluted Ownership Percentage of the Company on the date that a Subscription Notice (as defined below) is delivered to Mr. Sample hereunder, and (ii) nine and nine-tenths percent (9.9%) of the Company’s issued and outstanding Common Stock after first adjusting for the eventuality of the required disposal of 2,500,000 shares of Mr. Sample’s Common Stock in the Company under the provisions of the Asset Purchase Agreement to which this Anti-Dilution is made a part. By way of example, prior to Mr. Sample’s required disposal of 2,500,000 shares of his Common Stock of Acacia as required in the Asset Purchase Agreement, this calculation would result in his entire personal holdings of Acacia, less 2,500,000 shares, then being made to equal to 9.9% of the total issued and outstanding Common Shares of the Company by the issuance to Mr. Sample of new Common Shares of the Company at Par Value in such numbers such as to cause his total ownership to be equal to said 9.9%. Any offer of Additional Securities made to Mr. Sample under this Section 1 shall be made by notice in writing (the “Subscription Notice”) at least 10 Business Days prior to the issuance of such Additional Securities. The Subscription Notice shall set forth (i) the number of Additional Securities proposed to be issued to any Person other than Mr. Sample and the terms of such Additional Securities, (ii) the consideration (or manner of determining the consideration), if any, for which such Additional Securities are proposed to be issued and the terms of payment, (iii) the number of Additional Securities offered to Mr. Sample in compliance with the provisions of this Section 1 and (iv) the proposed date of

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issuance of such Additional Securities. Not later than 5 Business Days after delivery of a Subscription Notice in accordance with the notice provisions hereof, Mr. Sample shall deliver a notification to the Company in writing whether he elects to purchase all or any portion of the Additional Securities offered to Mr. Sample, pursuant to the Subscription Notice; provided however, that the failure of Mr. Sample to respond in writing within 5 Business Days shall be deemed a waiver and negative election by Mr. Sample to purchase any of the Additional Securities offered by such Subscription Notice. If Mr. Sample elects to purchase any such Additional Securities, the Additional Securities that he shall have elected to purchase shall be issued and sold to Mr. Sample by the Company at the same time and on the same terms and conditions as the Additional Securities are issued and sold to third Parties. If, for any reason, the issuance of Additional Securities to third Parties is not consummated, Mr. Sample’s right to his share of such issuance shall lapse, subject to Mr. Sample’s ongoing subscription rights with respect to issuances of Additional Securities at later dates or times.

(b) The Company represents and covenants to Mr. Sample that (i) upon issuance, all the shares of Additional Securities sold to Mr. Sample pursuant to this Section 1 shall be duly authorized, validly issued, fully paid and nonassessable and will be approved (if outstanding securities of the Company of the same type are at the time already approved) for listing on the Nasdaq Stock Market or for quotation or listing on the principal trading market for the securities of the Company at the time of issuance, (ii) upon delivery of such shares, they shall be free and clear of all liens, claims and encumbrances (other than any restrictions imposed by applicable federal, state and foreign securities laws of any nature and shall not be subject to any preemptive right of any stockholder of the Company and (iii) this Section 1 does not and upon the issuance of such Additional Securities will not: (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of ACACIA, each as amended then to date; (b) conflict with or constitute a violation by ACACIA of any applicable law (including the Texas Business Organizations Code), judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to ACACIA the enforcement of which would have a material adverse effect on ACACIA or on ACACIA’s ability to perform its obligations hereunder or the ability of ACACIA to consummate issuance of the Additional Securities; and, (c) either alone or with the giving of notice or the passage of time, or both, modify, violate, conflict with, constitute grounds for termination of, or accelerate the performance required by, or result in a breach or default of the terms, conditions or provisions of, or constitute a default under any contract, agreement, note bond, mortgage, indenture, deed of trust, license, franchise, permit, commitment, waiver, exemption, order, obligation, lease, sublease, undertaking, agreement, offer or other instrument, which violation, conflict, termination, acceleration, breach or default would have a material adverse effect on ACACIA or on the ability of ACACIA to perform its obligations hereunder or the ability of ACACIA to issue such shares.

(c) As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday, U.S. national legal holiday, or a legal holiday under the laws of the State of Texas or the State of Florida, and the term “Person” shall mean an individual, corporation, partnership, joint venture, joint stock company, association, trust, business trust, unincorporated organization, government authority, or any other entity of whatever nature. As used herein, the term “Fully-Diluted Ownership Percentage” shall mean the percentage ownership calculated by dividing (i) the aggregate number of shares of Common Stock (including any shares of Common Stock issuable upon exercise or conversion of options, warrants or other securities or rights) beneficially owned (as such term is determined in accordance with the Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by the applicable Person or Persons, howsoever and whenever acquired, by (ii) the aggregate number of all issued and outstanding shares of Common Stock of the Company (including any shares of Common Stock which are issuable upon exercise or conversion of options, warrants or other securities or rights within 60 days of the date on which such calculation is being made).

(d) If the Company, at any time while this Agreement is in force and effect, by reclassification of securities or otherwise (including, but not limited to, a “reincorporation,” merger with or into a wholly owned subsidiary of the Company, an exchange or stock swap or another type of reorganization or recapitalization) (individually or collectively the “Reorganization of Shares”), shall change or exchange its Common Stock into (or for) different securities of another class or classes or ceases to have Common Stock, then Mr. Sample’s rights hereunder shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the Agreement immediately prior to such reclassification or other change. All such adjustments shall be made so as to equitably adjust Mr. Sample’s rights hereunder such that he should own no less than nine and nine-tenths percent (9.9%) of the issued and outstanding shares of the Company in any classification thereof in the Company or any newly-capitalized entity following any such Reorganization of Shares.

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SECTION 2. No Reverse Stock Splits or Issuances of Preferred Shares. From the Effective Date of this Agreement until January 1, 2020, the Company shall not cause to occur or suffer to be caused to occur any reverse stock split (“Reverse Stock Split”) to its Common shares without the prior written consent of Mr. Sample. Similarly, the Company shall not during that same period cause to occur or suffer to be caused to occur any issuance of shares of the preferred stock (“Preferred Stock” or “Preferred Shares”) of the Company without the prior written consent of Mr. Sample. Any violation of these covenants as to a Reverse Stock Split shall result in a requirement that the Company immediately issue to Mr. Sample sufficient new shares of the Company’s common stock (“Common Stock” or “Common Shares”) such as to cause his holdings thereof to be equal to the percentage of his Common Stock holdings relevant to the total issued and outstanding shares of the Common Stock of the Company as of the date immediately preceding the Effective Date of this Agreement (meaning the percentage of the total issued and outstanding Common Stock of the Company held by Mr. Sample in relation to the total number of Common Shares of the Company issued and outstanding as of the date immediately preceding the Effective Date of this Agreement). Similarly, any violation of these covenants as to issuance of Preferred Shares shall result in a requirement that the Company immediately issue to Mr. Sample sufficient new shares of the Company’s Preferred Stock such as to cause his holdings of the Company’s total issued and outstanding Preferred Shares to be equal to the percentage of his Common Stock holdings relevant to the total issued and outstanding shares of the Common Stock of the Company as of the date immediately preceding the effective date of this Agreement (meaning Mr. Sample would be issued an appropriate number of Preferred Shares of the Company such that his ownership thereof would become in accordance with the percentage of Common Stock of the Company held by Mr. Sample in relation to the total number of Common Shares of the Company issued and outstanding as of the date immediately preceding the Effective Date of this Agreement). Any shares issued to Mr. Sample in accordance with this Section 2 shall be paid by Mr. Sample at Par Value.

SECTION 3. Further Assurances. Each of the Parties hereto agrees that, at any time and from time to time after the date hereof, it shall, upon written request from the other Party hereto, and without further consideration, perform such other and further acts, and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments, documents and assurances as such other Party reasonably may request for the purpose of carrying out this Agreement.

SECTION 4. Binding Agreement; Assignment. This Agreement is binding upon, will inure to the benefit of, and be enforceable by, the Parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties hereto, without the prior written consent of the other Party hereto.

SECTION 5. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and understanding of the Parties hereto with respect to the subject matters hereof and thereof and supersedes any and all prior negotiations, agreements, arrangements and understandings between the Parties, written or oral, relating to the matters provided for herein or therein. Except as expressly provided in this Agreement, nothing contained in this Agreement, express or implied, is intended to or shall confer on any Person other than the Parties hereto and their heirs, successors and permitted assigns, any rights, benefits, remedies or claims under or by reason of this Agreement.

SECTION 6. Amendment; Modification. This Agreement may not be amended or modified except by an instrument in writing signed by a duly authorized officer of each of the Company and Mr. Sample.

SECTION 7. Extensions; Waivers; Remedies Cumulative.

(a) The conditions to each of the Parties’ obligations to consummate this Agreement are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable law. With regard to this Agreement, any Party may (i) extend the time for the performance of any of the obligations or other acts of any other Party with such first Party, or (ii) waive compliance with any of the agreements of any Party with such first Party or with any conditions to its own obligations. Any agreement on the part of a Party hereto to any such extension or waiver of any provision of this Agreement shall be valid and effective only if set forth in an instrument in writing signed on behalf of such Party against whom enforcement of any waiver or consent is sought by such first Party or a duly authorized officer thereof, if applicable.

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(b) No failure or delay on the part of any Party in exercising any right, privilege, power, or remedy under this Agreement, and no course of dealing among the Parties, shall operate as a waiver of such right, privilege, power, or remedy, nor shall any single or partial exercise of any right, privilege, power, or remedy under this Agreement preclude any other or further exercise of such right, privilege, power, or remedy, or the exercise of any other right, privilege, power, or remedy. No notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand in any similar or other circumstances or constitute a waiver of the right of the Party giving such notice or making such demand to take any other or further action in any circumstances without notice or demand.

SECTION 8. Section Headings; Interpretation. Reference in this Agreement to a Section unless otherwise indicated, shall constitute references to a Section or an Article of this Agreement. The section headings contained in this Agreement are for convenience of reference only and do not form a part thereof and shall not affect in any way the meaning or interpretation of this Agreement. The Parties hereto agree that this Agreement is the product of negotiations among sophisticated Parties, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in the drafting of each provision hereto. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly against any Party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

SECTION 9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware without giving effect to the laws that might otherwise govern under applicable principles of conflict of laws thereof.

SECTION 10. Notices. Any notice, demand, claim, request, waiver or consent or other communication required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered by any of the following means of delivery, and shall be deemed to have been duly delivered and received on the date (or the next Business Day if delivery is not made on a Business Day) of personal delivery or facsimile transmission or on the date (or the next Business Day if delivery is not made on a Business Day) of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or on the date (or the next Business Day if delivery is not made on a Business Day) of a stamped receipt, if sent by an overnight delivery service, and sent to the following addresses (or to such other address as any Party may request, in the case of the Company, by notifying Mr. Sample, and in the case of Mr. Sample, by notifying the Company in each case in accordance with this Section):

(a)	If to the Company:

Acacia Diversified Holdings, Inc. ATTN: Richard K. Pertile, CEO
13575 58TH Street North #138 Clearwater, FL 33760

Telephone: (727) 492-4208

Facsimile: (727) ____ - ______________

With a copy to:

Howard P. Ross, Esq. B.C.S.

Florida Bar Certified in Business Litigation and Civil Trial

Battaglia, Ross, Dicus & McQuaid, P.A.

5858 Central Avenue

St. Petersburg, FL 33707

(b)	If to Mr. Sample:

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Steven L. Sample 2806 SE 29th Street Ocala, FL 34471 Telephone: (877) 513-6294 Facsimile: (877) 513-6295

SECTION 11. Consent to Jurisdiction. Each of the Parties agrees to submit itself to the jurisdiction of any state or federal court sitting in Ocala, Florida or Orlando, Florida. In addition, each of the Parties hereto agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such court.

SECTION 12. Severability. The Parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (ii) they shall negotiate in good faith to replace any provisions that are finally determined to be invalid, void or otherwise unenforceable with other provisions that are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (iii) the balance of this Agreement shall not be affected and shall remain enforceable to the fullest extent permitted by law. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and shall be enforced to the fullest extent permitted by law.

SECTION 13. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall be considered one and the same instrument, and this Agreement shall become effective when such counterparts have been signed by each of the Parties hereto and delivered to the other Parties. The Parties hereto agree that signatures of the Parties and their duly authorized officers may be exchanged by facsimile transmission, and that such signatures shall be binding to the same extent, and have the same force and effect, as the exchange of original written signatures.

[Signature page follows]

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This Agreement has been duly executed by the Parties hereto as of the date first set forth above.

ACACIA DIVERSIFIED HOLDINGS, INC.

A Texas corporation

BY: _______________________________________

Name: __Steven L. Sample____________________

Its: __CEO____________________

STEVEN L. SAMPLE

An Individual residing in Florida

BY: _______________________________________

ACKNOWLEDGED AND AGREED BY RICHARD K. PERTILE AS REPRESENTING SELLER AND ACTING IN THE CAPACITY AS CHIEF EXECUTIVE OFFICER- ELECT OF ACACIA FOR THE CONFIRMATION OF AND AFFIRMATION OF THE VALIDITY OF THIS AGREEMENT UNDER AUTHORITY OF THE RESPECTIVE BOARDS OF DIRECTORS

BY: ______________________________________

Name: ____Richard K. Pertile_________________

H-7

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EXHIBIT I

FORM OF STOCK POWER

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to Richard K. Pertile, pursuant to the terms and conditions of that certain Right of First Refusal to Purchase Common Stock by and between Steven L. Sample and Richard K. Pertile and that certain Asset Purchase Agreement (the “APA”) by and between the MariJ Group and Acacia Diversified Holdings, Inc. a Texas corporation (“Acacia” or the “Corporation”), up to and including 2,500,000 shares of Common stock of Acacia, standing in the name of the undersigned on the books of the Corporation and represented by Certificate Numbers CS1-511, CS1-512, and CS1-525 representing 1,000,000 shares, 1,000,000 shares, and 500,000 shares, respectively. The undersigned hereby irrevocably constitutes and appoints Richard K. Pertile as its true and lawful attorney-in-fact in accordance with the Right of First Refusal to Purchase Common Stock and the APA, with full power of substitution in the premises, to transfer this stock on the books of the Corporation as authorized during the period of April 4, 2019 and May 4, 2019 (the “Period”).

Dated: January 15, 2016 Steven L. Sample

An Individual residing in Florida

By: ____________________________

Steven L. Sample

Signed in the presence of:

___________________________________

Printed Name:_______________________

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EXHIBIT J

FORM OF STOCK PLEDGE AGREEMENT

(See attached on following page)

J-1

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FORM OF STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”) is made as of January 15, 2016 by Steven L. Sample (the “Pledgor”), in favor of Richard K. Pertile, an individual (the “Pledgee”).

Background Information

A. The Pledgor is the sole owner of two million five hundred thousand (2,500,000) of the issued and outstanding shares of stock of Acacia Diversified Holdings, Inc., a Texas corporation (“Acacia” or the “Company”) (the “Pledgor Shares”).

B. The Company and entities owned, managed, or represented by Pledgee (the “MariJ Group”) are entering into that certain Asset Purchase Agreement by and between the Company and the MariJ Group dated of even date herewith (as it may be amended, modified, or restated, the “APA”) pursuant to which Pledgee, for himself and representing the MariJ Group in the APA transaction, agrees to sell certain assets and businesses relating to those assets (collectively the “Purchased Assets”) to the Company.

C. Pledgor has agreed to make the Pledgor Shares available for purchase by Pledgee under the terms and conditions contained in the APA and in a Right of First Refusal to Purchase Common Stock agreement (the “Right of First Refusal”) by and between Pledgor and Pledgee as of even date herewith.

D. Pledgor has agreed to pledge the Pledgor Shares (as hereinafter defined) as security for the Pledgor’s obligations to Pledgee arising under the terms of the APA and the Right of First Refusal.

E. The execution of this Agreement and the delivery of the Pledgor Shares (as defined below) to the Pledgee are conditions precedent to the Pledgee’s obligation to enter into the APA.

F. The Pledgor anticipates deriving substantial benefit and advantage from the accommodations to the Company by the Pledgee, and it will be to the Pledgor’s direct interest and economic benefit to assist the Company in entering into the APA.

G. To induce the Pledgee to enter into the APA, Pledgor has agreed to pledge to Pledgee all or any part, at the option of Pledgee, of the Pledgor Shares (as hereinafter defined) owned by Pledgor.

Provisions

NOW, THEREFORE, in consideration of the premises and in order to induce the Pledgee to enter into the APA, the Pledgor hereby agrees with the Pledgee as follows:

Section 1. Defined Terms.

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Unless otherwise defined herein, terms defined in the APA shall have such defined meanings when used herein.

“Pledgor Shares” shall mean two million five hundred thousand (2,500,000) shares of the Common stock of Acacia Diversified Holdings, Inc. in the form of: (i) one million (1,000,000) shares on certificate number CS1-511; (ii) one million (1,000,000) shares on certificate number CS1-512; and, (iii) five-hundred thousand (500,000) shares on certificate number CS1-525.

Section 2. Pledge.

(a) The Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to the Pledgee, pursuant to the certain terms contained in the APA and the Right of First Refusal, the Pledgor Shares.

(b) The Pledgor shall deliver to the Pledgee the certificates for the Pledgor Shares and a stock transfer power duly endorsed simultaneously herewith.

(c) At any time between April 4, 2019 and May 4, 2019 (the “Period”) the Pledgee, at its option, may have any part or all of the Pledgor Shares registered in its name, and the Pledgor hereby covenants that, upon the Pledgee’s request, the Pledgor will assist Pledgee, with the transfer agent or registrar of the Company, to effect such registration of the Pledgor Shares at Pledgee’s expense. Pledgee shall execute and deliver to the Pledgor concurrent herewith a voting proxy for the Pledged Shares, which proxy may be used by Pledgee from even date herewith but in no event beyond the last date of the Period.

Section 3. Notice to the Company and Registrar.

Within five days after Pledgee’s determination to exercise its rights under the APA and the Right of First Refusal to purchase all or any portion of the Pledged Shares (the “Purchased Shares”), the Pledgee shall give notice of the pledge of the Pledgor Shares pursuant to the terms hereof, in the form of the Notice of Pledge attached hereto as Exhibit A, to the Company and the Company’s stock registrar/transfer agent of record, currently Pacific Stock Transfer Company.

Section 4. Distributions, etc.

Counsel for Pledgee shall accept the Pledgor Shares as the Pledgee’s agent and hold the same in trust on behalf of and for the benefit of the Pledgor and Pledgee, and shall, in the event of exercise by Pledgee of the Right of First Refusal during the Period, deliver the same forthwith to the Pledgee, in the exact form received, with the endorsement of the Pledgor by the attached Stock Power, duly executed, to be held in trust by Pledgee’s counsel, subject to the terms hereof, for the obligations of Pledgor under the certain terms of and pursuant to the APA and the Right of First Refusal.

Section 5. The Pledgee’s Appointment as Attorney-in-Fact.

67

(a) Pursuant to the terms of this Agreement, the APA, and the Right of First Refusal, the Pledgor hereby irrevocably constitutes and appoints the Pledgee as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of the Pledgor or in its own name, from time to time in the Pledgee’s discretion, for the purpose of carrying out the actions and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Pledgee the power and right, on behalf of the Pledgor and upon the giving of at least thirty (30) days advance written notice to Pledgor, notice to or assent by the Pledgor to do all acts and things which the Pledgee deems necessary to protect, preserve or realize upon the Pledgor Shares and the Pledgee’s interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

(b) The powers conferred on the Pledgee hereunder are solely to protect its interests in the Pledgor Shares and shall not impose any duty upon it to exercise any such powers. The Pledgee shall be accountable only for any Pledgor Shares that it actually receives as a result of the exercise of such powers and it shall not be responsible to the Pledgor to purchase any of the Pledgor Shares.

Section 6. Representations and Warranties of the Pledgor.

The Pledgor represents and warrants that:

(a) the Pledgor is the legal record and beneficial owner of the Pledgor Shares, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except as created by this Agreement;

(b) the Pledgor Shares constitutes 100% of the shares of stock of the Pledgor that are provided for the optional purchase by Pledgee under the terms of the APA and the Right of First Refusal.;

(c) the Pledgor has full power, authority and legal right to pledge the Pledgor Shares pursuant to this Agreement;

(d) this Agreement constitutes a legal, valid and binding obligation of Pledgor, and is enforceable in accordance with its terms;

(e) no consent of any other person or entity, including the Company, and no consent, license, permit, approval or authorization or, exemption by, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by Pledgor in connection with the execution, delivery or performance of this Agreement or the pledge of the Pledgor Shares hereunder, in each case which has not been obtained or made, as the case may be, and is not in full force and effect;

(f) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the articles of incorporation or the bylaws of the Company or of any securities issued by the Company, and will

68

not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Pledgor or the Company; and

(g) no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor with respect to this Agreement.

Section 7. Covenants of the Pledgor.

The Pledgor covenants and agrees that:

(a) the Pledgor shall defend the right, title and security interest of the Pledgee in and to the Pledgor Shares against the claims and demands of all persons whomsoever;

(b) the Pledgor shall not sell, convey or otherwise dispose of any of the Pledgor Shares or any interest therein or create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in, or with respect to, any of the Pledgor Shares other than that created hereby.

Section 8. Limitation of Liability.

Beyond the exercise of reasonable care to assure the safe custody of the Pledgor Shares while held hereunder, the Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledgor Shares upon surrendering it or tendering surrender of it to the Pledgor in accordance with the terms hereof.

Section 9. Further Assurances.

The Pledgor agrees that at any time and from time to time upon the written request of the Pledgee, the Pledgor will execute and deliver such further documents and do such further acts and things as the Pledgee may reasonably request in order to affect the purposes of this Agreement.

Section 10. Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11. No Waiver; Cumulative Remedies.

The Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Pledgee, and then only to the extent therein set forth. A waiver by the Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which

69

the Pledgee would otherwise have on any future occasion. No failure to exercise, nor any delay in exercising on the part of the Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law or agreement to Pledgee.

Section 12. Waivers, Amendments.

None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Pledgee and the Pledgor. This Agreement and all obligations of the Pledgor hereunder shall be binding upon the Pledgor’s successors and assigns, and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee and its successors and assigns; provided, however, that neither the Pledgor nor the Pledgee may assign this Agreement without the prior written consent of the both Parties.

Section 13. Reinstatement.

This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be.

Section 14. Indemnity.

The Pledgor and Pledgee hereby agree to indemnify and hold harmless each other (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of the Pledgor, the Pledgee, or the Company, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with this Agreement or the enforcement by Pledgor or Pledgee of its rights and remedies hereunder, except that the Pledgor shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of Pledgee, as determined by a court of competent jurisdiction.

Section 15. Governing Law; Venue.

This Agreement shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Florida. The Pledgor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Central District of Florida in the City of Ocala, Florida, and that not being available, in the City of Orlando, Florida, and of any Florida

70

state court sitting in Ocala, Florida, and for purposes of all legal proceedings arising out of or relating to this Agreement (including, without limitation, any of the other related documents) or the transactions contemplated hereby. The Pledgee irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall limit the right of the Pledgor to bring proceedings against Pledgee in the courts of any other jurisdiction.

Section 16. Notices.

Notices from one party to another relating to this Agreement shall be deemed effective if made in writing and delivered to the Pledgor’s address as set forth on the signature page hereto, or to the Pledgee’s address at 2810 Phillippe Parkway, Safety Harbor, FL 34695 by any of the following means: (a) hand-delivery; (b) registered or certified mail, postage prepaid, with return receipt requested; (c) first class or express mail, postage prepaid; or (d) Federal Express or like overnight courier service. Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand or facsimile, on the third business day after mailing if mailed by first class, registered or certified mail or on the next business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier.

Section 17. Continuing Interest.

This Agreement shall create a continuing interest by Pledgor and Pledgee and shall (i) remain in full force and effect until the indefeasible payment and satisfaction in full of all Pledgee’s obligations, (ii) be binding upon the successors and assigns of Pledgor and Pledgee, and (iii) inure, together with the rights and remedies of the Pledgor and Pledgee hereunder, to the benefit of the successors, transferees and assigns of each. The Pledgee shall deliver to the Pledgor, upon termination of this Agreement, at the Pledgee’s expense, such of the Pledgor Shares as shall not have been purchased by Pledgee pursuant to this Agreement.

Section 18. Registration Rights.

Pledgee acknowledges that the Pledgor Shares are not registered under the Securities Act of 1933, as amended. Pledgee indemnifies and holds the Pledgor harmless against any loss, claim, damage or liability arising out of the restrictions placed upon the shares offered hereby and arising out of the registration process, and will pay any legal or other expenses incurred as a result of seeking to have the restrictions removed.

Section 19. Waiver of Jury Trial.

THE PLEDGOR AND THE PLEDGEE HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY THIS DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

71

Section 20. Waiver Of Subrogation; Other Waivers.

The Pledgee expressly waives any and all rights of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security or any other claim (including any claim, as that term is defined in the Federal Bankruptcy Code, and any amendments) which it may now have or later acquire against the Pledgor or any other party directly or contingently liable for the obligations of Pledgor under all related agreements and documents arising from the existence or performance of the Pledgor’s obligations under this Agreement or any other document to which it is a party, until any commitment under this Agreement is terminated. The Pledgee irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any party against any other party. The Pledgee hereby waives all defenses relating thereto, including but not limited to all defenses based upon the APA and the Right of First Refusal.

Section 21. Agreement Unconditional.

The obligations of the Pledgor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any extension, renewal, settlement, compromise, waiver or release in respect of the Agreement hereby, by operation of law or otherwise.

[Signature page follows]

J-8

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered as of the day and year first above written.

PLEDGOR:

Steven L. Sample,

72

An Individual residing in Florida

By:______________________________

Steven L. Sample

Address: 2806 SE 29th Street

Ocala, FL 34471

STATE OF FLORIDA :

: ss.

COUNTY OF MARION :

The foregoing instrument was acknowledged before me this ____ day of January, 2016, by Steven L. Sample.

______________________________Notary Public

J-9

73

EXHIBIT A

Notice of Pledge

January 15, 2016

TO: Richard K. Pertile

2810 Phillippe Parkway

Safety harbor, FL 34695

Acacia Diversified Holdings, Inc.

3512 East Silver Springs Blvd. - #243

Ocala, FL 34470

and

Steven L. Sample

2806 SE 29th Street

Ocala, FL 34471

RE: Pledge of Stock of Steven L. Sample (the “Pledgor”)

Ladies and Gentlemen:

You are hereby notified that the undersigned has pledged up to two million five hundred thousand (2,500,000) shares of the Common stock of Acacia Diversified Holdings, Inc. (“Acacia” or the “Company”) owned by the undersigned on the books and records of the Company to Richard K. Pertile, pursuant to the terms and conditions of that certain Stock Pledge Agreement executed by the undersigned in favor of Richard K. Pertile, dated as of January 15, 2016 in fulfillment of the terms of that certain Asset Purchase Agreement by and between Acacia Diversified Holdings, Inc. and the MariJ Group as well as the terms of the Right of First Refusal by and between Steven L. Sample and Richard K. Pertile, all of which agreements are dated as of even date herewith

Please deem any instructions by Richard K. Pertile which you receive regarding the exercise of any rights with respect to the shares as if such instructions were made by the undersigned to you, until further instruction from Richard K. Pertile.

Steven L. Sample,

An Individual residing in Florida

______________________________

Address: 2806 SE 29th Street

Ocala, FL 34471

J-10

EXHIBIT K

74

FORM OF PROXY

PROXY

ACACIA DIVERSIFIED HOLDINGS, INC.

KNOW ALL MEN BY THESE PRESENTS, that I am the registered owner of that certain two million five hundred thousand (2,500,000) shares of the Common stock of Acacia Diversified Holdings, Inc. (“Acacia”) represented by the following certificates:

Certificate Number CS1-511 Representing 1,000,000 shares of Acacia Common stock

Certificate Number CS1-512 Representing 1,000,000 shares of Acacia Common stock

Certificate Number CS1-525 Representing 500,000 shares of Acacia Common stock and I hereby appoint and constitute Richard K. Pertile, pursuant to the terms and conditions of that certain Right of First Refusal to Purchase Common Stock by and between Steven L. Sample and Richard K. Pertile and that certain Asset Purchase Agreement (the “APA”) by and between the MariJ Group and Acacia Diversified Holdings, Inc. a Texas corporation (“Acacia” or the “Corporation”), as my true and lawful attorney and proxy with full power of substitution, to attend and represent me at any meeting of shareholders of the corporation on my behalf to vote on any question, proposition or resolution, or any adjournment thereof upon which I would be entitled to vote if personally present. This proxy may not be revoked until May 4, 2019.

IN WITNESS WHEREOF, I have executed this proxy on the 15th day of January, 2016.

Steven L. Sample

an Individual

_________________________________

Signature

Address: 2806 SE 29th Street

Ocala, FL 34471

WITNESS:

_____________________________________

Signature

_____________________________________

Print Name

_____________________________________

Print Address

_____________________________________

City, State, Zip

K-1

75

EXHIBIT L

(NOT USED)

L-1

76

EXHIBIT M

DISCLOSURE SCHEDULE

SECTION 2(a)

Purchased Assets

▪	Application to become a dispensing organization under section 381.986 Florida Statures filed by TropiFlora LLC: Purchase Price - $ (Included)
▪	Any all rights of TropiFlora LLC and/or Marij Agricultural, Inc to a license to become a dispensing organization under section 381.986 Florida Statutes or otherwise: Purchase Price - $ (Included)
▪	The rights in the Administrative Hearing Case: Purchase Price - $ (Included)
▪	The name Marij Agricultural and any derivatives: Purchase Price - $ (Included)
▪	The name Cana-Cures, Canna-Tags and any derivatives: Purchase Price - $ (Included)
▪	Seller’s rights, if any, to the name TropiFlora: Purchase Price - $ (Included)
▪	Causes of action and any other claims or causes against any former officer, director, contractor, agent or other person performing work or services for Seller: Purchase Price - $ (Included)

Plus the Assets shown on the following page as Additional Assets:

M-1

77

SECTION 2(a)

Purchased Assets

Additional Assets

Item	Description	VIN or Serial Number	Cost
2007 Microsoft Office Suite			500.00
Armored Vehicle	4 door Ford Explorer (fully armored)	VIN# IFM5K8GT7DGC89837	81,000.00
Body Lotion (2,430 bottles)			7,500.00
Cabinet (large)	Black four drawer metal filing		125.00
Cabinet (small)	White three drawer side desk metal filing cabinet		25.00
CBD Oil	453 grams of 70% CBD		11,350.00
Chiller	3 phase 220 volt Neslab HX500		5,000.00
Chiller	Neslab Merlin M33		3,500.50
CO2 cylinders (6)	aluminum
CO2 Extraction Machine	20 liter 2,000 PSI CO2 extractor with 4LPM 2,000 PSI Lewa Pump 10 horse / 3 phase		150,000.00
Dehydrator	Upright		564.00
Desktop Computer	Lenovo M83 Windows 7 – 32 tower USA 19in LCD monitor	(inc. with HPLC )
Domain Names			1,000.00
Freezer / Refrigerator	Igloo 5.5 side by side stainless steel		355.00
Gram Scales	Intelligent Weight MIII-6000		148.00
Hobart Digital Scale			200.00
Hobart Grinder			3,800.00
HPLC Machine	Perkin Elmer		45,000.00
Intellectual Properties	with standard operating procedures (making all retail medicine with dietary supplement by dosing)		25,000.00
Lab Supplies	Beakers, pipettes, syringes, bottles, caps, terpene flavoring, oils, alcohol, glycerin, standards		4,500.00
Label Makers (2)	Brother P-Touch		90.00
Laptop	Toshiba Satellite		500.00
Laptop (2)	Toshiba Tecra W50-A 1500 (Rick's)	Serial #4E090682H Kim Serial #4E090679H	4,200.00
MariJ Extraction Truck #1	2007 International	1HTMSA2R07H534763	71,000.00
MariJ Extraction Truck #2	2005 Freightliner	1FVHCYDJ25HU75772	54,000.00
Motor Home	1994 Fleetwood Pace Arrow	1GBKP37N7R3308631	6,000.00
Office Supplies	Pens, paper, copy paper, staplers, clips, binders, rulers, scissors, printer cartridges, labels, file folders, hanging folders, tape		1,500.00
Picture	Inside truck of Flow Chart		80.00
Printer	Epson		109.00
Printers	Cannon MF8580CDW Color Image class	PXF19830	400.00
Purging system	Hotplates, lab beakers		1,605.00
Refrigerator (dorm size)	Stainless steel front		125.00
Restaurant Equipment	Stainless sirrers, stainless colanders, stainless pans, stainless utensils, hot plates, roasting pans, salad crocs, ball jars		3,000.00
Security Cameras			3,000.00
Tools	Craftsmen Set & Tool Box		400.00
Vacuum	Rigid 9 gallon wet/dry		60.00
Website	www.marijinc.com - WCMS Solutions		6,000.00

Cash On Hand MariJ*	Subject to variation at Closing resulting from payables*		250,000.00
Cash On Hand JR Cannabis*	Subject to variation at Closing resulting from payables*		15,000.00

Account Receivable for CBD RX			175,000.00
		Total*	931,636.50*

* It is understood and agreed by the Parties hereto that the cash on hand to be transferred from Seller to Buyer at Closing from the accounts of MariJ Agricultural and JR Cannabis are subject to variations resulting from the payment of accounts payable and other routine obligations prior to Closing, which was reasonably delayed for good cause, and shall therefore be adjusted to actual as of Closing following an accounting thereof within a reasonable time thereafter. Those amounts, therefore, are anticipated to be smaller than reflected above.

M-2

78

EXHIBIT N

DISCLOSURE SCHEDULE

SECTION 2(a)

Schedule of Contracts and Agreements

Seller represents this listing to be all contracts, services, equipment or vehicle leases, service providers and other general business obligations of the Seller Business that are to be assigned and/or transferred to Buyer.

Service providers and vendors:

Contract, Lease, or Agreement Assignment Accepted by Buyer? (Yes/No)

The obligations created after the closing

of the asset purchase transaction, if

any, of Seller to TropiFlora contained YES

in the TropiFlora Application to become

a dispensing organization under Section

381.986, Florida Statutes.

The obligations created after January 15, 2016,

if any, for the legal fees and costs for the YES

Administrative Hearing Case.

The costs and fees created after January 15, 2016,

if any, to continue the prosecution of the YES

Administrative Hearing Case.

N-1

79

EXHIBIT O

DISCLOSURE SCHEDULE

Section 2(b)

EXCLUDED ASSETS

The following assets are specifically excluded from this sale transaction:

1. Any and all assets not specifically described in Section 2(a) of the Agreement, and all assets not listed in Exhibit M as Section 2(a) of the Disclosure Schedules.

2.                  Any assets, books, records or data not required to be used in the business.

3.                  Any of Seller's leasehold improvements as would inure to the benefit of the landlord of the premises in the normal course.

4.                  All issued and outstanding shares of capital stock of Seller

O-1

80

EXHIBIT P

DISCLOSURE SCHEDULE

SECTION 2(d)

Listing of MariJ and JR Cannabis Shareholders and the Number of New

Shares of Acacia Diversified Holdings, Inc. to be Issued to Each

[See next page]

P-1

81

P-2

82

EXHIBIT Q

DISCLOSURE SCHEDULE

SECTION 2(f)

Buyer’s Purchase Price Allocation

Buyer allocates the following values to the purchase of Assets:

▪	Application to become a dispensing organization under section 381.986 Florida Statures filed by TropiFlora LLC: - Allocation: $_________________
▪	Any all rights of TropiFlora LLC and/or Marij Agricultural, Inc to a license to become a dispensing organization under section 381.986 Florida Statutes or otherwise: - Allocation: $_________________
▪	The rights in the Administrative Hearing Case: - Allocation: $_________________
▪	The name Marij Agricultural and any derivatives: - Allocation: $_________________
▪	The name Cana-Cures, Canna-Tags and any derivatives: - Allocation: $_________________
▪	Seller's rights, if any, to the name TropiFlora: - Allocation: $_________________
▪	Causes of action and any other claims or causes against any former officer, director, contractor, agent or other person performing work or services for Seller: - Allocation: $_________________

Plus the allocation of values to additional Assets shown on the following page:

Q-1

83

Item	Description	VIN or Serial Number	Allocation
2007 Microsoft Office Suite			500.00
Armored Vehicle	4 door Ford Explorer (fully armored)	VIN# IFM5K8GT7DGC89837	81,000.00
Body Lotion (2,430 bottles)			7,500.00
Cabinet (large)	Black four drawer metal filing		125.00
Cabinet (small)	White three drawer side desk metal filing cabinet		25.00
CBD Oil	453 grams of 70% CBD		11,350.00
Chiller	3 phase 220 volt Neslab HX500		5,000.00
Chiller	Neslab Merlin M33		3,500.50
CO2 cylinders (6)	aluminum
CO2 Extraction Machine	20 liter 2,000 PSI CO2 extractor with 4LPM 2,000 PSI Lewa Pump 10 horse / 3 phase		150,000.00
Dehydrator	Upright		564.00
Desktop Computer	Lenovo M83 Windows 7 – 32 tower USA 19in LCD monitor	(inc. with HPLC )
Domain Names			1,000.00
Freezer / Refrigerator	Igloo 5.5 side by side stainless steel		355.00
Gram Scales	Intelligent Weight MIII-6000		148.00
Hobart Digital Scale			200.00
Hobart Grinder			3,800.00
HPLC Machine	Perkin Elmer		45,000.00
Intellectual Properties	with standard operating procedures (making all retail medicine with dietary supplement by dosing)		25,000.00
Lab Supplies	Beakers, pipettes, syringes, bottles, caps, terpene flavoring, oils, alcohol, glycerin, standards		4,500.00
Label Makers (2)	Brother P-Touch		90.00
Laptop	Toshiba Satellite		500.00
Laptop (2)	Toshiba Tecra W50-A 1500 (Rick's)	Serial #4E090682H Kim Serial #4E090679H	4,200.00
MariJ Extraction Truck #1	2007 International	1HTMSA2R07H534763	71,000.00
MariJ Extraction Truck #2	2005 Freightliner	1FVHCYDJ25HU75772	54,000.00
Motor Home	1994 Fleetwood Pace Arrow	1GBKP37N7R3308631	6,000.00
Office Supplies	Pens, paper, copy paper, staplers, clips, binders, rulers, scissors, printer cartridges, labels, file folders, hanging folders, tape		1,500.00
Picture	Inside truck of Flow Chart		80.00
Printer	Epson		109.00
Printers	Cannon MF8580CDW Color Image class	PXF19830	400.00
Purging system	Hotplates, lab beakers		1,605.00
Refrigerator (dorm size)	Stainless steel front		125.00
Restaurant Equipment	Stainless sirrers, stainless colanders, stainless pans, stainless utensils, hot plates, roasting pans, salad crocs, ball jars		3,000.00
Security Cameras			3,000.00
Tools	Craftsmen Set & Tool Box		400.00
Vacuum	Rigid 9 gallon wet/dry		60.00
Website	www.marijinc.com - WCMS Solutions		6,000.00

Cash On Hand MariJ*	Subject to variation at Closing resulting from payables*		250,000.00
Cash On Hand JR Cannabis*	Subject to variation at Closing resulting from payables*		15,000.00

Account Receivable for CBD RX			175,000.00
		Total	931,636.50*

*It is understood and agreed by the Parties hereto that the cash on hand to be transferred from Seller to Buyer at Closing from the accounts of MariJ Agricultural and JR Cannabis are subject to variations resulting from the payment of accounts payable and other routine obligations prior to Closing, which was reasonably delayed for good cause, and shall therefore be adjusted to actual as of Closing following an accounting thereof within a reasonable time thereafter. Those amounts, therefore, are anticipated to be smaller than reflected above.

* Combined total allocation value of both pages: $_______________________

Q-2

84

EXHIBIT R

DISCLOSURE SCHEDULE

SECTION 2(g)

Schedule of Liabilities to be Assumed by Buyer

The obligations, if any, of Seller to TropiFlora contained in the TropiFlora Application to become a dispensing organization under section 381.986, Florida Statutes.

The obligations, if any, created after January 15, 2016 for the legal fees and costs for the Administrative Hearing Case.

The costs and fees created after January 15, 2016 to continue the prosecution of the Administrative Hearing Case.

R-1

85

EXHIBIT S

DISCLOSURE SCHEDULE

SECTION 3(d)

Security Interests

At Closing and thereafter, Buyer shall be responsible for assuming the following security interests or obligations on certain leases, operating agreements, vendor agreements and contracts, and other trade obligations directly related to the operation of the Seller Businesses as assigned and/or transferred from Seller to Buyer in the Schedules in Exhibit N hereof and as set forth below:

The obligations, if any, of Seller to TropiFlora contained in the TropiFlora Application to become a dispensing organization under Section 381.986, Florida Statutes.

The obligations created after January 15, 2016, if any, for the legal fees and costs for the Administrative Hearing Case.

The costs and fees created after January 15, 2016, if any, to continue the prosecution of the Administrative Hearing Case.

S-1

86

EXHIBIT T

DISCLOSURE SCHEDULE

Section 5(c)

SCHEDULE OF ISSUES

None that are known as of this date.

T-1

87

EXHIBIT U

DISCLOSURE SCHEDULE

Section 5(e)

LEASES RELATED TO BUSINESS PREMISES

[See following page]

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Summit Executive Center

This Agreement is made between Summit Executive Center ("Summit") and Marij Agricultural, Inc. ("Client") The beginning date of this services agreement is May 21, 2014 and this Agreement is for a term of (12) twelve full calendar months ending on November 30, 2014

USE OF OFFICE: During the term of this Agreement, Client may have use of: (Official Mailing Address)

Mari/ Agricultural, Inc. 13575 58th St. North #138 Clearwater, FL 33760-3721 Phone Number TBA

Client will pay total monthly fees of $ 835.22, plus any incidental charges. Total Fees are payable to Summit in advance, and are DUE ON THE FIRST DAY OF THE MONTH WITHOUT NOTICE: If not paid by the 5th of the month, Client will pay a late charge of 10% of total fees, or $10 whichever is greater. In the event that Client becomes a client at large or sufferance, Client agrees to pay Total Fees at 133% of the month preceding the end of the mutually agreed upon term.

PAYMENT UPON EXECUTION: Submission of this instrument for examination does not constitute a reservation of or option for the office on the part of Summit. This agreement becomes effective only upon execution by both Summit and Client and the following funds being paid to Summit by the Client: all six months service agreement fee, a refundable retainer equal to a one month Service Agreement fee plus refundable key deposit and a one-time set-up fee for interne, telephone, furniture and signage if applicable for a total of $ 6,313.50. With the execution of this agreement, Client will maintain a Refundable Retainer as mentioned above with Summit, equal to one month's Total Fees, which also shall serve as security for the full and faithful performance of each and every term, condition, covenant and provision of this agreement. Client agrees that the Refundable Retainer shall be forfeited in the event Client terminates the Agreement prematurely. In the event Client defaults on the performance of any of the terms hereof or does not accept or abandons the office, Summit may use, apply or retain the whole, or any part, of the Refundable Retainer for the payment of any fees accrued by Client hereunder. If Client shall, at the end of the Term, have fully and faithfully complied with all of the terms and provisions of this agreement, the Refundable Retainer, or any balance thereof, shall be returned to Client within sixty days of the Termination Date. It is agreed that Client shall pay a reasonable charge for painting (not to exceed $400) and cleaning (not to exceed $200) each office occupied less than 12 months by Client and that Summit may utilize the Refundable Retainer to offset such charge. Client shall not be entitled to interest on the Refundable Retainer and same need not be kept separate and apart.

INCLUDED SERVICES: Client shall have 24/7 Access to the building subject to a Client specific key code and monitored, recorded video surveillance as well as use of the following services during Weekdays from 9:00 a.m. to 5:00 p.m., excluding Holidays, at no additional charge: the exclusive and private use of Office Number 138 furnished with appropriate Summit furniture, wired Internet access, one Summit VoIP telephone (for internal calls, paging and security); additional Telephone services, if any, are in Telephone Service Exhibit, lobby receptionist service, incoming mail and package handling, janitorial services and usual and customary electricity and water, as well as eight (16) hours of conference room access per month and unlimited parking for Client and Client's guest(s). Any conference room usage above the 16 hours per month will be purchased by Client at a discounted rate. Client may carry over any unused amount of conference room time.

All components of the telecommunications package including any telephone numbers used by Client will remain at all times the property of Summit. Client will acquire no rights to the components beyond the term specified by Summit. If Client wishes to retain Client's phone number should Client choose to terminate this agreement, Client will be responsible for all fees and paperwork required to port Client's number elsewhere. Client will also pay to Summit a sum equal to the amount required for Summit to acquire a replacement phone number from Summit's provider. In the event that any toll fraud is traceable to tele-communications services employed by Client, Client will reimburse Summit for all charges associated with the fraud. This may include, but is not limited to, unauthorized use of telephone lines or Internet. Consideration will be given to reassign telephone number to Client upon satisfactory disposition of final billing.

The Summit Building's Telephone Service runs over fiber, has priority over data and QOS is guaranteed. Summit will perform any and all remedial maintenance under Summit's standard business day, i.e., 9:00 am to 5:00 pm, Monday - Friday, Summit holidays excluded. Summit will respond to claims for major failures (i.e., failures that materially affect the operation of the equipment

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determined by Summit within four (4) hours of notification, Summit will respond to minor failures within twenty-four (24) hours of notification. If repairs are necessitated by Client's misuse or abuse, the repair charges will be billed to Client's account. Client is not authorized to order any repairs or to make any repairs itself.

Summit will provide Internet service to Client via a fiber optic, local area network (LAN) through a private VLAN. Client agrees to protect the integrity and security of the LAN by installing and maintaining virus protection on each of its computers. It is the responsibility of Client to have sufficient understanding of computer network and virus issues or Client shall employ a consultant for such purposes. It is not Summit's responsibility to protect Client from spammers, hackers and viruses. If Summit discovers that Client's computers have been infected or corrupted by such outside threats, Summit will disconnect Client from the VLAN and, if necessary, retain an IT consultant to undertake whatever repairs are required as a result of Client's negligence on these matters. In such case, Summit will bill Client for the full amount plus 20% of the IT Consultant's charges. If Client intends to use the internet for "intense" applications, Client will notify Summit of its intention and the amount of bandwidth required. Summit will provide additional bandwidth to Client at market rates. Summit reserves the right to "throttle" Client's internet usage if it becomes excessive.

DAMAGE: Client shall not damage or deface the walls, floors, or ceilings or make or suffer to be made any waste, obstruction or unlawful, improper or offensive use of the Office or the common areas. Client shall not cause damage to any part of the Building or the property of Summit or disturb the quiet enjoyment of any other Client in the Building. Client further agrees to utilize a Summit provided plastic chair mat normally used to protect carpet. Damage to the carpet from failure to use a chair mat shall not be considered normal wear and tear and Client shall be responsible for such damages, including but not limited to, the cost of replacement of the entire carpet in the Office.

The Client hereby indemnifies and agrees to hold Summit harmless from and against any and all damage, loss, cost and expense of any nature, whether to the office or to the building, or any part thereof, or to Summit or to other clients in the Building resulting from any act of neglect of the Client or of the Client's guests, agents, or employees. Summit may, at Summit's option, repair any such damage to the office or the building and restore the office to the condition required. Client shall, upon demand by Summit, reimburse Summit for the total cost of such repairs plus a sum equal to fifteen (15%) percent of such cost to cover the overhead of Summit.

In the event that any property belonging to Client is forgotten or left behind in the office after the end of the Agreement or upon Client vacating the space prematurely, Summit shall have the right to destroy or otherwise dispose of such property as it sees fit. Summit may charge to the Client the cost for the removal of such property.

COMPETING SERVICES: Client will not sell any goods or perform any services in competition with Summit.

ALTERATIONS: Client will not make any "major" alterations to its office unless it obtains prior written approval from Summit. Approval may be conditioned on (a) agreement that improvements will remain the property of the Summit, even at the termination of Client's Agreement; (b) Client making deposit; (c) agreement by Client that it will return the office to its original condition when it vacates; or (d) some combination of conditions (a), (b), and (c).

SUBLEASE: This Agreement is not a lease or a rental agreement. Client may not sublease, assign or encumber the office used.

PROSELYTIZING SUMMIT EMPLOYEES: Understanding that finding, hiring, and training employees are time-consuming and expensive processes, Client agrees that it will not, during the term of this Agreement or within one year afterwards, hire or "place" any person who has been an employee of Summit within six months prior to the time they are hired by Client. If Client violates this paragraph, it will be liable to Summit for liquidated damages in an amount equal to six months' wages of the employee, at the rate Summit last paid that employee.

COMPLY WITH THE LAW: You must comply with all relevant laws and regulations in the conduct of Client's business. Client must do nothing illegal. Client must not do anything that may interfere with the use of the building by Summit or by others, cause any nuisance or annoyance, or increase the insurance premiums Summit have to pay or cause loss or damage to Summit or to the owner of any interest in the building. Client acknowledge that (a) the terms of the forgoing sentence are a material inducement to Summit for the execution of Client's agreement and (b) any violation by Client of the foregoing sentence shall constitute a default by Client hereunder, entitling Summit to terminate Client's agreement or exercise any default remedy enumerated below.

INSURANCE: It is the Client's responsibility to arrange insurance for the property that Client brings into the building and for any liability to employees and to any third parties associated with Client.

PERSONAL PROPERTY DAMAGE: Summit is not liable for any damage to personal property owned by Client, its guests,

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customers, Client's invitees or visitors, unless the damage is caused by Summit's own negligence or that of Summit's employees.

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PERSONAL INJURY: Summit is not liable for personal injury suffered by Client, Client's guests, customers, invitees or visitors, unless the injury is caused by Summit's own negligence or that of Summit's employees.

CONVERSION: If Client vacates the premises and leaves behind any personal property of any kind, that property will be considered abandoned by Client. If Client defaults in the payment of sums due to Summit and Summit changes the locks, removes Client's property, or otherwise denies Client access to the office, Summit will not be guilty of conversion.

INDEMNITY: If a claim is made against Summit because of some action or inaction of Client or Client's guests, customers, invitees or visitors, Client will indemnify Summit and hold it harmless from those claims. This indemnity includes not only the amount of any such claim, but also all reasonable costs in investigating and defending those claims. Further, in the event that any of Summit's employees travel off-premises at the request of Client and that travel results in damages or exposes Summit to liability, then Client will indemnify Summit and hold it harmless from any such claims or damages. This indemnity includes not only the amount of any such claim, but also all reasonable costs in investigating and defending those claims.

EXCLUSIVITY: Summit has the right to enter Client's office for maintenance, safety, cleaning, showing the office to prospective clients, and in the ordinary course of providing services requested by Client.

WAIVER: If Summit allows any default or variance in this Services Agreement, it will not constitute a waiver of its rights. No matter how many times Summit allows the default, variance or a variety of defaults or variances by Client or others, it may still, without advance notice, require strict adherence to this Services Agreement or prohibit future variances.

RENEWAL: Upon the end of the Term, or any extension thereof, the term of this Agreement shall be automatically extended for the same period of time as the initial term, upon the same terms and conditions as contained herein, unless either party notifies the other in writing to the contrary at least 60 days prior to the termination date.

Upon each anniversary date of the original Services Agreement or subsequent amendment, whether during the initial Term or as extended as provided herein, the total monthly fees shall be automatically increased by five percent (5%) of the total fees of the month preceding the anniversary date.

MAIL FORWARDING: After termination expiration of this Agreement, it is Client's responsibility to make arrangements for the forwarding of all mail with the U.S. Postal Service.

EVENTS OF DEFAULT: The following are Events of Default:

a)  Charges becoming past due;

b)  Default in any other terms of this Services Agreement, but only if Summit gives Client written notice of the default, and Client fails to cure the default within five (5) days of the notice.

REMEDIES: On default, Summit may choose any or all of the following remedies:

a)  Terminate this Agreement;

b)  Accelerate the Fixed charges, and demand all sums due immediately;

c)  Take possession of all property in Client's office or stored by Client on the premises and store it, at Client's expense, until full satisfaction of any past due amount, lien or judgment owed to Summit;

d)  Deny Client access to the office and deny use of any of services; and

e)  Any other remedies allowed by law, including requiring payment of any and all attorney's fees, pre and post judgment interest on amounts past due, court and service fees, expenses incurred by attorneys and any other reasonable costs incurred by Summit as a result of the default, including reinstatement fees, collection fees and costs associated with travel.

OTHER CONSEQUENCES OF DEFAULT: In the event of default, Summit may immediately cease providing Client with any or all services, including telecommunications services and Internet access.

SUMMIT'S AGENTS: The only persons who have authority to act for Summit and to bind Summit are the managers of Summit as designated by Workspace Holding Corp, a Florida corporation. Until and unless written notice is received from Workspace Holding Corp's Chief Executive Officer, no one else has any authority to act on behalf of Summit.

NOTICES: Notices to the Client should be sent to the address of the office used by Client in the Summit Building as designated above. Notices to Summit must be sent to: Summit Management 13575 58th Street North #200, Clearwater, FL 33760. Notice must be

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by personal delivery, email, or certified mail and receipt must be acknowledged or receipted in writing.

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PERSONAL GUARANTOR: Personal Guarantor is liable for all sums due under this Agreement, any extensions, any amendment executed contemporaneously with this agreement, and for any other sums due from Client to Summit, no matter when or how incurred. Summit does not have to attempt collection from Client before proceeding directly against Guarantor. Guarantor will not be released unless Summit specifically releases Guarantor in writing and signed by an agent of Summit.

RETURNED CHECK: If, for any reason, a check is returned, Client will pay an additional charge of $35.00 per returned check. For the purposes of calculating late charges or events of default, if a check is returned, it will be as if the payment represented by the check had never been made.

ESTOPPEL CERTIFICATES: Upon written request, Client agrees to furnish Summit and/or any subsequent lender holding a mortgage with an estoppel certificate stating that Client is in possession of the Premises, is paying any and all fees in accordance with the terms of this Agreement, knows of no offsets or defenses against Summit, except as set forth in such estoppel certificate, and such other information as reasonably requested.

SUBORDINATION: This Agreement, the estate created thereby, and all right, title and interest of Client in, to and under this Agreement or the Premises are hereby subjected and subordinated and shall remain in all respects subject, subordinate and junior, to the lien, operation and effect of the Mortgage of any Lender of Summit, as fully and with the same effect as if the Mortgage had been duly executed and recorded, and the indebtedness secured thereby had been fully disbursed prior to the execution of this Agreement or the possession of the Premises by Client. The provisions of this section shall be self-operative and shall apply with equal force and effect to any and all modifications of the Mortgage or of any other documents evidencing or securing the loan, and to any restructuring of the indebtedness evidenced or secured by the Mortgage or any such other loan documents, but Client will execute and deliver any additional instruments as may be reasonably required to evidence such atonement.

ALL PARTIE ATTACHED EXHIBIT"

Summit:

Clien

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Summit

Executive Center

EXHIBIT A: RULES AND REGULATIONS These Rules and Regulations are subject to amendment by Summit at any time.

1. Normal Building Hours are from 9:00 am to 5:00 pm, Monday through Friday excluding Holidays.

2.      Summit reserves the right to exclude loiterers, vendors, solicitors, and peddlers from the Building and to require registration of satisfactory identification or credentials from all persons seeking access to any part of the Building outside normal business hours. Summit will exercise its best judgment in the execution of such control but shall not be liable for the granting or refusal of such access.

3.      The sidewalks, entry passages, corridors, halls, elevators, and stairways shall not be obstructed by clients or used by same for other than those of ingress and egress. Only authorized custom made door signs are permitted on the outside of the office. No paper signs or business cards will be allowed.

4.      The floors, skylights and windows that reflect or admit light into any place in the Building shall not be covered or obstructed by clients.

5.      Restroom facilities and other water apparatus shall not be used for any other purpose other than for which they were constructed and intended. No rubbish or other obstructing substances shall be disposed inappropriately. The expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by the Client involved whether such damage was the fault of that Client directly or that Client's officers, employees, agents, patrons, customers, licensees, visitors, or invites

6.      Clients shall not injure, overload or deface the Building, the woodwork, or the walls of the Premises, nor carry on upon the Premises any noxious, noisy, or offensive business, nor store in the Building or on the Premises any flammable or odorous materials.

7.      Client, its officers, agents, employees, patrons, customers, licensees, invites, and visitors shall not solicit in the building, parking facilities or common areas, nor shall Client distribute any handling or other advertising matter in or upon automobiles parked in the Building's parking facilities.

8.      Summit will not be responsible for lost or stolen property, equipment, money, or any article taken from the Premises, Building or parking facilities, regardless of how and when such loss occurs.

9.      The Client shall not put additional locks or latches upon any door without Summit's approval.

10. Summit will provide and install all required letters or numerals at office entry, the cost of which shall be reimbursed or paid by Client. All such letters and numerals shall mirror the standard graphics for the Building and no other lettering or numbering shall be used or permitted on the Premises without Summit's prior written consent.

1. PHOTOCOPIES: (Price per copy determined by monthly volume)

Black and White < 500 > 500 Color: < 500 > 500

Do it yourself .11 each .10 each .53 each .43 each

Summit Staff does it < 500 > 500 Color: < 500 > 500

for you. .14 each .13 each .59 each .49 each
All scans are .10 each

"--"\ 2. OUTGOING MAIL: Cost + 10%

Initialed:

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3. CONFERENCE ROOMS: Geneva, Cancun, Glassboro and others are available on first come basis for Summit clients.

Summit

Executive Center

EXHIBIT B: SUMMIT BILLING INFORMATION

Company Name: a AALZA/ ,Srit'SL.04 azi 116 iet c urn) A,4-e,i

64-olt‘ AL) SC-c, A

Address:

A/P Contact Name: #

A/P Phone #: 727 —1/ 9 02 o S __________________ E-mail P& T, (.1.7 7;44VA-64/ Co en

Occupants Name: KUL—k‹,- P&11.1.1 LE 0 CAA/co

E-mail________________________________________________ Cell Phone______________________________

Present Home Address: 2 8:1(' Cr PPE- 1/44K A _____

City/State/Zip: A E'er/ #AALog-, FL. ,.?(It

Emergency Contact Name: bizt?$16 PeozT-lue- Phone#: - 3 Yss-

Relationship: ________________________

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Summit

Executive Center

EXHIBIT C: TECHNOLOGY EXHIBIT

The Summit Building's Telephone Service runs over fiber and Quality of Service (QOS) is guaranteed. Voice has been programmed to have priority over data. It is Summit's responsibility to maintain all telephone instruments and telephone connectivity in good working order. If connectivity is disrupted due to negligence on the part of Client, Client will be obligated to pay a reconnection fee of $100 per hour, 1/2 hour minimum and in 'A hour billing increments.

Summit will perform any and all remedial maintenance under Summit's standard business day, i.e., 9:00 am to 5:00 pm, Monday - Friday, Summit holidays excluded. Summit will respond to claims for major failures (i.e., failures that materially affect the operation of the equipment as determined by Summit) within four (4) hours of notification. Summit will respond to minor failures within twenty-four (24) hours of notification. If repairs are necessitated by Client's misuse or abuse, the repair charges will be billed to Client's account. Client is not authorized to order any repairs or to make any repairs to Summit hardware itself.

When providing access to the Internet, Summit's responsibility is to provide service to Client via a fiber optic, local area network (LAN) through a private VLAN, to a jack in Client's office. Summit can provide switches and CAT V wiring. It is Client's responsibility to configure and maintain the computer's ability to access the Internet. If a public IP address and router is necessary, Summit will provide the IP Address. However, Client will be responsible for providing and programming the router and guaranteeing that it is secured. If Summit determines that Client's router is open and/or unsecured, Summit has the authority to hire an IT Consultant and invoice Client at the Consultant's hourly rate plus 20%.

Client agrees to protect the integrity and security of the LAN by installing and maintaining virus protection on each of its computers. It is the responsibility of Client to have sufficient understanding of their computer network and virus issues or employ a consultant for such purposes. It is not Summit's responsibility to protect Client from spammers, hackers and viruses. If Summit discovers that Client's computers have been infected or corrupted by such outside threats, Summit will disconnect Client from the VLAN and, if necessary, retain an IT consultant to undertake whatever repairs are required as a result of Client's negligence on these matters. In such case, Summit will bill Client for the full amount plus 20% of the IT Consultant's charges.

If Client or a member of Client's staff insists that Summit's staff diagnose or repair Internet issues, if the issue was caused by Summit's negligence, equipment failure or Summit's service provider's lack of connectivity, there will be no charge to the Client. If the issue was due to Client's inability to diagnose or repair issues that are/were Client's responsibilities, Client will be invoiced at $100 per hour, 1/2 hour minimum and 'A hour increments for a technician of Summit's choosing to make the necessary repairs.

If Client intends to use the internet for "intense" applications, Client will notify Summit of its intention and the amount of bandwidth required. Summit will provide additional bandwidth to Client at agreed upon market rates Summit reserves the right to "throttle" Client's internet usage if it becomes cessive.

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AGRICULTURAL, /N4C.,

May 21, 2014

Summit Executive Suites 13575 58th Street North Clearwater, FL. 33760

RE: Suite 138

To Whom It May Concern,

Marij Agricultural, Inc. 15500 George Blvd. Suite A

Clearwater, Florida 33760

Below are the terms that were agreed upon today, May st,/ 014, for occupancy.

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1)  The lease will be a 6 month lease (prorated for 1i s n May) at a rate of $775.00 monthly or $4,844 paid in full plus tax and one month refundable security deposit which include cleaning service, free coffee and bottled water for our guests and all i electric & janitorial services for suite 138.

2)  Marij Agricultural, Inc. will get 16 hours (Included in the lease at no charge) of conference room usage in any one of the 8 rooms provided. Any unused portion will be rolled over and accumulated for the future months. If Marij Agricultural, Inc. uses all 16 hours and any accumulated roll over time for any one month, the rate will be $25 - $40 plus tax hour for a

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......... .. ,,, 4./2ts (2.. N \

3)  Marij Agricultural, Inc. will get all matching furniture for the 2 office suites which would include 2 desks eacV a la e back chair and 2 front chairs, a conference table with 4 matching chairs, 1 large book cases, 1 small book case with plant on top 2 trash cans and 2 large green silk plants.

4)  Marij Agricultural, Inc. will get free hard wired high speed Internet into suite #138.

5)  Marij Agricultural, Inc. will get one PO Box #138 with a refundable deposit for the key provided.

6)	Marij Agricultural, Inc. will be provided with one entry keys for suite 138 and can make additional keys at their expense.
7)	Marij Agricultural, Inc., at their option, can lease monthly phone lines at a cost of $49.95 plus $10 per hand set and $39.95 for full, live answering services, plus tax.
8)	After 4 full months (Oct ft 2014) the landlord with notify us in writing about renewal. Marij will be
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provided the option to renew for an additional six months at the same rate of $775 plus tax per month or $785 per month for a 3 month lease or 95 on a month to mp kh basis going forward beginning Dec. 1St 2014.

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Exhibit A

		Qty 1	Monthly Recurring Charges $ 722.55	Refundable Retainer	One-Time Fees & Total Due Prior to Moving In

Rent Amount
Sales Tax Rent			$ 50.58
Total Monthly Rent/Std. Furniture with Tax			$ 773.13
Technology Package Internet (Bright House 15 mbps Hardwired Fiber Circuit)	---	— ,
Internet Usage Fee (12 Month Agreement) $ 49.95 Internet Usage Fee (6 Month Agreement) 52.45 Internet Usage Fee (3 Month Agreement) $ 54.95 Internet Usage Fee (Month to Month Agreement) 57.95	Taxable Taxable	0 1 .	$ -
			$ 52.45 -
	Taxable	0
	Taxable	0	-
Internet Sub-total			52.45
Telecommunications Sales Taxes Telephone Line and Usage Packages (VOIP/SIP Internet Trunking)			9.65

Exhibit D (including Taxes) r		1	$ -
Total Monthly Technology Package			62.10
	Taxable Taxable '	0
Additional Office Furniture Rentals
Desk & Chair & Floor Mat $ 20.00 Conference Table with 3 Guest Chairs $ 15.00			$ -
		0 :	$
File Cabinet or (2) Guest Chairs $ 10.00	Taxable	0	$ -
Sales Tax on Furniture Rental
Total Monthly Furniture Rental Package with Taxes			$
				$
773.13 Refundable Retainer Rent (with Tax) Refundable Retainer Technology Package (with Tax)
			•	$ 62.10
Refundable Retainer Additional Furniture Rental Fees (with Tax)			:	$ -
Refundable Key Retainer $ 19.95		2	•	$ 39.90

Office Preparation, Technology Connection & Telephone Programming Fees					$ 125.00 $ - $
Office Maintenance and/or Telephone Line and Internet Relocation Fee $ 79.95 One-Time Set-Up Fee $ 125.00 Total Preparation and Installation Fees Other One-Time Charges	Non-Taxable Non-Taxable	0 1

Technical Support for installation (/Hr) $ 79.95	Non-Taxable	0
One-Time Admin Fee for Porting 79.95	Non-Taxable	0
Total Fees		0 1	$ 835.22 1	$ 875.12 1	$ 1,835.35

Discounts & Promotions .

on.awrv-)	TOT AL--- 1/t/ e, 3/ 3, 9-c)

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As a follow-up to our conversation this afternoon, MariJ Agricultural, Inc. would like to terminate our lease agreement with Summit Executive Center effective immediately per our addendum to the contract on a month to month basis. This will serve as our 60 day notice to relocate being completely moved out by December 31, 2015.

The team at MariJ Agricultural, Inc. would like to thank you for your professionalism and support during our stay at the Summit Executive Center.

ick P rtile

President/CEO

13575 58th Street Suite 138

Clearwater, FL 33760 rick@marijinc.com (727) 492-4208 tel

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G & R Realty
8122 Dukes Wood Court • Bradenton, FL 34201
Tel: 941/355-0105
Gander2808@comcast.net

COMMERCIAL LEASE

THIS COMMERCIAL LEASE made and executed this 2$ day of__________ , 2015 by and between G & R Realty, LLC, a Florida limited liability company whose address is 8122 Dukes Wood Court, Bradenton, Florida 34201, hereinafter called "Lessor" and Tropiflora LLC, whose mailing address is 13575 58th Street, Suite 138, Clearwater, Florida 33760, hereinafter called "Lessee", for and in consideration of the rents to be paid hereunder, the mutual promises and covenants contained herein, and for other good and valuable consideration, Landlord and Tenant, each intending to be legally bound, hereby covenant and agree as follows:

WITNESSETH:

1.             A. Grant of Lease. That Lessor, being the owner of a office/warehouse building being in
Manatee County, Florida, with street address of 7216 21st Street East, Sarasota, Florida 34243 ("Building"), by these presents, does lease and demise unto Lessee the following:

Fully air-conditioned 3,200 SF free standing building (1,200 SF office & 2,000 SF manufacturing) with parking and by these presents, Lessee rents said premises (the "Premises") from Lessor for a rental consideration as provided in Paragraph 3 hereinafter for each and every month of the term, payable in advance without set off or diminishment on the 1'` day of each month.

The term of this Lease is for a period of 28 months commencing on the 1st day of July, 2015 ("Commencement Date"), and expiring at 12:01 A.M. on the 31st day of October, 2017 ("Initial Term"). Occupancy shall commence on the 1st of November, 2015 ("Occupancy Date") unless Lease is terminated as provided for herein.

B. Renewal Option. Lessee shall have the right to renew and extend this Lease in accordance herewith for two (2) additional periods of two (2) years provided that at the end of the Term and at the time of exercising the option, Lessee is not in default of any term, condition or covenant contained in this Lease, and also provided that Lessee has not had more than two (2) monetary defaults (even if subsequently cured) during the Lease Term. Lessee (but not any assignee or subtenant) shall have the option to renew this Lease, by written notice ("Notice") delivered to Lessor no later than 120 days prior to the expiration of the Term, for the time period described above and under the same terms, conditions and covenants contained herein, except that the rent shall be increased four percent (4.0%) over the previous year of the lease, for the entire Initial Term and any Renewal Options exercised herein. First increase shall occur twelve (12) months after Occupancy Date and rent shall be adjust every twelve (12) months thereafter.

2.             Tenant Required Improvements. Lessee requires and shall, at its sole cost and expense, cause the Premises to be remodeled and furnished to suit Lessee's needs for its intended use. Lessor hereby grants Lessee permission to:

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A.	Install upgraded security system including, but not limited too, alarm system, door locks, security shutters on doors and windows, and security cameras.
B.	Install computer network, phone system, and cable for network/internet.
C.	Remodel office area to suit Lessee's needs. This includes, but is not limited too, adding and removing walls, painting, flooring, and air-conditioning. Rough sketch of planned improvements is attached as Exhibit A. Lessor will have final approval of once drawings of improvements are finalized.
D.	Add additional insulation and floor drains in warehouse. Lessee agrees to repair and reseal concrete after installation of floor drains.
E.	Install hot water heater.
F.	Install 3-phase power.
G.	Install hoop tent in rear of building. Upon vacating the building Lessee agrees to repair any damage to concrete caused by installation of hoop tent.
H.	Install additional fencing and gating in order to secure back parking area.

Lessee shall make no renovations or capital improvements to the property without the written consent of Lessor, which shall not be unreasonably withheld. If such written consent is obtained, all renovations and capital improvements made pursuant thereto shall be at Lessee's sole cost and expense and the same shall meet all zoning and building codes and parking requirements of all governmental authorities having jurisdiction thereof. Lessee covenants and agrees to keep the demised Premises free from all and any liens arising out of any work performed, materials furnished, or obligations incurred by the Lessee under any such undertaking. Lessee acknowledges and understands that Lessor shall have no right, authority, or privilege to place or cause to be placed, a lien over the property of the Lessee, and the Lessee is prohibited from any act which does incur or create a lien over the property of the Lessor. All improvements shall remain the property of Lessor upon expiration or earlier termination of this Lease.

3. Security Deposit, Prepaid Rent, Approval Period and Rent.

A.            Security Deposit. A security deposit (hereinafter "Security Deposit") of Two Thousand Five Hundred and Thirty-Five 00/100ths Dollars ($2,535.00) Dollars shall be held by the Lessor to insure the Lessee's compliance with any of the terms of the Lease. The Security Deposit shall be held and disposed of by the Lessor as permitted or required by law of this agreement. The Lessee may not apply the Security Deposit against rental payments. If the Lessor shall use part or all of the Security Deposit to make a payment required to be made by Lessee hereunder or following a default by Lessee, Lessee shall replenish the Security Deposit on demand.

B.            Prepaid Rent and Security Deposit. Lessor requires Lessee to deposit with Lessor rent for Approval Period in advance of Four Thousand and Forty-Nine and 67/100ths Dollars ($4,049.67) and the Security Deposit of Two Thousand Five Hundred and Thirty-Five 00/100ths Dollars ($2,535.00) for a total of Six Thousand Five Hundred and Eighty-Four and 67/100ths Dollars ($6,584.67), due upon execution of this Lease.

If Lessee receives necessary approvals, Lessee shall notify Lessor in writing at which point Lessee will deposit with Lessor the first full month's rent in advance of Two Thousand Six Hundred and Ninety-Nine and 78/100ths Dollars ($2,699.78) and last month's rent in advance of Two Thousand Eight Hundred and Seven and 77/100ths Dollars ($2,807.77) for a total of Five Thousand Five Hundred and Seven and 55/100ths Dollars ($5,507.55).

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B. Approval Period. Lessor shall use Prepaid Rent as payment for the first three (3)

months of the Initial Term of this Lease ("Approval Period") while Lessee works to get necessary approvals for their business and use. During this Approval Period, Lessor agrees to provide Lessee with storage area in warehouse as detailed in "Exhibit B". Lessee agrees to provide Lessor with a list of items being stored in warehouse.

i.              Option to Terminate. If Lessee fails to get necessary approvals during the Approval Period, Lessee shall notify Lessor in writing of their intent to terminate the Lease, at which point this Lease shall become null and void. Lessor shall return any full months of rent remaining from the prepaid Approval Period, plus Security Deposit. Lessee shall remove any items Lessee has stored in warehouse per the listed provided to the Lessor.

ii.             If Lessee receives necessary approvals, Lessee shall notify Lessor in writing and lease shall be in full force and effect. Along with this written notification, Lessee will include payment for If Lessee receives necessary approvals, Lessee shall notify Lessor in writing at which point Lessee will deposit with Lessor the first full month's rent and last month's rent for a total of Five Thousand Five Hundred and Seven and 55/100ths Dollars ($5,507.55). Lessee's Option to Terminate during the Approval Period shall be null and void. Lessor shall retain all Prepaid Rent for Approval Period, and Security Deposit will continue to be held as detailed herein. Lessor shall then have 30 days to vacate premises, during which time Lessee can begin necessary modifications to the Building and Premises.

C. Lessee shall pay to Lessor for the premises the total rental consideration of

Sixty-Two Thousand and Fifty-Six and 80/100ths Dollars ($62,056.80), which shall be paid in monthly rental installments (herein "Rent") during the Term hereof as follows:

Term	Base Rent For Term	Monthly Base Rent	Sa les Tax per Month (6.5%)	Total Rent per month (Gross)
Approval Period: July 1, 2015 — October 31, 2015	$3,801.00	$1,267.00	$82.39	$1349.89
October 1, 2015 — October 31, 2015	--	$0.00	$0.00	$0.00
Year 1: November 1, 2015 — October 31, 2016	$30,420.00	$2,535.00	$164.78	$2,699.78
Year 2: November 1, 2016 — October 31, 2017	$31,636.80	$2,636.40	$171.37	$2,807.77
	$65,857.80	Total Rent for Term

Total monthly Rent due hereunder shall be payable in advance on the first day of each month commencing November 1, 2015, together with a sum equal to sales tax thereon and on any other sums due hereunder from Lessor to Lessee.

D. Late Payment Charge: For any installment of Rent or other charges past due for more than 5 days, Lessee will be charged a one-time service charge of 10% of the installment or charges due as partial compensation to the Lessor for its extra efforts required in collecting such installment or charges.

4.            Personal Property Tax. In addition to the Rents hereinabove reserved, Lessee covenants and agrees that it shall be responsible for and pay when due all personal property taxes for their property located on the premises.

5.            Real Property Taxes. Lessor will be responsible for and pay when due all real estate ad valorem taxes assessed against the property. Lessor shall only be responsible for payment of such tax based

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upon the base calendar year of 2015. Lessee agrees to pay, in addition to Rent and Other Charges provided for herein, an amount equal to Lessee's Pro Rata Share of any increases in real estate ad valorem taxes, over the 2015 base tax year. At the end of each calendar year occurring during the Term, Lessor shall give Lessee notice of the actual amount of such taxes for such calendar year and Lessee's Pro Rata Share thereof. Lessor shall bill Lessee for such increase and shall provide Lessee with evidence thereof. Lessee shall reimburse Lessor for all such increase within ten (10) days after receipt from Lessor of the billing therefore, together with applicable sales tax thereon.

6.             Use. Lessee covenants and agrees that the demised premises shall be used and occupied as a low THC cannabis dispensing organization and for the storage of materials related to their use, and for no other purpose without Lessor's prior written consent. Lessee further covenants to allow no activities on the property which would constitute a violation of any zoning ordinance or special permit use. Any fines or assessments resulting from such activities shall be paid immediately by Lessee, and all such activities shall immediately cease. Lessee shall not use the property for any illegal purpose. Lessor agrees to acknowledge and support Lessee's use as necessary for Lessee to receive required approvals.

7.             Maintenance of Property.

A.         Lessor shall keep the foundation, the roof, the exterior walls, and parking areas of the Building in good repair. Lessee, however, shall be required to make any repairs occasioned by the act or negligence of Lessee, its agents, employees, subtenants, licensees, invitees, guests and concessionaires.

B.         Lessor agrees to have building pressure washed and any microcracks in stucco sealed, upon notification by Lessee that they have received necessary approvals and will be moving forward with the Lease. Lessor agrees to make his best effort to have all items completed within 90 days of Lessee's Occupancy Date.

C.         At Lessee's sole cost and expense, Lessee shall keep the Premises in good, clean, and habitable condition. Lessee shall make all needed maintenance, repairs and replacements to the Premises, including repairs to, maintenance and replacements of windows, doors, door closure devices; window and door frames, moldings, locks and hardware; locks, interior lighting; plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures; grounds, plantings, landscape, signs, placards, decorations or advertising media of any type; all improvements and betterments to Premises whether installed by Lessee or Lessor; interior painting or other treatment of interior walls; and ceiling, ceiling grid and tiles, water sprinkler heads and/or fire alarm systems (in compliance with local Fire Codes) and ceiling insulation.

D.         Additionally, Lessee shall at its own expense during the term of the Lease maintain a preventative maintenance service agreement on the air conditioning and heating systems (the "HVAC system") for the Premises. The service agreement shall provide for a minimum of a semi-annual inspection, quarterly filter replacement, checking of refrigerant operating pressures and temperatures, adjusting and lubricating of bearings and drives as required, checking all safety controls and thermostats on the air conditioning system. The service agreement shall also provide for an annual cleaning of the condenser coils, check of the heating systems, and adjustment and calibration of thermostats. A copy of the service agreement shall be provided to the Lessor after thirty (30) days from Occupancy Date and upon demand thereafter. Depending on Lessee's use, more frequent filter replacement may be necessary. In the event

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that the HVAC unit(s) need to be replaced, Lessor agrees to replace the unit(s) and their sole cost and expense.

8.         Assignment and Subletting. Lessee may not assign this Lease, or any interest herein without Lessor's written consent which consent shall not be unreasonably withheld. Notwithstanding the foregoing, and provided the use of the Premises remains consistent with Lessee's use, Lessee shall be permitted to assign this Lease or sublet any part of the Premises without any further consent of Lessor to any affiliate, subsidiary, sister company or entity in which Lessee's parent company owns and holds the controlling interest. Upon such assignment or subletting Lessee, shall immediately provide to Lessor a copy of the fully executed assignment or sublease containing all terms, rents and addresses of the assignee/sublessee. In the event of an assignment or sublease, any monthly rental received by Lessee which exceeds the total monthly Rent due as determined in paragraph 3 above, shall immediately be remitted to Lessor. In all events, Lessee shall remain primarily liable for all obligations under this Lease. In all events, Lessee shall remain primarily liable for all obligations under this lease.

9.         Delinquent Payments. Should Lessee allow any payment of Rent hereinabove specified to become delinquent and remain delinquent for twenty (20) days after the same is due, then Lessor shall have the right to re-enter and retake possession of the leasehold Premises, and this Lease shall automatically be terminated. Bankruptcy of Lessee or assignment for the benefit of creditors shall likewise operate as termination of the right of possession of the Premises, and shall not waive Lessor's right or estop Lessor from repossessing the Premises for subsequent defaults and in such event, Lessee agrees to peaceably surrender possession.

10.       Right to Lease. Lessor covenants that it is the owner of the above property, and further that it has good and lawful authority to lease the same, and that Lessee may peacefully occupy and enjoy the Premises subject to the terms hereof, and further that all city, county and State taxes and assessments against said lands have been paid to the current year.

11.       Utilities. During the term of this Lease, Lessee shall be responsible for and agrees to pay when due, all utility charges (including but not limited to electricity, phone, internet, water, sewage and gas), and garbage collection pertaining to the leasehold Premises. Lessee may utilize the alarm system at the Premises, and Lessee shall be responsible for all service and operating costs and expenses associated. Lessee shall be responsible for any utility service that Lessee brings to, installs and uses in the Premises, such as (by way of illustration and not as limitation) cable, internet, phone or other electronic media.

12.       Signs. It is agreed that Lessee shall have the right to place its signage on the existing pylon sign along with the signage of the other Lessees. Lessee shall be responsible for paying its portion of said sign in addition to Rent and other expenses for which Lessee is responsible hereunder. Lessee may also place its sign directly on the Building provided, however, that all such signage shall be in locations acceptable to Lessor. All signs so placed by Lessee shall comply with the local sign ordinance for approved square footage of overall exterior signage, any building code of the city or the county within which the Premises are situated, or any other governmental authority which might hereafter have jurisdiction, and further that the same shall be installed in a workmanlike manner, and in a manner which will not, in any way, cause damage to the Premises.

13.       Removal of Personal Property at Termination. It is agreed that all furniture and movable equipment ("Lessee Personal Property") placed on the Premises by Lessee is the property of Lessee, and upon termination of this agreement, Lessee shall have the right to remove all such Lessee Personal Property

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from the Premises,. The Tenant Improvements are and shall remain the property of Lessor. Lessee further covenants that it will exercise due care in removal of such Lessee Personal Property, and cause such removal to be done in a workmanlike manner, and shall restore the Premises to the original condition, normal wear and tear excepted, and save Lessor harmless from any damage caused in and about such removal. The foregoing shall constitute a waiver of Lessor's lien under Section 83.08, Florida Statutes, as amended or renumbered from time to time.

14. Lessee's Insurance; Indemnification. During the term of this Lease, or any extension hereof, Lessee covenants and agrees, at its cost and expense, to obtain and keep in full force and effect, commercial general liability insurance for the Premises which shall be for the benefit of the parties hereto as their interest may appear, insuring said parties against damage to property or person or any person or party by reason of property damage or personal injury occurring on the Premises. Said policy shall be in a minimum amount of One Million and No/100ths Dollars ($1,000,000.00) for personal injury or death for any one person as a result of any one accident and a minimum of Two Million and No/100ths Dollars ($2,000,000.00), with a Four Million and No/100ths Dollars umbrella policy, for injury or death of more than one person for any one accident, and property damage insurance with minimum limits of Five Hundred and No/100ths Dollars ($500,000.00). Lessee shall also carry business interruption insurance in an amount sufficient to cover Lessee's financial obligations hereunder. Lessor shall be furnished, upon request, with certificate of insurance showing coverage to be in force and effect, and showing that the Lessor is named as an additional insured on the policy. Lessee shall be responsible for insuring their personal property located on the Premises.

Lessee further agrees to indemnify and save Lessor harmless from any and all claims with respect to bodily injury or property damage arising from any breach or default in the performance of any covenant or agreement on Lessee's part to be performed pursuant to the terms of this Lease or arising from Lessee's negligence or intentional acts or the negligence or intentional acts of any of Lessee's agents, employees, contractors, invitees, licensees and assignees, including all costs, expenses and counsel fees incurred in connection with any such claim; and if any action or proceeding is brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, covenants to resist or defend such action or proceeding at its expense.

Lessor agrees to indemnify and save Lessee harmless from any and all claims with respect to bodily injury or property damage arising from any breach or default in the performance of any covenant or agreement on Lessor's part to be performed pursuant to the terms of this Lease or arising from Lessor's negligence or intentional acts or the negligence or intentional acts of any of Lessor's agents, employees, contractors, invitees, licensees and assignees, including all costs, expenses and counsel fees incurred in connection with any such claim; and if any action or proceeding is brought against Lessee by reason of any such claim, Lessor, upon notice from Lessee, covenants to resist or defend such action or proceeding at its expense.

Lessor shall provide and keep in full force and effect windstorm, fire and extended coverage insurance ("Casualty Insurance") for the full insurable value of improvements. In the event of loss or damage to the Premises by any insured cause, the proceeds of the insurance will be used to repair and rebuild the improvements subject to paragraph 15 hereof. Lessor shall only be responsible for payment of such Casualty Insurance based upon the base calendar year of 2015. Lessee agrees to pay, in addition to Rent and other charges provided for herein, an amount equal to Lessee's Pro Rata Share of any increases in the premiums for the Casualty Insurance, over the 2015 base tax year. At the renewal of the Casualty Insurance policy, Lessor shall give Lessee notice of Lessee's Pro Rata Share thereof. Lessor shall bill Lessee

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for such pro rata share of the premium and shall provide Lessee with evidence thereof. Lessee shall reimburse Lessor for the sums due within ten (10) days after receipt from Lessor of the billing therefore, together with applicable sales tax thereon.

15. Destruction of Premises. If, at any time after the execution of this Lease, the Premises,

or any portion thereof or any portion of the Building or related improvements integral to the Lessee's use of the Premises, should be damaged or destroyed by fire, the elements or casualty (collectively in this Section "Casualty"), the following provisions shall govern the rights and obligations of Lessor and Lessee.

A.         In the event of partial destruction of the Premises or any portion of the Building or related improvements integral to the Lessee's use of the Premises where damage is less than twenty five percent (25%) loss, the Lessor shall forthwith repair the same provided such repairs can be made within 120 days of the date of such damage or destruction. Lessor shall keep Lessee informed of progress and expected date of completion of repairs. If repairs are not substantially complete within such 120-day period, Lessee may elect to terminate the Lease.

B.         In the event of partial or total destruction of the Premises or any portion of the Building or related improvements integral to the Lessee's use of the Premises where damage is twenty five percent (25%) or more loss, Lessee shall have the right to terminate this Lease if repairs cannot be completed within 150 days from the date of the damage or destruction. Within thirty (30) days after such damage or destruction, Lessor shall advise Lessee if the repairs can be made within such timeframe. If Lessor advises that repairs can be completed within such time frame and if repairs are not substantially complete within such 150-day period, Lessee may elect to terminate the Lease. Lessor shall keep Lessee informed of progress and expected date of completion of repairs.

C.         Rent and any other charges due to Lessor hereunder shall be abated during the period for which any portion of the Premises or any portion of the Building or related improvements integral to the Lessee's use of the Premises are unusable as a result of such damage or destruction and during the repair period. The term of the Lease shall be automatically extended by a period of time equal to the repair period, at Lessee's election.

16. Condemnation. If all, or substantially all, of the Premises is taken pursuant to eminent domain proceedings or sold to a governmental entity under a threat of eminent domain proceedings, such that the remaining Premises cannot be used by Lessee in the conduct of its business, then this Lease shall terminate as of the date of the taking, and neither party shall have any further obligations, responsibilities, or rights against the other party.

Lessee shall not have any claim against the sale proceeds, or court-awarded proceeds, but Lessee may join any such Court proceedings or bring a separate action or claim against the governmental entity bringing or threatening such eminent domain proceedings, for an award for payment resulting from damages to Lessee's business resulting from a taking by such governmental entity under the rights of eminent domain.

If a portion of the Premises is taken by eminent domain, but Lessee can continue to use the Premises in the conduct of its business, then, in that event, this Lease shall continue and Lessee shall continue to perform all of its obligations and responsibilities under the Lease, including the payment of rent, without reduction or apportionment.

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17.            Abandonment. Lessee agrees not to vacate or abandon the Premises at any time during the demised term, and should Lessee vacate or abandon the Premises, or be dispossessed by process of law, or otherwise, such abandonment, vacation, or dispossession shall be considered a breach of this Lease, and in addition to any other rights which Lessor might have, the Lessor may re-enter possession and remove any personal property belonging to Lessee which remains on the Premises, and store the same, such removal and storage to be for the account of the Lessee.

18.            Default. Lessee shall be deemed in default of Lessee's obligations under this Lease upon the occurrence of any of the following: (i) Lessee's continued default in payment of any sums due hereunder for a period of ten (10) days; (ii) Lessee's continued default in performance of any other covenant, promise or obligation of this Lease for a period of fifteen (15) days after receipt by Lessed of written notice thereof from Lessor, or if Lessee's default is of a type that is not reasonably possible to cure within fifteen (15) days, if Lessee has not commenced to cure said default within said fifteen (15) day period and does not thereafter diligently prosecute the curing of said default to completion; (iii) any act or omission of Lessee constituting an anticipatory breach or repudiation of this Lease; (iv) the involuntary or voluntary filing under reorganization, bankruptcy, or insolvency law or appointment of a receiver or trustee for, Lessee or its property; (v) the sale of Lessee's interest under this Lease by execution or other legal process; (vi) Lessee making an assignment or transfer for the benefit of creditors; (vii) Lessee's abandonment or vacation of the Premises during the term of this Lease (Lessee's non-occupation of the Premises or failure to conduct business for a period of thirty (30) days shall be conclusively deemed an abandonment); or (viii) the seizure, sequestration, or impounding by virtue or under authority of any legal proceeding of any of the personal property or fixtures of Lessee used in or incident to the operation of the Premises.

19.            Lessor's Remedies. Upon Lessee's default hereunder, Lessor may exercise any one or all of the following options: (i) Terminate Lessee's right to possession under this Lease and reenter and take possession of the Premises and relet or attempt to relet the Premises on behalf of Lessee, at such rental and under such terms and conditions as Lessor may, in the exercise of Lessor's sole and absolute discretion, deem best under the circumstances for the purpose of reducing Lessee's liability; and Lessor shall not be deemed to have thereby accepted a surrender of the Premises, and Lessee shall remain liable for all sums due under this Lease and for all damages suffered by Lessor because of Lessee's breach of any of the covenants of this Lease. At any time during such repossession or reletting, Lessor may, by delivering written notice to Lessee, elect to exercise its option under the following subparagraph to accept a surrender of the premises, terminate and cancel this Lease, and retake possession and occupancy of the Premises on behalf of the Lessor. Nothing contained in this subparagraph shall be construed as imposing any enforceable duty upon Lessor to relet the Premises or otherwise mitigate or minimize Lessor's damages by virtue of Lessee's default. (ii) Declare this Lease to be terminated, and reenter upon and take possession of the Premises without notice to Lessee, whereupon the term hereby granted and all right, title and interest of Lessee in the Premises shall terminate. Such termination shall be without prejudice to Lessor's right to collect from Lessee any sums due hereunder which have accrued prior to such termination, together with all damages suffered by Lessor because of Lessee's breach of any covenant contained in this Lease. Lessee hereby expressly waives any and all notices or demands of delivery of possession required by law or otherwise. (iii) Declare the entire remaining sums due hereunder (to the extent then known) for the term of this Lease to be immediately due and payable, and, at Lessor's option, take immediate action to recover and collect the same by any available procedure. The remedies provided in this paragraph shall be cumulative to those provided elsewhere herein or by law.

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20.          Compliance with Law. Lessee covenants and agrees that it shall comply promptly with all laws, rules, and regulations of any governing body, having jurisdiction over the property or the business conducted thereon, whether federal, state or municipal or any branch thereof, and further that it will comply with the requirements of the Board of Fire Underwriters concerning the Premises.

21.          Utilities for Premises. Lessor further warrants that sewer, water and electricity for the intended use are available to the leased Premises, and that there are no unusual conditions respecting the leasehold Premises which would prevent the intended use thereof by the Lessee. Lessor shall be responsible for all utility charges and repair subject to Paragraph 11 or this Lease.

22.          Attorney Fees; Costs. In any litigation arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorney's fees and costs from the other.

23.          Warranties. Lessor warrants that there are no facts known to it materially affecting the value of the Premises which are not readily observable by Lessee or which have not been disclosed to Lessee.

24.          Radon Gas. Notice to prospective Purchasers/Lessees. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. This disclosure is made pursuant to Section 404.056(8), Florida Statutes.

25.          Relationship of Parties. It is understood and agreed that the relationship of the parties hereto is strictly that of Lessor and Lessee, and that Lessor has no ownership in the Lessee's business, and that in no manner shall this Lease be construed as granting any such right to Lessor. Lessee, on the other hand, is not and shall not, under any condition, be deemed to be an agent or representative of Lessor.

26.          Damage Caused by Lessee. In the event Lessee shall have caused damage to the Premises which shall not have been repaired prior to termination of the Lease, then Lessor shall be entitled to repair the same within forty-five (45) days after termination and recover the full cost of such repair work from Lessee and Lessee shall make payment to Lessor immediately upon demand by Lessor.

27.          Time of Essence. Time is of the essence of this Lease, and of each and every provision hereof.

28.          Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Florida.

29.          Binding Effect. This Lease shall be binding upon the parties hereto, their heirs, personal representatives, successors, and assigns, and all of the terms, covenants, and provisions hereof shall enure to the benefit of the heirs, personal representatives, successors, and assigns of the parties hereto, provided that nothing herein contained shall be deemed to permit any assignment of subletting contrary to the foregoing provisions hereof.

30.          Meaning of Pronouns and Genders. Whenever the context hereof so requires, the singular shall include the plural, and the use of masculine or neuter gender shall be construed to include all genders.

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31.          Headings. The headings used herein are inserted merely as a matter of convenience and shall not alter or have any effect upon the meaning, terms, or substance of this agreement.

32.          Condition of Property. The property is being leased to Lessee in "as is" condition and the rental consideration reflects such. Lessee has inspected the Premises and, subject only to Lessor's obligation to replace the existing carpet, accepts the Premises "as is".

33.       Mold. Mold is part of the natural environment that, when accumulated in sufficient quantities, may present health risks to susceptible persons. For more information, contact the county indoor air quality specialist or other appropriate professional.

34.       Parking. Lessee, its employees, customers and invitees may use, exclusively, the onsite parking associated with the Building at all times at no additional rental consideration.

35.          Authority. The individual officer executing this Lease on behalf of Lessee covenants and warrants to Lessor that he/she is duly authorized by Lessee so to do pursuant to all required corporate resolutions and approvals and that upon execution by such officer on behalf of Lessee, Lessee shall be fully bound by the terms hereof.

36.       ADA. Lessor makes no representations or warranties that the Premises, as presently constructed and improved, or as the Premises shall be constructed or improved in accordance with this Lease or any separate agreement signed by Lessor and Lessee, are in compliance with, or shall subsequently comply with, the Americans with Disabilities Act of 1990, Public Law 101-336, as amplified by the final rule promulgated by the Department of Justice in Section 28 of the Code of Federal Regulations, Part 36, as the aforesaid Act or Regulations may be hereafter modified or amended ('ADA') or the Florida Architectural Barriers Act or similar law. If any improvements make to the building cause the Premises to be brought up to compliance with the ADA code, then Lessee agrees bring the property up to compliance at its sole cost and expense.

37.          Exclusivity. Lessor shall not use or allow any other person or entity (except Lessee) to use any portion of the Property for office and retail purpose.

38.          Holding Over. If Lessee continues to occupy the Premises after the expiration of the term of this Lease, a monthly tenancy terminable by either party on one (1) month's notice shall be created, which shall be upon the same terms and conditions as those herein specified, except the provisions relating to rent. The monthly Rent during such holdover period shall be one hundred twenty five percent (125%) of the Rent due for the month immediately preceding such holdover period. Lessee shall also continue to be liable to Lessor for the Taxes and insurance payments and all other costs expenses hereunder as calculated and due hereunder during the Holdover period. In the absence of the written consent of Lessor to such holding-over, the mere payment and acceptance of rent shall not be deemed a renewal of the Lease term.

39.          IT Services. Lessor shall not have the right to designate or require that Lessee use any particular vendor or service provider for its telephone, internet or electronic media services. Lessee shall have the right to use any vendor or service provider, as selected by Lessee (at Lessee's sole cost and expense including any installation costs), of telephone system, internet provider or electronic media.

40.          Attorneys' Fees and Costs. In the event Lessee fails to pay Rent above required, or should

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it default in any of its covenants with Lessor set forth herein so that it becomes necessary for Lessor to employ an attorney to collect rents or to recover possession of the Premises, or to enforce any covenant hereunder, whether or not a lawsuit or other proceeding is filed, then Lessee shall pay all costs of collection and expenses of recovering possession, including its reasonable attorneys' fees and costs, whether incurred before suit, during suit, at the appellate level, or in bankruptcy. Lessor shall also be entitled to recover any attorneys' fees and costs incurred in litigating the entitlement to attorneys' fees and costs, as well as in determining or quantifying the amount of attorneys' fees and costs due to it.

The reasonable costs that the prevailing party shall be entitled to recover pursuant to this Paragraph shall include any costs that are taxable pursuant to any applicable statute, rule, or guideline (including, but not limited to, the Statewide Uniform Guidelines for Taxation of Costs), as well as costs not taxable thereunder. Such recoverable costs shall specifically include, but not be limited to, 1) costs of investigation; 2) costs of copying documents and other materials, whether for discovery, filing with the court, internal review, or any other purpose; 3) costs for electronic discovery; 4) Westlaw, Lexis Nexis, or other electronic research service charges; 5) telephone charges; 6) mailing commercial delivery service, and courier charges; 7) travel expenses, whether for investigation, depositions, hearings, trial, or any other purpose; 8) information technology support charges; 9) any and all consultant or expert witness fees, whether or not such fees are incurred in connection with a court-ordered report or testimony at a deposition, hearing, or trial; 10) court reporter and transcript fees, whether for deposition, trial, or an evidentiary or non-evidentiary hearing; 11) mediator fees; and 12) any other reasonable cost incurred by the prevailing party in connection with the dispute.

41.        Corporate Guaranty. This Lease shall be guaranteed by Tropiflora LLC, who shall execute a Guaranty identical to the form attached hereto as Exhibit C which is a condition precedent of Lessor's obligations hereunder.

42.        Right of First Refusal. In the event Lessor desires to sell the Property and Lessor receives a written offer from a Third Party Prospective Purchaser to purchase the Property ("Written Offer"), Lessor shall notify Lessee of Lessor's desire to sell the Property and shall send the Written Offer containing at a minimum, the purchase price, closing cost allocations, and time frame for the closing, on which the Third Party Prospective Purchaser is willing to purchase the Property. Lessee shall have fifteen (15) days from the date of its receipt of any such notice in which to submit a purchase contract to Lessor which contract shall be accepted by Lessor if it meets the terms specified in the Written Offer for purchase of the Property by the Third Party Prospective Purchaser. In the event Lessee does not submit such purchase contract to Lessor by 5:00 pm EST, on said fifteenth (15) day after receipt of Lessor's notice, then Lessor may execute the exact same Written Offer presented to the Lessee from the Third Party Prospective Purchaser to sell the Property to the Third Party Prospective Purchaser. Lessee will execute any form of document required by Lessor to terminate the Lessee's right of first refusal to purchase the Property within fifteen (15) days of Lessor's request that Lessee sign such a document ("Termination Document") in order for the Lessee to sell the Property to the Third Party Prospective Purchaser without the restriction contained in this Amended and Restated Affidavit. The parties agree that there will be no obligation for the Lessee to sign a Termination Document in the event that the Lessee does not execute the Written Offer or in the event that the Written Offer changes in any way from that submitted to the Lessee. The Lessor and Lessee agree that the right of first refusal shall run with the Land, survive subsequent transfers, and shall be effective for six (6) years from the date of this agreement.

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43. Option to Purchase. Lessee shall have the option to purchase the Building and Premises.

The final purchase price shall be determined by the average price of two MAI appraisals; however, such final price shall not exceed a decrease of 10% of the owner's current asking price of $575,000.00. The Lessee and the Lessor shall each select an MAI appraiser at their sole cost and expense. In the event an agreed to price is not reached the parties shall obtain a third MAI appraisal and share the cost to help facilitate an agreed to average price.

A.         Lessee may exercise its option to purchase by giving written notice of its intention to the LESSOR, anytime after the 24th month of the Initial Term of this Lease. Together with the notice to exercise its option to purchase, Lessee shall include a deposit check in the amount of $20,000.00, which shall be held in escrow by Lessor's attorney. Such good faith deposit shall apply as credit to the purchase price upon closing, and refundable under the terms of a Commercial Contract to Purchase executed by Lessor and Lessee.

B.         Real estate taxes, association fees, and utility bills, insurance premiums to the demised premises shall be prorated to the date of closing, unless Lessee is paying for any of these items under its lease obligations. Interest due on any mortgage or mortgages shall be the responsibility of the Lessor. Any prepaid rent and security deposit shall be credited to the benefit of Lessee at closing. Lessee shall pay the charges for Title policy and Survey. Lessor to pay for doc stamps on deed.

C.         The Lessee may choose to obtain third party financing.

D.         Once terms are agreed to Lessor and Lessee will execute a Commercial Contract to Purchase which will have precedence over this Lease.

44. Brokers. Lessor is responsible for any brokerage commission due to Michael Saunders &

Company and any co-broke Harry E. Robbins & Associates, Inc., will be paid from such amount otherwise owed to Michael Saunders & Company. Lessor knows of no other party entitled to a commission.

Lessee represents to Lessor that Tenant has not dealt with any other broker relative to this Lease other than Harry E. Robbins & Associates, Inc. Lessee shall be responsible for any commission due to any other party other than Michael Saunders & Company and Harry E. Robbins & Associates, Inc.

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SIGNATURES ON NEXT PAGE

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IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

Signed and delivered in the presence of:

Name: -57

Name: r4f)10PV-k-c_

116

"LESSOR"

117

40'

•------- - 14'X14'

AIR CONDITIONED WAREHOUSE	14' X 14'

OFFICE

12' X 9'

OFFICE

12' X 7'

7216 21ST STREET EAST

118

SARASOTA, FLORIDA

NOTE: Not drawn to exact scale. Some measurements are approximate. The information being provided to you Is not guaranteed to be free of errors. No independent verification of the accuracy of any information or documentation is represented by the real estate licensee.

119

14' X 14'

TENANT
STORAGE
AREA

DURING
APPROVAL
PERIOD

AIR CONDITIONED WAREHOUSE	14' X 14'

CONFERENCE
ROOM
12' X 16.6'

OFFICE

12' X 12'

NOTE: Not drawn to exact scale. Some measurements are approximate. Do not duplicate, publish, modify or otherwise distribute these materials unless specifically authorized by Bob Kolton, Roberta Koltun or Michael Saunders & Company. The information being provided to you is not guaranteed to be tree of errors. No independent verification of the accuracy of any information or documentation is represented by the real estate licensee.

120

CORPORATE GUARANTY OF LEASE

Corporation 1, Joseph Sansonetti, representing TROPIFLORA LLC, do hereby AT BOTTOM OF SAID DOCUMENT guarantee rental payment for the tenancy. Of TROPIFLORA LLC at 7216 215' Street East, Sarasota, Florida 34243.

In addition, TROPIFLORA LLC guarantees to pay for any repairs, or for other damages caused to said unit, or to any common areas for which TROPIFLORA LLC said tenant is responsible. TROPIFLORA LLC guarantee to pay for any repairs or damages to said unit or common areas caused by guests of the tenant or by any other visitor, or invitee of the tenant or any person under the control of said tenant. TROPIFLORA LLC also guarantee's payments pursuant to any lease provision signed by the above-named tenant and any extension of the lease thereof including but not limited to rental payments, eviction and collection proceedings, and reasonable attorney fees incurred in any rent collection or damages dispute.

The Lease shall be governed by and interpreted in accordance with the laws of the State of Florida, s. 381.986, Florida Statutes, [Appendix I], and Rule 64-4, promulgated by the Office of Compassionate Use, Department of Health, [Appendix II]. If any of the provision of the Lease shall be determined to be invalid or unenforceable under applicable law, such provision shall, insofar as possible, be construed or applied in such manner as will, enforcement; Otherwise, the Lease shall be construed as if such provision had never been made a part thereof.

In Witness whereof, the parties hereto have affixed or caused to be affixed TROPIFLORA LLC their respective representative Signature this .2? day of June, 2015.

Signed, sealed and delivered in the presence of:

Guarantor's Address:

Tropiflora LLC

13575 58th Street, Suite 138 Clearwater, Florida 33760

STATE OF ri 10 rt eigu
COUNTY OF AADAttiftt

I The foregoing instrument was subscribed and sworn to before me thisdr,day of
______________ , 2015, by Jplefii V. 5,0.40136y1tth ,

who is personally known to me,

121

❑ who produced _____________________________________ as identification, and who acknowledged before me that he executed the same freely and voluntarily for the purposes therein expressed.

My Commission Expires:

004t,e/4 /;4tt/le, 51-4)wr Print Name,
NOTARY PUBLIC - STATE OF Orrait, Commission No. FE g 551 2

122

123

3,200 sq. ft. Fully A/C'ed Office I Warehouse Building

7216 21st Street East, Sarasota, FL 34243

Listing ID.

Status:

Property Type: Industrial Type: Contiguous Space: Total Available: Rental Rate;

Base Monthly Rent: Lease Type:

Ceiling:

Office SF:

Drive-in Bays:

28848983 Active

Industrial For Lease

Free-Standing, Industrial-Business Park 3,200 SF

3,200 SF

$2,535 (Monthly)

$9.51 PSF (Annual)

$2,535

Gross Lease

16 ft.

1,200 SF 2 Bays

Property Overview

3,200 sq. ft. fully air conditioned, free standing office/warehouse building with 1,200 sq. ft. of office area including a reception area, 2 private offices, large conference room and break room. Air conditioned warehouse with 16' ceilings, 2 - 14' x 14' overhead doors, sealed floors, high bay lighting, and single phase power. Clean, well maintained building, located on a corner lot

Listing Details

General Information

with excellent parking and access. Located in the Centre Park of Commerce, just south of Whitfield Ave, off Highway 301. Lease rate is gross including real estate taxes, building insurance, park association fees and lawn maintenance.

Tax ED Number/APN:	1985300459	Zoning:	L-M
Industrial Type.	Free-Standing, Industrial-Business Park, Warehouse/Distribution	Building Size (RSF):	3,200 SF
Available Space
Suite/Unit Number:	7216	Conference Rooms:	1
Space Available:	3,200 SF	Offices:	2
Minimum Divisible:	3,200 SF	Office SF:	1,200 SF
Maximum Contiguous:	3,200 SF	Parking Spaces:	16
Space Type:	Relet	Drive in Bays:	2
Lease Rate:	$2,535 (Monthly)	Clear Height:	16
Lease Type:	Gross Lease
Area & Location
Property Located Between:	Whitfield & Tallevast
Side of Street:	West
Building Related
Tenancy:	Single Tenant	Total Parking Spaces:	16
Total Number of Buildings:	1	Amps:	200
Number of Stories:	2	X-Pbase:	Single & 3-phase
Property Condition:	Excellent	Air Conditioning:	Package Unit
Year Built:	2006
Land Related
Land Area:	0.64 SF
124

Prepared by Samuel S Erb, HARRY ROBBINS ASSOC INC 941-915-1005 [MJ 941-915-1005 [01 samerbreatturftmail.con

Jun 2, 2015 on MFCRE Reai Estate License: 3234814

Location

Address: 7216 21st Street East, Sarasota, FL 34243

County: Manatee

MSA: North Port-Sarasota-Bradenton

1'; •

•

1'1411,1.

Map data 2215 Google

Property Contacts

Samuel S Erb

HARRY ROBBINS ASSOC INC

941-915-1005 [Ml 941-915-1005 [0]

125

sarnerbreaitor@grnail.con

________________________________________________________ Page 2

1: qdfli .41.6,10 ,;; ; ! E: f;',1F'5',Av„are ns.i 'Noe-

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An act relating to cannabis; providing a short title; creating s. 381.986, F.S.; defining terms; authorizing specified physicians to order low-THC cannabis for use by specified patients; providing conditions;

prohibiting specified acts by physicians or persons seeking low-THC cannabis; providing criminal penalties; requiring physician education; providing duties of the Department of Health; requiring the department to create a compassionate use registry; providing requirements for the registry; requiring the department to authorize a specified number of dispensing organizations; authorizing rulemaking; providing requirements and duties for a dispensing organization; providing exceptions to specified laws; creating s. 385.211, F.S.; defining the term "low-THC cannabis"; authorizing certain medical centers to conduct research on cannabidiol and low-THC cannabis; authorizing state or privately obtained research funds to be used to support such research; creating s. 385.212, F.S.; requiring the department to establish an Office of Compassionate Use; authorizing the office to engage in specified activities; authorizing rulemaking; amending s. 893.02, F.S.; revising the term "cannabis" as used in the Florida Comprehensive Drug Abuse Prevention and Control Act and as

applicable to certain criminal offenses proscribing the sale, manufacture, delivery, possession,

dispensing, distribution, or purchase of cannabis, to.

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which penalties apply; creating s. 1004.441, F.S.; defining the term "low-THC cannabis"; authorizing state universities with both medical and agricultural research programs to conduct specified research on cannabidiol and low-THC cannabis; authorizing state or privately obtained research funds to be used to support such research; providing an appropriation to the department for research of cannabidiol and its effect on intractable childhood epilepsy; specifying how biomedical research funding for research of cannabidiol and its effect on intractable childhood epilepsy shall be awarded; specifying who may apply for such funding; providing an effective date.

Be It Enacted by the Legislature of the State of Florida:

Section 1. This act may be cited as the "Compassionate Medical Cannabis Act of 2014."

Section 2. Section 381.986, Florida Statutes, is created to

read:

381.986 Compassionate use of low-THC cannabis.—

(1) DEFINITIONS.—As used in this section, the term:

(a)  "Dispensing organization" means an organization approved by the department to cultivate, process, and dispense low-THC cannabis pursuant to this section.

(b) "Low-THC cannabis" means a plant of the genus Cannabis, the dried flowers of which contain 0.8 percent or less of tetrahydrocannabinol and more than 10 percent of cannabidiol weight for weight; the seeds thereof; the resin extracted from

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20141030er any part of such plant; or any compound, manufacture, salt,

derivative, mixture, or preparation of such plant or its seeds or resin that is dispensed only from a dispensing organization.

(c) "Medical use" means administration of the ordered amount of low-THC cannabis. The term does not include the possession, use, or administration by smoking. The term also does not include the transfer of low-THC cannabis to a person other than the qualified patient for whom it was ordered or the qualified patient's legal representative on behalf of the qualified patient.

(d) "Qualified patient" means a resident of this state who has been added to the compassionate use registry by a physician licensed under chapter 458 or chapter 459 to receive low-THC cannabis from a dispensing organization.

(e) "Smoking" means burning or igniting a substance and inhaling the smoke. Smoking does not include the use of a vaporizer.

(2) PHYSICIAN ORDERING.—Effective January 1, 2015, a physician licensed under chapter 458 or chapter 459 who has examined and is treating a patient suffering from cancer or a physical medical condition that chronically produces symptoms of seizures or severe and persistent muscle spasms may order for the patient's medical use low-THC cannabis to treat such disease, disorder, or condition or to alleviate symptoms of such disease, disorder, or condition, if no other satisfactory alternative treatment options exist for that patient and all of the following conditions apply:

(a) The patient is a permanent resident of this state.

(b) The physician determines that the risks of ordering

prInTmn. nre,

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benefit for that patient. If a patient is younger than 18 years of age, a second physician must concur with this determination, and such determination must be documented in the patient's medical record.

(c)  The physician registers as the orderer of low-THC cannabis for the named patient on the compassionate use registry maintained by the department and updates the registry to reflect the contents of the order. The physician shall deactivate the patient's registration when treatment is discontinued.

(d)  The physician maintains a patient treatment plan that includes the dose, route of administration, planned duration, and monitoring of the patient's symptoms and other indicators of tolerance or reaction to the low-THC cannabis.

(e)  The physician submits the patient treatment plan quarterly to the University of Florida College of Pharmacy for research on the safety and efficacy of low-THC cannabis on patients.

(f)  The physician obtains the voluntary informed consent of the patient or the patient's legal guardian to treatment with low-THC cannabis after sufficiently explaining the current state of knowledge in the medical community of the effectiveness of treatment of the patient's condition with low-THC cannabis, the medically acceptable alternatives, and the potential risks and side effects.

(3) PENALTIES.—

(a) A physician commits a misdemeanor of the first degree, punishable as provided in s. 775.082 or s. 775.083, if the physician orders low-THC cannabis for a patient without a

CODING: Words otrickcn arp

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reasonable belief that the patient is suffering from:

1.     Cancer or a physical medical condition that chronically produces symptoms of seizures or severe and persistent muscle spasms that can be treated with low-THC cannabis; or

2.     Symptoms of cancer or a physical medical condition that chronically produces symptoms of seizures or severe and persistent muscle spasms that can be alleviated with low-THC cannabis.

(b) Any person who fraudulently represents that he or she has cancer or a physical medical condition that chronically produces symptoms of seizures or severe and persistent muscle spasms to a physician for the purpose of being ordered low-THC cannabis by such physician commits a misdemeanor of the first degree, punishable as provided in s. 775.082 or s. 775.083.

(4) PHYSICIAN EDUCATION.—

(a) Before ordering low-THC cannabis for use by a patient in this state, the appropriate board shall require the ordering physician licensed under chapter 458 or chapter 459 to successfully complete an 8-hour course and subsequent examination offered by the Florida Medical Association or the Florida Osteopathic Medical Association that encompasses the clinical indications for the appropriate use of low-THC cannabis, the appropriate delivery mechanisms, the contraindications for such use, as well as the relevant state and federal laws governing the ordering, dispensing, and possessing of this substance. The first course and examination shall be presented by October 1, 2014, and shall be administered at least annually thereafter. Successful completion of the course may be used by a

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physician to satisfy 8 hours of the

132

continuing medical education requirements required by his or her respective board for licensure renewal. This course may be offered in a distance learning format.

(b)  The appropriate board shall require the medical director of each dispensing organization approved under subsection (5) to successfully complete a 2-hour course and subsequent examination offered by the Florida Medical Association or the Florida Osteopathic Medical Association that encompasses appropriate safety procedures and knowledge of lowTHC cannabis.

(c)  Successful completion of the course and examination specified in paragraph (a) is required for every physician who orders low-THC cannabis each time such physician renews his or her license. In addition, successful completion of the course and examination specified in paragraph (b) is required for the medical director of each dispensing organization each time such physician renews his or her license.

(d)  A physician who fails to comply with this subsection and who orders low-THC cannabis may be subject to disciplinary action under the applicable practice act and under s. 456.072(1)(k).

(5) DUTIES OF THE DEPARTMENT.—By January 1, 2015, the department shall:

(a) Create a secure, electronic, and online compassionate use registry for the registration of physicians and patients as provided under this section. The registry must be accessible to law enforcement agencies and to a dispensing organization in order to verify patient authorization for low-THC cannabis and record the low-THC cannabis dispensed. The registry must prevent

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— 777[7] 77'7"-.---•
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(b) Authorize the establishment of five dispensing organizations to ensure reasonable statewide accessibility and availability as necessary for patients registered in the compassionate use registry and who are ordered low-THC cannabis under this section, one in each of the following regions: northwest Florida, northeast Florida, central Florida, southeast Florida, and southwest Florida. The department shall develop an application form and impose an initial application and biennial renewal fee that is sufficient to cover the costs of administering this section. An applicant for approval as a dispensing organization must be able to demonstrate:

1.     The technical and technological ability to cultivate and produce low-THC cannabis. The applicant must possess a valid certificate of registration issued by the Department of Agriculture and Consumer Services pursuant to s. 581.131 that is issued for the cultivation of more than 400,000 plants, be operated by a nurseryman as defined in s. 581.011, and have been operated as a registered nursery in this state for at least 30 continuous years.

2.     The ability to secure the premises, resources, and personnel necessary to operate as a dispensing organization.

3.     The ability to maintain accountability of all raw materials, finished products, and any byproducts to prevent diversion or unlawful access to or possession of these substances.

4.     An infrastructure reasonably located to dispense low-THC cannabis to registered patients statewide or regionally as determined by the department.

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5.   The financial ability to maintain operations for the duration of the 2-year approval cycle, including the provision of certified financials to the department. Upon approval, the applicant must post a $5 million performance bond.

6.   That all owners and managers have been fingerprinted and have successfully passed a level 2 background screening pursuant to s. 435.04.

7.   The employment of a medical director who is a physician licensed under chapter 458 or chapter 459 to supervise the activities of the dispensing organization.

(c)   Monitor physician registration and ordering of low-THC cannabis for ordering practices that could facilitate unlawful diversion or misuse of low-THC cannabis and take disciplinary action as indicated.

(d)   Adopt rules necessary to implement this section.

(6)  DISPENSING ORGANIZATION.—An approved dispensing organization shall maintain compliance with the criteria demonstrated for selection and approval as a dispensing organization under subsection (5) at all times. Before dispensing low-THC cannabis to a qualified patient, the dispensing organization shall verify that the patient has an active registration in the compassionate use registry, the order presented matches the order contents as recorded in the registry, and the order has not already been filled. Upon dispensing the low-THC cannabis, the dispensing organization shall record in the registry the date, time, quantity, and form of low-THC cannabis dispensed.

(7)  EXCEPTIONS TO OTHER LAWS.—

(a) Notwithstanding s. 893.13, s. 893.135, s. 893.147, or

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any other provision of law, but subject to the requirements of this section, a qualified patient and the` qualifiedpatient's legal representative may purchase and possess for the patient's medical use up to the amount of low-THC cannabis ordered for the patient.

(b)  Notwithstanding s. 893.13, s. 893.135, s. 893.147, or any other provision of law, but subject to the requirements of this section, an approved dispensing organization and its owners, managers, and employees may manufacture, possess, sell, deliver, distribute, dispense, and lawfully dispose of reasonable quantities, as established by department rule, of low-THC cannabis. For purposes of this subsection, the terms "manufacture," "possession," "deliver," "distribute," and "dispense" have the same meanings as provided in s. 893.02.

(c) An approved dispensing organization and its owners, managers, and employees are not subject to licensure or regulation under chapter 465 for manufacturing, possessing, selling, delivering, distributing, dispensing, or lawfully disposing of reasonable quantities, as established by department rule, of low-THC cannabis.

Section 3. Section 385.211, Florida Statutes, is created to

read:

385.211 Refractory and intractable epilepsy treatment and research at recognized medical centers.—

(1)  As used in this section, the term "low-THC cannabis" means "low-THC cannabis" as defined in s. 381.986 that is dispensed only from a dispensing organization as defined in s. 381.986.

(2)  Notwithstanding. chapter 893, medical centers recognized

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pursuant to s. 381.925 may conduct research on cannabidiol and low-THC cannabis. This research may include, but is not limited to, the agricultural development, production, clinical research, and use of liquid medical derivatives of cannabidiol and low-THC cannabis for the treatment for refractory or intractable epilepsy. The authority for recognized medical centers to conduct this research is derived from 21 C.F.R. parts 312 and 316. Current state or privately obtained research funds may be used to support the activities described in this section.

Section 4. Section 385.212, Florida Statutes, is created to

read:

385.212 Powers and duties of the Department of Health; Office of Compassionate Use.—

(1) The Department of Health shall establish an Office of Compassionate Use under the direction of the Deputy State Health Officer.

(2) The Office of Compassionate Use may enhance access to investigational new drugs for Florida patients through approved clinical treatment plans or studies. The Office of Compassionate Use may:

(a)  Create a network of state universities and medical centers recognized pursuant to s. 381.925.

(b)  Make any necessary application to the United States Food and Drug Administration or a pharmaceutical manufacturer to facilitate enhanced access to compassionate use for Florida patients.

(c)  Enter into any agreements necessary to facilitate enhanced access to compassionate use for Florida patients.

(3) The department may adopt rules necessary to implement

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this section.

Section 5. Subsection (3) of section 893.02, Florida Statutes, is amended to read:

893.02 Definitions.—The following words and phrases as used in this chapter shall have the following meanings, unless the context otherwise requires:

(3) "Cannabis" means all parts of any plant of the genus Cannabis, whether growing or not; the seeds thereof; the resin extracted from any part of the plant; and every compound, manufacture, salt, derivative, mixture, or preparation of the plant or its seeds or resin. The term does not include "low-THC cannabis," as defined in s. 381.986, if manufactured, possessed, sold, purchased, delivered, distributed, or dispensed, in conformance with s. 381.986.

Section 6. Section 1004.441, Florida Statutes, is created to read:

1004.441 Refractory and intractable epilepsy treatment and research.—

(1) As used in this section, the term "low-THC cannabis" means "low-THC cannabis" as defined in s. 381.986 that is dispensed only from a dispensing organization as defined in s. 381.986.

(2) Notwithstanding chapter 893, state universities with both medical and agricultural research programs, including those that have satellite campuses or research agreements with other similar institutions, may conduct research on cannabidiol and low-THC cannabis. This research may include, but is not limited to, the agricultural development, production, clinical research, and use of liquid medical derivatives of cannabidiol and low-THC

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cannabis for the treatment for refractory or intractable epilepsy. The authority for state universities to conduct this research is derived from 21 C.F.R. parts 312 and 316. Current state or privately obtained research funds may be used to support the activities authorized by this section.

Section 7. (1) As used in this section, the term "cannabidiol" means an extract from the cannabis plant that has less than 0.8 percent tetrahydrocannabinol and the chemical signature 2-[(1R,6R)-6-isopropeny1-3-methylcyclohex-2-en-l-y1]- 5-pentylbenzene-1,3-diol, or a derivative thereof, as determined by the International Union of Pure and Applied Chemistry.

(2) For the 2014-2015 fiscal year, $1 million in nonrecurring general revenue is appropriated to the Department of Health for the James and Esther King Biomedical Research Program and shall be deposited into the Biomedical Research Trust Fund. These funds shall be reserved for research of cannabidiol and its effect on intractable childhood-epilepsy.

(3) Biomedical research funding for research of cannabidiol and its effect on intractable childhood epilepsy shall be awarded pursuant to s. 215.5602, Florida Statutes. An application for such funding may be submitted by any research university in the state that has obtained approval from the United States Food and Drug Administration for an exploratory investigational new drug study of cannabidiol and its effect on intractable childhood epilepsy. For purposes of this section, the Biomedical Research Advisory Council created under s. 215.5602, Florida Statutes, shall advise the State Surgeon General as to the direction and scope of research of cannabidiol and its effect on intractable childhood epilepsy and the award rem-rum. ---

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of research funding.

Section 8. This act shall take effect upon becoming a law.

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orca ric.1,a1Finn.Q! wnrris underlined are additions.

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Arre4166( :11

CHAPTER 64-4
COMPASSIONATE USE

64-4.001 Definitions

64-4.002 Initial Application Requirements for Dispensing Organizations

64-4.004 Revocation of Dispensing Organization Approval

64-4.005 Inspection and Authorization Procedures

64-4.009 Compassionate Use Registry

64-4.001 Definitions.

For thepurposes of this chapter, the following words and phrases shall have the meanings indicated:

(1)       Applicant — A nursery that meets the requirements of Section 381.986(5)(b)1., F.S., applies for approval as a dispensing organization, and identifies a nurseryman as defined in Section 581.011, F.S.. who will serve as the operator.

(2)       Approval — Written notification from the department to an applicant that its application for dispensing organization approval has been found to be in compliance with the provisions of this chapter and that the department is awaiting notification that it is prepared to be inspected and authorized to begin cultivation, processing, and dispensing.

(3)       Cultivation Authorization — Written notification by the department to a Dispensing Organization that it may begin cultivating low-THC cannabis.

(4)       Processing Authorization — Written notification by the department to a Dispensing Organization that it may begin processing low-THC cannabis to Derivative Product.

(5)       Dispensing Authorization — Written notification by the department to a Dispensing Organization that it may begin dispensing Derivative Product.

(6)       Certified Financials — Financial statements that have been audited in accordance with Generally Accepted Auditing Standards (GAAS) by a Certified Public Accountant, licensed pursuant to Chapter 473, F.S.

(7)       Cultivation — Growth of low-THC plant source material.

(8)       Derivative Product — Forms of low-THC cannabis suitable for routes of administration.

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(9) Dispensing Region — A geographical area where the cultivation and production of low-THC cannabis under the control of a Dispensing Organization occurs. The five dispensing regions shall be identified as follows:

(a)  Northwest Florida Region consisting of Bay, Calhoun, Escambia, Franklin, Gadsden, Gulf, Holmes, Jackson, Jefferson, Leon, Liberty, Madison, Santa Rosa, Okaloosa, Taylor, Wakulla, Walton, and Washington counties.

(b)  Northeast Florida Region consisting of Alachua, Baker, Bradford, Clay, Columbia, Dixie, Duval, Flagler, Gilchrist, Hamilton, Lafayette, Levy, Marion, Nassau, Putnam, St. Johns, Suwannee, and Union counties.

(c)   Central Florida Region consisting of Brevard, Citrus, Hardee, Hernando, Indian River, Lake, Orange, Osceola, Pasco, Pinellas, Polk, Seminole, St. Lucie, Sumter, and Volusia counties.

(d)     Southwest Florida Region consisting of Charlotte, Collier, DeSoto, Glades, Hendry, Highlands, Hillsborough, Lee, Manatee, Okeechobee, and Sarasota counties.

(e)   Southeast Florida Region consisting of Broward, Miami-Dade, Martin, Monroe, and Palm Beach counties.

(10) Dispensing Organization — A nursery that meets the requirements of Section 381.986(5)(6)1., F.S., including its contractual agents, which has been authorized by the department to cultivate, process and dispense lowTHC cannabis.

(11) Dispensing Organization Facility — Any of the following facilities:

(a)                      Cultivation Facility: Any area designated in the application to be used for cultivation of low-THC cannabis.

(b)                      Processing Facility: Any area designated in the application to be used for processing of Derivative Product.

(c)                      Dispensing Facility: Any area designated in the application where Derivative Product is dispensed at retail.

(12) Financial Statements — A presentation of financial data, including accompanying notes. derived from accounting records that purports to show actual or anticipated financial position and intended to communicate an entity's economic resources or obligations at a point in time, and the results of operations and cash flows for a.period of time, in accordance with generally accepted accounting principles or a comprehensive basis of accounting other than generally accepted accounting principles. Financial presentations included in tax returns are not financial statements. The method of preparation (for example, manual or computer preparation) is not relevant to the definition of a financial statement.

(13) Manager — Any person with the authority to exercise operational direction or management of the Dispensing Organization or the authority to supervise any employee of the Dispensing Organization.

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(14)   Permanent resident — A person who has his or her true, fixed and permanent home, in Florida to which, whenever absent, he or she has the intention of returning. Once a permanent residence is established in Florida it is presumed to continue until the resident shows that a change has occurred. Any person who has established a residence in this state may manifest and evidence the same by filing a sworn statement pursuant to Section 222.17, F.S.

(15)   Routes of administration — means the path by which a Derivative Product is ordered by a physician to be taken into the body of the qualified patient, but does not include smoking.

(16)    Visitation Protocol - A set of identified policies and procedures of an applicant or Dispensing Organization that details requirements for visitor access to any proposed or existing Dispensing Organization facility. Rulemaking Authority 381.986(5)(d) FS. Law Implemented 381.986(5)(b) FS. History New

64-4.002 Initial Application Requirements for DispensingOrganizations.

Each nursery that meets the requirements of Section 381.986(5)(b)1., F.S., desiring to be approved as a Dispensing Organization shall make application, either electronically or in hard copy, to the department using Form DH8006-OCU-2/2015, "Application for Low-THC Cannabis Dispensing Organization Approval" herein incorporated by reference and available at http://www.flrules.org/Gateway/reference.asp?No—Ref-05457. The completed application form must include the following:

(1)  An initial application fee of $60,063.00.

(2)  An explanation or written documentation, as applicable, showing how the Applicant meets the statutory criteria listed in Section 381.986(5)(b), F.S. In any explanation, the Applicant must address each item listed for each criterion below. The Applicant must disclose the name, position, and resume of the employee(s) who provides the knowledge or experience explained for each item.

(a) The technical and technological ability to cultivate, process, and dispense low-THC cannabis. Please address the following items:

1.                      Experience cultivating cannabis;

2.                      Experience cultivating in Florida plants not native to Florida:

3.                      Experience introducing new varieties of plants;

4.                      Regional cultivation knowledge and experience:

5.                      Experience cultivating plants for human consumption such as food or medicine products;

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6. Experience with in-house propagation;

7. Experience with genetic modification or breeding:

8. Experience using clean growing rooms;

9. Knowledge of cannabis cultivation, including:

a.  Proper cultivation conditions and techniques;

b.  Additives that can be used when growing cannabis;

c.   Pests disease and deficiencies common for cannabis;

d.  Production of high quality product in a short time;

10. Experience with tracking each plant in a harvest;

11. Experience with good agricultural practices;

12. Experience with good handling practices;

13. Experience with good manufacturing practices;

14. Experience with analytical organic chemistry and micro-biology;

15. Experience with analytical laboratory methods;

16. Experience with analytical laboratory quality control, including maintaining a chain of custody;

17. Knowledge of, and experience with, cannabis extraction techniques;

18. Knowledge of cannabis routes of administration;

19. Knowledge of, and experience with, producitig cannabis products;

20. Experience interacting with patients;

21. Experience with handling confidential information;

22. A marketing plan;

23. Experience gathering and managing data, i.e. data on patient reactions to products dispensed;

24. Experience with recalls;

25. Training programs for employees addressing:

a.The Health Insurance Portability and Accountability Act (HIPAA);

b.Patient education;

c. Compliance;

d.Patient counseling; and

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e. Data collection.

26. Any awards, recognition or certifications received for relevant expertise.

(b)  Written documentation demonstrating that the applicant possesses a valid certificate of registration issued by the Department of Agriculture and Consumer Services pursuant to Section 58L131 that is issued for the cultivation of more than 400,000 plants, is operated by a nurseryman as defined in Section 581.011, and has been operated as a registered nursery in this state for at least 30 continuous years.

(c)   The ability to secure the premises, resources, and personnel necessary to operate as a Dispensing Organization. Please address the following items, and include a sketch or other illustration:

1. Location of all properties Applicant proposes to utilize to cultiyate,_process, and dispense low-THC cannabis and Derivative Product, including ownership information for the properties and any lease terms if applicable;

a.  For any property that is leased by the Applicant, include documentation that the property owner consents to the use of the property for the purposes of cultivation, processing, or dispensing of low-THC cannabis and Derivative Products and documentation that the mortgagor or lienholder has been given notice of the use of the property for the purposes of cultivation, processing, or dispensing of low-THC cannabis and Derivative Products.

b.  For any property owned by the Applicant but subject to a mortgage or lien, include documentation that the mortgagor or lienholder has been notified of the use of the property for the purposes of cultivation, processing, or dispensing of low-THC cannabis and Derivative Products.

2. Compliance with local regulations regarding sanitation and waste disposal;

3. The ability to obtain zoning approval;

4. Sketch or other illustration approximating_the property boundaries, land topography, vegetation, proposed and/or existing structures, easements, wells and roadways for each property proposed;

5. Description of the areas proposed for the cultivation of low-THC cannabis, including the following:

a.                      Capacity, in square feet of growing area:

b.                      Cultivation environment, e.g., greenhouse, clean room, aseptic, et cetera;

c.                      Irrigation system(s); and

d.Environmental control system(s);

6. A description of the ability or plan to expand any of the areas proposed for low-TI-IC cannabis;

7. Back-up systems for all cultivation and processing systems;

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8. A description of one or more strains of low-IFIC cannabis the applicant intends to cultivate;

9. Access to water resources that allow for sufficient irrigation;

10. Description of the areas proposed for the processing of Derivative Products, including the following:

a.  Extraction equipment and location;

b.  Concentration equipment and location;

c.   Access to sufficient potable water and hot water;

d.  Analytical equipment. including separators and detectors, and location;

e.   Safety equipment and facilities and location;

f.   Computer systems and software; and

g.   Ventilation and exhaust system.

11. Description of the methods proposed for the dispensing of Derivative Products, including the following;

a.  Accessibility of dispensing facilities, e.g., centrally located to several populated areas, located on a main roadway, not in a high crime area, et cetera;

b.  Proximity of dispensing facilities to patient populations; and

c.   Alternative dispensing, e.g. delivery.

12. A list of current and proposed staffing, including;

a.  Position, duties and responsibilities;

b.  Resume; and

c.   Professional licensure disciplinary action in all jurisdictions.

13. An organizational chart illustrating the supervisory structure of theproposed Dispensing Organization;

14. Plans and procedures for loss of key personnel;

15. Plans and procedures for complying with OSHA regulations for workplace safe; and

16. Relationship(s) with an independent laboratoucies) with cannabis testing protocols and methods.

(d) The ability to maintain accountability of all raw materials, finished products, and any byproducts to prevent diversion or unlawful access to or possession of these substances. Please address the following items for each property or location:

1. Floor plan of each facility or proposed floor plans for proposed facilities, including the following: a. Locking options for each means of ingress and egress;

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b. Alarm systems;

c. Video surveillance;

d. Name and function of each room;

e. Layout and dimensions of each room;

2. Storage, including the following;

a.      Safes.

b.      Vaults.

c.            Climate control;

3. Diversion and trafficking prevention procedures:

4. A facility emergency management plan;

5. System for tracking low-THC source plant material throughout cultivation, processing, and dispensing;

6. Inventory control system for low-THC cannabis and Derivative Products;

7. Policies and procedures for recordkeeping;

8. Vehicle tracking systems;

9. Vehicle security systems;

10. Methods of screening and monitoring employees;

11. Personnel qualifications and experience with chain of custody or other tracking mechanisms;

12. Personnel reserved solely for inventory control purposes;

13. Personnel reserved solely for security purposes:

14. Waste disposal plan;

15. Plans for the recall of any Derivative Products that have a reasonable probability of causing adverse health consequences based on a testing result, bad patient reaction, or other reason; and

16. Access to specialized resources or expertise regarding data collection, security, and tracking,

(e) An infrastructure reasonably located to dispense low-THC cannabis to registered patients statewide or regionally as determined by the department. Please address the following items:

1. A man showing the location of the applicant's proposed dispensing facilities;

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2. A sketch or other illustration of the actual or proposed dispensing location showing streets; property lines; buildings; parking areas; outdoor areas, if applicable; fences; security features; fire hydrants, if applicable; and access to water and sanitation systems; and

3. A floor plan of the actual or proposed building or buildings where dispensing activities will occur showing:

a.          Areas designed toprotect patient privacy;

b.          Areas designed for retail sales;

4. A HIPAA compliant computer network utilized by all facilities;

5. Vehicles that will be used to transport product among cultivating, processing, and dispensing facilities;

6. Communication systems;

7. Hours of operation of each dispensing facility; and

8. Methods of mitigating odors if applicable.

(fl The financial ability to maintain operations for the duration of the 2-year approval cycle, including the provision of Certified Financials to the department. Please provide the following items:

1.          Certified Financials issued within the immediately preceding 12 months;

2.          Applicant's corporate structure;

3.          All owners of the Applicant;

4.          All individuals and entities that can exercise control of the Applicant

5.          All individuals and entities that share in the profits and losses of the Applicant;

6.          All subsidiaries of the Applicant;

7.          Any other individuals or entities for which the Applicant is financially responsible;

8.          Assets of the Applicant and Applicant's subsidiaries;

9.          Liabilities of the Applicant and Applicant's subsidiaries;

10.      Any pending lawsuits to which the Applicant is aparty;

11.  Any lawsuits within the past 7 years to which the Applicant was a party;

12.  All financial obligations of Applicant that are not listed as a "liability" in the Certified Financials;

13.  A projected two year budget; and

14.  Specific reference to sufficient assets available to support the Dispensing Organization activities.

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(g)     That all owners and managers have been fingerprinted and have successfully passed a level 2 background screening pursuant to Section 435.04, F.S., within the calendar year prior to application. Each owner and manager should present to FDLE or one of its approved vendors for fingerprinting. At that time, give the entity ORI number FL924890Z (DOH — OFFICE OF COMPASSIONATE USE). The report will be sent directly to the Office of Compassionate Use. Please submit a list of all owners and managers indicating, the date of each individual's most recent Level-2 background screening.

(h)     The employment of a medical director who is a physician licensed pursuant to Chapter 458 or Chapter 459, F.S., to supervise the activities of the proposed Dispensing Organization. Please address the following items for the physician chosen as medical director:

1.  Specialty area, if any;

2.   Experience with epileptic patients;

3.   Experience with cancer patients;

4.   Experience with patients with severe seizures or muscle spasms;

5.  Knowledge of the use of low-THC cannabis for treatment of cancer or physical medical conditions that chronically produce symptoms of seizures or severe and persistent muscle spasms;

6.  Knowledge of good manufacturing practices;

7.  Knowledge of analytical and organic chemistry;

8.  Knowledge of analytical laboratory methods;

9.  Knowledge of analytical laboratory quality control, including maintaining a chain of custody;

10. Knowledge of, and experience with, CBD/low-THC extraction techniques:,

11. Knowledge of CBD/low-THC routes of administration;

12. Experience in or knowledge of clinical trials or observational studies;

13. Knowledge of, and experience with, producing CBD/low-THC products;

14. Experience with or knowledge of botanical medicines;

15. Experience with dispensing medications;

16. Description of how the medical director will supervise the activities of the Dispensing Organization; and

17. Description of how the Dispensing Organization will ensure it has a medical director at all times. (1) The ability to post a $5 million performance bond for the biennial a tproval cycle.

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(3)  If the Applicant intends to claim any exemption from public records disclosure under Section 119.07, F.S., or any other exemption from_public records disclosure provided by law for any part of its application, it shall indicate on the application the specific sections for which it claims an exemption and the statutory basis for the exemption. The Applicant shall submit a redacted copy of the application redacting those items identified as exempt.

(4)  Failure to submit the $60,063.00 application fee or documentation sufficient to establish the Applicant meets the requirements of Section 381.986(5)(b), F.S., shall result in the application being denied prior to any scoring as contemplated in Section (5) of this rule.

(5)  Any "Application for Low-THC Cannabis Dispensing Organization Approval" and all required exhibits and supporting documents shall be delivered to the Agency Clerk of the Department of Health physically located at 2585 Merchants Row Boulevard in Tallahassee, Florida, no earlier than 10:00 AM, Eastern Time, on the effective date of this rule and no later than 5:00 PM, Eastern Time, 21 calendar days after the effective date of this rule.

(a) The department will substantively review, evaluate, and score applications using Form DH8007-0CU2/2015, "Scorecard for Low-THC Cannabis Dispensing Organization Selection" herein incorporated by reference and available at http://www.flrules.org/Gateway/reference.asp?No=Ref-0546 I . The department's substantive review will be completed by:

1.  Director of the Office of Compassionate Use

2.  A member of the Drug Policy Advisory Council appointed by the State Surgeon General, and

3.  A Certified Public Accountant appointed by the State Surgeon General.

(b) Each reviewer will independently review each application and score using Form DH8007-OCU-2/2015, "Scorecard for Low-THC Cannabis Dispensing. Organization Selection." Scorecards from each reviewer will be combined to generate an aggregate score for each application. The Applicant with the highest aggregate score in each dispensing region shall be selected as the region's Dispensing Organization.

c) In the event of a tie in a region, each reviewer will re-review the tied applications and select a winning application. The department will approve the application selected by the majority of the reviewers.

(d) In the event one nursery receives the high score in multiple regions, one of which is the region represented second highest scored Applicant will be approved for the other re ion s In the event one nursery receives the high score in multiple regions, none of which is the region represented by the address on the nursery's certificate of

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registration, the Applicant will be approved for the region for which it had the highest aggregate infrastructure score. and the second highest scored Applicant will be approved for the other region(s).

(e) Upon notification that it has been approved as a region's Dispensing Organization, the Applicant shall have 10 business days to post a $5 million performance bond. The bond shall:

1.  Be payable to the department in the event the Dispensing Organization's approval is revoked;

2.  Be written by a surety company licensed by the Florida Office of Insurance Regulation.

3.  Be written so that the nursery name on the bond corresponds exactly with the Applicant name.

4.  If a bond is canceled and the Dispensing Organization fails to file a new bond with the department in the required amount on or before the effective date of cancellation, the Dispensing Organization's approval shall be revoked.

(f) If the selected Applicant fails to post the bond within the required timeframe, the Applicant with the next highest score in the dispensing region shall be selected and notified.

(g) The surety company can use any form it prefers for the performance bond as long as it complies with this rule. For convenience, the surety company can also use Form DH8008-0CU-2/2015. "Florida Low-THC Cannabis Performance Bond" herein incorporated by reference and available at http://www.flrules org/Gateway/reference.asp?No=Ref-05460.

Rulemaking Authority 381.986(5Xd) FS. Law Implemented 381.986(5)(b) FS. History—New

64-4.004 Revocation of Dispensing Organization Approval.

(1) The department shall revoke its approval of the Dispensing Organization if the Dispensing Organization does any of the following:

(a)                     Cultivates low-THC cannabis before obtaining department authorization;

(b)                     Knowingly dispenses Derivative Product to an individual other than a qualified patient or a qualified patient's legal representative without noticing the department and taking appropriate corrective action;

(2) The department may revoke its approval of the Dispensing Organization if any of the following failures impact the accessibility, availability, or safety of the Derivative Product and are not corrected within 30 calendar days after notification to the Dispensing Organization of the failure;

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(a) Failure to comply with the requirements in Section 381.986, F.S., or this rule chapter;

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(b) Failure to implement the policies and_procedures or comply with the statements provided to the department with the original or renewal application

(3) The department may revoke its approval of the Dispensing Organization for failure to meet the following deadlines if failure is not corrected within 10 calendar days:

(a)  Failure to seek Cultivation Authorization within 75 calendar days of application approval: or

(b)  Failure to begin dispensing within 210 calendar days of the being granted the Cultivation Authorization requested in subsection 64-4.005(2), F.A.C.

Rulemaking Authority 381.986(5)(d) FS. Law Implemented 381.986(5)(b) FS. History—New

64-4.005 Inspection and Authorization Procedures.

(1)  Submission of an application for Dispensing Organization approval or renewal constitutes permission for entry by the department at any reasonable time during the approval or renewal process, into any Dispensing Organization facility to inspect any portion of the facility; review the records required pursuant to Section 381.986, F.S., or this chapter; and identify samples of any low-THC cannabis or Derivative Product for laboratory analysis, the results of which shall be forwarded to the department. All inspectors shall follow the Dispensing Organization's Visitation Protocol when conducting any inspection.

(2)  A Dispensing Organization must request Cultivation Authorization within 75 days of being notified that it has been approved as a region's Dispensing Organization. No less than 30 calendar days prior to the initial cultivation of low-THC cannabis, the Dispensing Organization shall notify the department that the Dispensing Organization is ready to begin cultivation, the Dispensing Organization is in compliance with Section 381.986, F.S., and this rule chapter and is seeking Cultivation Authorization. No low-THC cannabis plant source material may be present in any Dispensing Organization facility prior to Cultivation Authorization.

(3)  No less than 10 calendar days prior to the initial processing of low-THC cannabis, the Dispensing Organization shall notify department artment that the Di nsing Organization is ready to begin processing, the
Dispensing Organization is in compliance with Section 381.986, F.S., and this chapter, and is seeking Processing Authorization.

(4)  A Dispensing Organization must begin dispensing Derivative Product within 210 days of being granted Cultivation Authorization. No less than 10 calendar days prior to the initial dispensing of Derivative Product, the

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Dispensing Organization shall notify the department that the Dispensing Organization is ready to begin dispensing. the Dispensing Organization is in compliance with Section 381.986, F.S., and this chapter, and is seeking Dispensing Authorization.

(5) If the department identifies a violation of Section 381.986, F.S., or this chapter during an inspection of a Dispensing Organization facility, the Dispensing Organization shall notify the department in writing, within 20 calendar days after the date of receipt of the written notice of violation, identifying the corrective action taken and the date of the correction.

Rulemaking Authority 381.986(5)(d) FS. Law Implemented 381.986(5)(b) FS. History—New

64-4.009 Compassionate Use Registry.

f I) Ordering physicians licensed under Chapter 458 or 459 F.S., meeting the educational requirements of Section 381.986(4), F.S., may access the Compassionate Use Registry using their existing MOA Services credentials.

(2) Other persons may request access to the Compassionate Use Registry by completing form DH8009-0CU2/2015, "Request for Access to the Compassionate Use Registry," herein incorporated by reference and available at http://www.flrules.org/Gateway/reference.asp?No=Ref-05459. Those requesting access must meet one of the following criteria:

(a)Authorized employee of a Dispensing Organization;

(b)Law enforcement official; or

(c) Authorized employee of the department.

(3) Persons seeking to access to the registry shall have successfully completed a department-approved course in their responsibilities related to patient confidentiality and shall make documentation of completion available to the department upon request.

(4) Before dispensing any Derivative Product to a qualified registered patient or the patient's legal representative, the Dispensing Organization must verify that the patient has an active registration, the order presented matches the order contents as recorded by the physician in the registry, and the order has not already been dispensed.

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(5) The Dispensing i zation shall enter a dispensing action into the registry immediately upon dispensing the Derivative Product to the qualified registered_patient or the patient's legal representative.

Rulemaking Authority 381.986(5)(d) FS. Law Implemented 381.986(5)(a); 837.06 FS. History—New

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AMENDMENT TO•COMMERCIAL LEASE

THIS AMENDMENT ("Amendment") is made as of this ______________ day of October, 2015, by and between 'G&R REALTY, LLC, ("Lessor"), and TROPIFLORA, LLC ("Lessee"), who hereby mutually covenant and agree as follows:

Whereas, Lessor and Lessee are parties to a Commercial Lease Agreement dated JUNE 28, 2015 ("Lease"), for 7216 215T STREET EAST, SARASOTA, FLORIDA 34243 and the parties agree to amend the Lease as follows:

1. Security Deposit, Prepaid Rent. Approval Period and Rent.

B.      Approval Period. Lessor shall use Prepaid Rent as payment for the first
FOUR (4) months of the Initial Term of this Lease ("Approval Period") while Lessee works to get necessary approvals for their business and use. During this Approval Period, Lessor agrees to provide Lessee with storage area in warehouse as detailed in "Exhibit B". Lessee agrees to provide Lessor with a list of items being stored in warehouse.

Term	Base Rent For Term	Sales Tax per Month (6.5%)	Total Rent per month (Gross)
July 1, 2015	$1,267.00	$82.39	$1,349.89
August 2015	$1,267.00	$82.39	$1,349.89
September 2015	$1,267.00	$82.39	$1,349.89
October 2015		__$1419._
Total Rent for Term	$5,068.00

C.        Lessee shall pay to Lessor for the premises the total rental consideration of Sixty-Two Thousand and Fifty-Six and 80/100ths Dollars ($62,056.80), which shall be paid in monthly rental installments (herein "Rent") during the Term hereof as follows:

Term	Base Rent For Tern,	Monthly BM Rent	Sales Tax per Month (B.5%)	Tow Rent per month (Gross)
Year 1: November 1, 2015 — October 31, 2016	$30,420.00	$2 535 00	$164.78	$2,699.78
Year 2: November 1, 2016 — October 31, 2017	$31,636.80	$2,636.40	$171.37	$2,807.77
	$62,056.80	Total Rent for Term

Upon execution of this Amendment, Lessee shall pay to Lessor One Thousand Three Hundred and Forty-Nine Dollars and 89/100th Dollars ($1,349.89) representing payment for holding property off the market for month of October 2015.

All other terms and conditions shall remain the same.IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date first above written.

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SUMMIT EXECUTIVE CENTER
13575 58th Street North #200
Cle'arwater, FL 33760

FIFTH MODIFICATION TO SERVICES AGREEMENT BEGINNING MAY 21ST, 2014 BY AND BETWEEN MARIJ AGRICULTURAL, INC. ("CLIENT") AND SUMMIT EXECUTIVE CENTER (SUMMIT).

1.	Client has requested and Summit has agreed to extend the service agreement termination date for two additional months at no additional fee over existing monthly pricing.
2.	The refundable retainer will not increase.
3.	The new termination date will be February 29th, 2016.
4.	All other terms and conditions of the original agreement will remain unchanged.

IN WITNESS WHEREOF, the parties have

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executed this Amendment to the Services Agreement on this 24th day of December, 2015.